UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

REGENERON PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

REGENERON
SCIENCE TO MEDICINE®

2024

Proxy Statement and Notice of Annual Shareholder Meeting

Company Letter to Shareholders

DEAR FELLOW SHAREHOLDERS,

Regeneron, at its core, is a company dedicated to the discovery and development of innovative medicines manufactured and commercialized to the highest standards. This approach has established us as a world-class biotechnology company, making a true difference in people’s lives. Our ability to create game-changing technologies has disrupted the traditional drug discovery, development, and manufacturing processes, and allows us to continue to push the boundaries of science. Our success can be largely attributed to two factors: our talented team’s unwavering dedication to patients and our consistent strategy of investing and reinvesting in the highest quality science, research, and technologies.

In 2023, our team ensured that our medicines reached more people than ever before, in part by remaining committed to fair pricing principles and by working to protect access and choice for patients and their healthcare providers. Our recently approved medicine, EYLEA® HD (aflibercept) Injection 8 mg, not only builds on the transformative impact of EYLEA® (aflibercept) Injection 2 mg as the number one prescribed anti-VEGF treatment for serious retinal diseases, but it is poised to become the new standard of care in its approved indications. Likewise, Dupixent® (dupilumab), which led in new-to-brand prescription share in the United States across all five of its approved indications in 2023, continues to revolutionize the treatment of allergic and other type 2 inflammatory diseases. It has now been prescribed to more than 850,000 patients globally, with significant opportunity for continued growth. Libtayo® (cemiplimab), our checkpoint inhibitor for certain types of cancer, is a market leader in two of its approved indications and is growing substantially. Libtayo is the cornerstone of our cancer portfolio, now comprised of three validated, clinical-stage independent classes of homegrown immuno-oncology medicines.

As we focus on helping patients, we have also delivered significant value to our shareholders. It was gratifying when, in early 2024, Regeneron first surpassed a $100 billion market capitalization, making us one of the few biotechnology companies to reach this valuation. We believe this milestone broadly reflects our ability to deliver on our mission, our track record of research and development (“R&D”) success, and our strong outlook for the future.

Advancing our pipeline and setting the stage for future growth

Our robust and diversified pipeline is consistently producing scientific breakthroughs that could change lives. In 2023, we advanced several promising programs that represent first- or best-in-class opportunities that we believe have the potential to fuel Regeneron’s long-term growth.

In inflammation and immunology, we announced positive results from two Phase 3 trials demonstrating the potential of Dupixent to treat eosinophilic chronic obstructive pulmonary disease (“COPD”) by improving lung function and reducing disease flare-ups. The U.S. Food and Drug Administration (“FDA”) recently accepted and granted priority review of our supplemental Biologics License Application, with a target action date set for June 27, 2024. If approved, Dupixent would offer the first new treatment approach for COPD in more than a decade and would be the only biologic treatment for this condition. The promise of Dupixent was further highlighted in a major scientific journal last year when preclinical data suggested that Dupixent, in combination with our bispecific antibody linvoseltamab, could potentially help cure severe allergies. We are eager to begin a Phase 1 study later this year to explore this opportunity in severe food allergy.

In cancer, we are on a path towards global leadership by unleashing the body’s own immune system to fight back against these devasting diseases with potentially best-in-class treatments. Regulatory reviews are pending in the United States and European Union for linvoseltamab, our BCMAxCD3 bispecific antibody in multiple myeloma, and in the European Union for odronextamab, our CD20xCD3 bispecific antibody for follicular lymphoma and diffuse large B-cell lymphoma. We are also continuing to advance other opportunities in solid tumors. Our strategy is to create unique, customized, and potentially synergistic treatments for different cancers, with Libtayo as the cornerstone of our approach. Our most advanced combination with Libtayo is with our LAG-3 antibody, fianlimab, which has shown exciting and clinically meaningful benefits in early studies in melanoma. We look forward to additional data in melanoma and non-small cell lung cancer at the end of 2024.

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From the beginning, Regeneron has combined innovation in cutting-edge technologies with our deep expertise in biology to reimagine the drug discovery process. From our pioneering efforts in protein therapeutics and fully human antibodies to creating proprietary classes of bispecifics, we are now moving to leverage our expertise to unlock the potential of genetic medicines. Our next frontier is the pursuit of technologies in gene editing, gene silencing, and gene therapy approaches that have the potential to treat or cure diseases.

In 2023, we made exciting progress in this area. With our collaborator Intellia Therapeutics, Inc., we produced the first example of in vivo CRISPR-based gene editing of a pathological gene in humans and have since moved this program into Phase 3 development. Similarly, with our collaborator Alnylam Pharmaceuticals, Inc., we provided the first clinical evidence that siRNA can be used to silence genes in the brain. Following our acquisition of Decibel Therapeutics, Inc., we were the first U.S.-based company to report improvements in auditory responses in a profoundly deaf child using our novel gene therapy, DB-OTO. We look forward to potentially addressing more common types of genetic-based hearing loss using this fundamental approach.

Critical to the current and ongoing success of our pipeline is the Regeneron Genetics Center®, or RGC®, which celebrated its tenth year in 2023 and has built one of the largest and most diverse genomic biobanks in the world. As an analytical powerhouse, the RGC has used this data to discover brand new targets and many actionable insights that improve Regeneron’s discovery and clinical programs – one example of how our strategic reinvestment in R&D produces tangible benefits.

In 2023, we also deepened our focus on obesity, where we are working on innovative potential treatment combinations that improve on current options by producing weight loss while also preserving or even increasing muscle. A Phase 2 study is exploring combining GLP-1 agonists with our homegrown antibodies targeting myostatin and Activin A. We also continue to evaluate a novel RGC-informed approach targeting GPR75 mutations to help protect against obesity.

These R&D programs, coupled with the commercial strength of our diversified portfolio, have positioned us well to deliver strong performance in 2024 and beyond. To ensure this industry-leading work can continue, we consistently invest in our science, capabilities, people, and facilities.

For instance, to drive sustained productivity from our labs, we invested over $4.44 billion in Regeneron’s R&D capabilities in 2023 and expect to invest approximately $5 billion in 2024. We also grew our global workforce by 13% to 13,450 full-time employees, continued working to expand our R&D facilities in Tarrytown, NY, and increased our manufacturing capacity and capabilities, including completion of the construction of our first fill/finish facility in Rensselaer, NY.

Our business development activities allow us to strengthen our own R&D expertise through strategic acquisitions or collaborations. In addition to our acquisition of Decibel Therapeutics, we recently completed our purchase of 2seventy bio, Inc.’s oncology and autoimmune pipeline, positioning us at the forefront of developing innovative CAR-T and antibody combination approaches to treat cancer and other serious illnesses.

Improving the world through our corporate responsibility strategy

Our corporate responsibility strategy is intentionally and inextricably linked to our business strategy, focusing on improving the lives of people with serious diseases, fostering a culture of integrity and excellence, and building sustainable communities. In 2023, we made substantial progress towards our five-year responsibility goals, as demonstrated by our inclusion on the Dow Jones Sustainability World Index for the fifth consecutive year. This consistent ranking reflects our dedication to sustainability and highlights our belief that advancing environmental, social, and governance practices with a nexus to Regeneron’s operations is fundamental to the long-term resiliency and ethical foundation of both our business and society.

As part of our corporate responsibility strategy, we continue to deliver on our promise to invest in building a pipeline of future scientific innovators. In 2023, we renewed our sponsorship of the Regeneron International Science and Engineering Fair, the world’s largest high school science and engineering competition, and continued our sponsorship of the Regeneron Science Talent Search, America’s premier science competition for high school students. In total, we have committed nearly $170 million to support these prestigious science competitions.

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In 2023, we also announced, alongside highly respected academic and industry partners, our founding role in Together for CHANGE™. This initiative is a 10-year endeavor aimed at addressing health disparities, promoting health, and advancing the science, technology, engineering, and mathematics talent pipeline in Black communities. Part of this initiative will aim to build an African ancestry genetic database with de-identified data from approximately 500,000 volunteer participants. Our hope is that this dataset will lead to discoveries that could help inform improvements in precision medicine and ultimately lead to better health outcomes for this community and beyond.

In closing, we are proud of our 2023 accomplishments and are already carrying this momentum into 2024. Our commercial execution is strong, we have a pipeline of approximately 35 product candidates, including important and differentiated innovations, and we continue to efficiently deploy capital to drive long-term shareholder returns. Most importantly, we continue to carry forward our legacy of relentlessly using the power of science to help people in need.

Sincerely,

Leonard S. Schleifer, M.D., Ph.D. Board co-Chair, President and Chief Executive Officer	George D. Yancopoulos, M.D., Ph.D. Board co-Chair, President and Chief Scientific Officer

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Letter from Lead Independent Director to Shareholders

DEAR FELLOW SHAREHOLDERS,

In June 2023, I was elected by my fellow independent directors to serve as Regeneron’s Lead Independent Director, a role created as part of Regeneron’s new governance framework designed to provide balanced board leadership. At the same time, the board appointed Drs. Leonard Schleifer and George Yancopoulos, who have led the Company for over 35 years, as co-Chairs of the board. Together with the other independent directors and the co-Chairs, I am committed to ensuring that the board is effective in fulfilling its fiduciary responsibilities and providing strong oversight of Regeneron. In this letter, I would like to discuss three important topics: the board’s approach to corporate governance, director refreshment and board diversity, and responsiveness to shareholder feedback.

The board firmly believes that governance and compensation practices at Regeneron must be “fit for purpose” and aligned with the long-term outlook that is required to turn rigorous scientific research into important new medicines, the ultimate driver of sustainable, long-term value creation for Regeneron’s shareholders. Such practices must also serve to nurture Regeneron’s unique culture, which we discuss in greater detail in the accompanying proxy statement. As Regeneron grows, our governance and compensation practices must evolve with these objectives as our anchor. The board’s decision to establish a Lead Independent Director function is an example of how the board considers shareholder feedback and adjusts Regeneron’s corporate governance.

The board’s commitment to thoughtful director refreshment was recently demonstrated by the election of Drs. Kathryn Guarini and David Schenkein in September 2023 and Dr. Craig Thompson in October 2022. These additions reflect the board’s belief that the composition of Regeneron’s board should emphasize science-based backgrounds while comprising an overall mix of skills and experiences necessary to provide independent oversight of management. Our director search efforts also prioritized diversity considerations, which enabled us to deliver on the previously announced goal of increasing board gender diversity to over 30%.

And, finally, we deeply value investor input. Your feedback through the years has informed board-level discussions and a continued review of governance and compensation practices at Regeneron. The accompanying proxy statement provides the board’s further perspectives on many topics we have discussed with our shareholders over the years.

On behalf of the board of directors, thank you for choosing to invest in Regeneron.

Sincerely,

Christine A. Poon

Lead Independent Director

Ms. Poon was elected by Regeneron’s independent directors to serve as Lead Independent Director effective June 9, 2023. She brings significant experience and knowledge to the Lead Independent Director role, both from her tenure at Regeneron and roles at other companies. Having served as a Regeneron director since 2010, Ms. Poon currently chairs the board’s Compensation Committee and serves on the board’s Corporate Governance and Compliance Committee. Ms. Poon possesses deep strategic and operational knowledge of the Company’s business and industry as well as prior experience as a lead independent director of another S&P 500 company.

2024 Proxy Statement and Notice of Annual Shareholder Meeting	| iv

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

Notice of Annual Meeting of Shareholders

The 2024 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 14, 2024, commencing at 10:30 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/REGN2024, for the following purposes:

1	to elect four Class III directors for a three-year term and one Class II director for a two-year term;
2	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3	to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay);
4	if properly presented, to vote on a non-binding shareholder proposal; and
5	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on April 16, 2024 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to use the “Notice and Access” method of providing our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 25, 2024, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date (other than (i) those who previously elected to receive proxy materials by e-mail, (ii) those who have previously asked to receive paper copies of the proxy materials, and (iii) shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan or the Regeneron Ireland Share Participation Plan). As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or electronic copy of the proxy statement, our 2023 annual report, and/or a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice of Internet Availability of Proxy Materials also contains information on how to access and vote the form of proxy.

We have opted to hold the Annual Meeting as a virtual-only meeting, which means that you will not be able to attend the Annual Meeting in person. All shareholders will be able to attend the Annual Meeting and participate electronically, which will allow them to vote their shares on the date of the Annual Meeting and ask questions during the meeting. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.

As Authorized by the Board of Directors,

Joseph J. LaRosa

Executive Vice President, General Counsel and Secretary
April 25, 2024

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KEY PROXY INFORMATION
Proxy Highlights	2
Board Diversity	6
Risk Oversight	30
Corporate Responsibility	42
Executive Compensation Program Overview	57
Shareholder Engagement	75

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES: See Appendix A for important information regarding forward-looking statements and financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles contained in this proxy statement.

NOTE REGARDING TRADEMARKS AND PRODUCT NAMES: “ARCALYST®,” “Evkeeza®,” “EYLEA®,” “EYLEA® HD,” “Inmazeb®,” “Libtayo®”, “Praluent®” (in the United States), “REGEN-COV®,” Regeneron®,” “Regeneron Genetics Center®,” “Veopoz®,” “VelociGene®,” “VelocImmune®,” and “ZALTRAP®” are trademarks of Regeneron Pharmaceuticals, Inc. (“Regeneron”). This proxy statement refers to products marketed or otherwise commercialized by Regeneron, its collaborators, and other parties. Consult the product label in each territory for specific information about such products.

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Users’ Guide

Proxy Dashboard

General Information

Meeting Date and Time	Location	Record Date
June 14, 2024	Online at	April 16, 2024
10:30 a.m., Eastern Time	www.virtualshareholdermeeting.com/REGN2024

Meeting Agenda

	Matter	Board Vote Recommendation
1	Election of four Class III directors for a three-year term and one Class II director for a two-year term:	FOR each director nominee
Class III Directors
N. Anthony Coles, M.D.
Kathryn Guarini, Ph.D.
Arthur F. Ryan
George L. Sing
Class II Director
David P. Schenkein, M.D.
2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR
3	Advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay)	FOR
4	Non-binding shareholder proposal requesting simple majority voting requirements, if properly presented	AGAINST

See “General Information about the Meeting and Other Matters” starting on page 106 for questions and answers related to the annual meeting, how to vote, and other matters.

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Proxy Highlights

New Board Leadership Structure

In June 2023, the board of directors implemented a new board leadership structure designed to provide balanced board leadership. As part of this new governance framework, the board elected Drs. Schleifer and Yancopoulos as co-Chairs of the Board, and the independent directors designated Ms. Poon as the board’s Lead Independent Director. Informed by shareholder feedback, the Lead Independent Director role was assigned a robust set of duties and responsibilities, which are set forth in Regeneron’s Lead Independent Director Charter and summarized in the subsection “Board of Directors – Board Governance – Board Leadership Structure.”

Recent Director Refreshment

In September 2023, Regeneron’s board of directors elected Kathryn Guarini, Ph.D. and David P. Schenkein, M.D. as board members. As shown below, in the last 18 months, three new directors have joined Regeneron’s board of directors and two directors have retired – a testament to the board’s commitment to thoughtful director refreshment. The board’s director search efforts prioritized diversity considerations, which enabled us to deliver on the previously announced goal of increasing board gender diversity to over 30%. The board’s director refreshment philosophy is further discussed in the subsection “Board of Directors – Board Governance – Director Refreshment Philosophy.”

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Compensation and Governance Practices Designed to Drive Long-Term Performance

We believe that governance and compensation practices at Regeneron must be “fit for purpose” and aligned with the long-term outlook that is required to turn rigorous scientific research into important new medicines, the ultimate driver of sustainable, long-term value creation for Regeneron’s shareholders. We encourage you to evaluate our compensation and governance practices with these considerations in mind.

Shareholder value creation over the last decade driven by relentless innovation and product pipeline progress

DME = diabetic macular edema; DR = diabetic retinopathy; LDL-C = low-density lipoprotein cholesterol; AD = atopic dermatitis; RA = rheumatoid arthritis; CSCC = cutaneous squamous cell carcinoma; CRSwNP = chronic rhinosinusitis with nasal polyposis; EUA = Emergency Use Authorization from FDA; FDA = U.S. Food and Drug Administration; HoFH = homozygous familial hypercholesterolemia; NSCLC = non-small cell lung cancer; BCC = basal cell carcinoma; EoE = eosinophilic esophagitis; PN = prurigo nodularis; ROP = retinopathy of prematurity; PMR = polymyalgia rheumatica; wAMD = wet age-related macular degeneration; CHAPLE = CD55-deficient protein-losing enteropathy; and NQ US Pharma = NASDAQ US Benchmark Pharmaceuticals Total Return Index. Consult the product label in each approved territory for specific information about the products and indications shown in this chart.

2024 Proxy Statement and Notice of Annual Shareholder Meeting	| 3

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Longstanding Commitment to Shareholder Engagement

In the last decade, we have actively and regularly engaged with our shareholders to receive feedback on many important areas including governance, compensation, and corporate responsibility matters. Shareholder feedback is discussed with management and, depending on the topic, relayed for consideration to the appropriate committee of the board of directors (typically the Compensation Committee or the Corporate Governance and Compliance Committee), the full board, or both. In recent years, shareholder input resulted in specific changes to our compensation and corporate governance practices and policies.

In 2023, we reached out to shareholders collectively representing approximately 60% of the public shares (i.e., shares of common stock outstanding as of December 31, 2023, excluding shares held by our directors and executive officers). This outreach resulted in one-on-one discussions with shareholders representing approximately 40% of our public shares.

Our 2023 engagement built on an active outreach program in prior years and focused on, among other matters:

•	recent changes to our board leadership structure (discussed further in the subsection “Board of Directors – Board Governance – Board Leadership Structure”);
•	the board’s director refreshment efforts, including how the additions of Drs. Guarini and Schenkein as directors in the fall of 2023 were consistent with the board’s director refreshment philosophy (discussed further in the subsection “Board of Directors – Board Governance – Director Refreshment Philosophy”);
•	the board’s previously disclosed goal to increase board gender diversity, which contributed to the selection of Dr. Guarini as a director candidate and her election to the board in the fall of 2023 (see the subsection “Board of Directors – Board Governance – Director Refreshment Philosophy”);
•	the Company’s classified board structure, including relevant considerations unique to the Company and its long-term orientation (discussed further in the subsection “Board of Directors – Board Governance – Board Structure”); and
•	the Company’s dual-class capital structure, including relevant mitigating factors such as the steady decline in the number of shares of Class A stock outstanding since the Company’s initial public offering (“IPO”) and the relatively low percentage of overall votes controlled by the Class A shareholders, particularly when compared to other founder-led companies (discussed further in the subsection “The Company – Corporate Governance – Capital Structure”).

We had meaningful and candid discussions about these and other corporate governance topics in 2023, and the feedback received from shareholders was discussed in detail at the board level, including by way of regular updates on specific shareholder comments provided to the Corporate Governance and Compliance Committee. We remain committed to continued engagement with shareholders to understand your viewpoints and better convey the board’s approach to corporate governance with the goal of ensuring independent oversight of management’s execution of our business strategy and the continued creation of sustainable shareholder value.

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Board Snapshot

George L. Sing
Chief Executive Officer of GanD, Inc. and Chair of Grace Science, LLC

Co-Founders
<5 years
>15 years
5-15 years
77%
Independence
46%
Diversity
98%
Average Director Meeting Attendance

David P. Schenkein, M.D.
General Partner and Co-lead of Life Sciences at GV (formerly Google Ventures)

Bonnie L. Bassler, Ph.D.
Chair of the Department of Molecular Biology and Squibb Professor in Molecular Biology at Princeton University

N. Anthony Coles, M.D.
Chair of the Board and former Chief Executive Officer of Cerevel Therapeutics Holdings, Inc.

Christine A. Poon
Former Vice Chair and Worldwide Chair of Pharmaceuticals at Johnson & Johnson

Board Leadership

Board co-Chair
Leonard S. Schleifer M.D., Ph.D.

Board co-Chair
George D. Yancopoulos M.D., Ph.D.

Lead Independent Director
Christine A. Poon

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Board of Directors

Meet the Board

At Regeneron, we lead with science as we pursue our mission of repeatedly bringing life-changing medicines to patients. Our business is built on investment in our deep scientific and technological capabilities, which drives our research, preclinical development, clinical, and manufacturing efforts.

The composition of our board is shaped by this business model and the recognition that our board members must have predominantly science-based backgrounds to effectively provide robust, independent oversight of management. The current makeup of our board reflects this principle: Six of our 13 directors are members of the National Academy of Sciences, and our board includes two Nobel laureates and holders of many scientific awards. In addition, the board includes individuals with experience building shareholder value through all stages of corporate development. Various members also bring substantial governance, financial, policy, and management expertise gained from their professional backgrounds and their service on other boards.

The board’s composition also reflects our commitment to ensure diversity of thought, experience, attributes, and background, as demonstrated by the fact that four of our board’s current 13 members are women and four members are racially or ethnically diverse. The following Board Diversity Matrix sets forth certain diversity information as self-reported by the current members of the board.

Board Diversity Matrix*			Gender and Racial/Ethnic Diversity
Total Number of Directors	13
	Female	Male
Part I: Gender Identity
Directors	4	9
Part II: Demographic Background
African American or Black	-	1
Asian	1	1
White	2	7

Directors who identify as Middle Eastern/Arab American: 1

Directors who are Military Veterans: 2

*	As of April 25, 2024

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Director Skills Matrix

The board and the Corporate Governance and Compliance Committee seek to ensure that our directors as a group possess the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The board and the Committee also consider succession planning for board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

The table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate the director to serve on the board of directors. A mark indicates a specific area of focus or expertise on which the board of directors relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes these qualifications and relevant experience in more detail. We believe the table below demonstrates the breadth and diversity of the collective experience, expertise, and skills of our board of directors.

Experience, Expertise, or Attribute
Industry Experience
Executive/Leadership Experience
Science/Biotech Background
Research/Academic Experience
Business Strategy/ Operations Experience
Financial Expertise
Public Company CEO Experience
Technology/Digital Experience
National Academy of Sciences Membership
Diverse by Gender
Diverse by Race/Ethnicity

Industry Experience Significant experience with complex issues within the healthcare industry.	Business Strategy/Operations Experience Experience in positions advising or overseeing strategic development or operations of an organization.
Executive/Leadership Experience Experience in a senior management position at a large publicly traded or private company or other large complex organization (including academic institutions).	Financial Expertise Expertise in financial accounting and reporting processes or the direct or indirect supervision of the financial management of a major organization.
Science/Biotech Background Advanced scientific degree and/or related work experience in the scientific and/or biotechnology fields.

Technology/Digital Experience

Experience in the technology field, including related to digital technologies that facilitate business objectives (such as information technology and artificial intelligence).

Research/Academic Experience Experience in a leadership or senior advisory position at a research and/or academic institution (including in an administrative or faculty role).

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Nominees for Class III Directors for Election at the 2024 Annual Meeting for a Term Expiring at the 2027 Annual Meeting1

Board and Committee Membership—2023 Attendance Board of Directors: 5/6 Audit Committee: 13/13	N. Anthony Coles, M.D. Independent

Director since: 2017 | Age: 63

Career Highlights

•   Chair (since 2018) and former President and Chief Executive Officer (from 2019 to 2023) of Cerevel Therapeutics Holdings, Inc., the parent entity of Cerevel Therapeutics, Inc.

•   Chair and CEO of TRATE Enterprises LLC, a privately-held company, since 2013

•   Former Chief Executive Officer and Chair of the Board of Yumanity Therapeutics, Inc.

•   Former President, Chief Executive Officer and Chair of the Board of Onyx Pharmaceuticals, Inc.

•   Former President, Chief Executive Officer, and member of the board of directors of NPS Pharmaceuticals, Inc.

•   Previously held various leadership positions in the biopharmaceutical and pharmaceutical industries, including at Merck & Co., Inc., Bristol-Myers Squibb Company, and Vertex Pharmaceuticals Incorporated

•   Former director of Laboratory Corporation of America Holdings, Campus Crest Communities, Inc., CRISPR Therapeutics AG, and McKesson Corporation

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

	Business Strategy/Operations Experience	Financial Expertise

Public Company CEO Experience

Other Public Boards • Cerevel Therapeutics Holdings, Inc.

Dr. Coles’s experience as a seasoned executive and corporate director with extensive knowledge of highly regulated biopharmaceutical and pharmaceutical companies, as well as his in-depth knowledge and understanding of the regulatory environment in which Regeneron operates, led to the board’s decision to nominate Dr. Coles for reelection to the board.

[1]	Biographical information is given, as of April 16, 2024, for each nominee and for each of the other directors whose term of office will continue after the 2024 Annual Meeting. All nominees are presently directors and, with the exception of Drs. Guarini and Schenkein, were previously elected by the shareholders. None of the corporations or other organizations referred to below with which a director has been or is currently employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

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Board and Committee Membership—2023 Attendance* Board of Directors: 2/2 Audit Committee: 3/3 * Dr. Guarini was elected as a member of the board and the Audit Committee effective September 8, 2023.	Kathryn Guarini, Ph.D. Independent

Director since: 2023 | Age: 52

Career Highlights

•   Former Chief Information Officer of International Business Machines Corporation (IBM) from 2021 to 2023

•   Previously held positions of increasing responsibility at IBM, including Vice President, Chief Operating Officer of IBM Research from 2020 to 2021; Vice President, Industry Research of IBM Research from 2018 to 2020; Vice President, Research Strategy of IBM Research from 2017 to 2018; and Vice President, Product Management of IBM Systems from 2014 to 2016

Experience and Expertise

	Executive/Leadership Experience	Technology/Digital Experience

	Science/Biotech Background	Business Strategy/Operations Experience

Research/Academic Experience

Dr. Guarini’s experience as an executive of a major corporation and extensive knowledge of information technology, data security, and artificial intelligence matters led to the board’s decision to nominate Dr. Guarini for reelection to the board.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Audit Committee: 13/13 Corporate Governance and Compliance Committee (Chair): 5/5	Arthur F. Ryan Independent

Director since: 2003 | Age: 81

Career Highlights

•   Former Chief Executive Officer and Chair of the Board of Prudential Financial, Inc. from 1994 to 2008

•   President and Chief Operating Officer of Chase Manhattan Bank from 1990 to 1994

•   Managed Chase’s worldwide retail bank between 1984 and 1990

•   Non-executive director of the Royal Bank of Scotland Group plc from 2008 to 2013

•   Director of Citizens Financial Group, Inc. from 2009 to 2019

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Business Strategy/Operations Experience	Financial Expertise

Public Company CEO Experience

Mr. Ryan’s substantial leadership experience as a chief executive officer of leading companies in the banking and insurance industries, and his extensive business experience and financial expertise, led to the board’s decision to nominate Mr. Ryan for reelection to the board.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Audit Committee (Chair): 13/13 Compensation Committee: 9/9	George L. Sing Independent

Director since: 1988 | Age: 74

Career Highlights

•   Chief Executive Officer of GanD, Inc. since 2016

•   Chair of Grace Science, LLC since 2017

•   Extensive venture capital and leadership experience in the biotechnology sector and high technology

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Business Strategy/Operations Experience

	Financial Expertise	Technology/Digital Experience

Mr. Sing’s extensive healthcare and financial expertise as a healthcare venture capital investor and biomedical company chief executive officer, his executive leadership experience, and his substantial knowledge of the Company led to the board’s decision to nominate Mr. Sing for reelection to the board.

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Nominee for Class II Director for Election at the 2024 Annual Meeting for a Term Expiring at the 2026 Annual Meeting

Board and Committee Membership—2023 Attendance*

Board of Directors:

2/2

Technology Committee:

1/1

*  Dr. Schenkein was elected as a member of the board and the Technology Committee effective September 8, 2023.

David P. Schenkein, M.D.

Director since: 2023 | Age: 66

Career Highlights

•   General Partner and Co-lead of the Life Sciences team of GV (formerly Google Ventures) since 2019

•   Adjunct attending physician in hematology at Tufts Medical Center since 2009

•   Former President, Chief Executive Officer, and Chair, and current director, of Agios Pharmaceuticals, Inc.

•   Former Senior Vice President, Clinical Hematology/Oncology at Genentech Inc.

•   Former Adjunct Clinical Professor of Medical Oncology at Stanford University School of Medicine

•   Former Senior Vice President of Clinical Research at Millennium Pharmaceuticals, Inc.

•   Former director of Foundation Medicine, Inc. and bluebird bio, Inc.

Experience and Expertise

Industry Experience	Executive/Leadership Experience

Science/Biotech Background	Research/Academic Experience

Business Strategy/Operations Experience	Financial Expertise

Public Company CEO Experience

Other Public Boards • Agios Pharmaceuticals, Inc. • Denali Therapeutics Inc. • Prime Medicine, Inc.

Dr. Schenkein’s extensive leadership experience as an executive and corporate director in the pharmaceutical and healthcare industries, as well as his considerable research and academic experience, led to the board’s decision to nominate Dr. Schenkein for reelection to the board.

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Class I Directors Continuing in Office Term Expires at the 2025 Annual Meeting

Board and Committee Membership—2023 Attendance Board of Directors: 5/6 Corporate Governance and Compliance Committee: 4/5 Technology Committee: 2/2	Bonnie L. Bassler, Ph.D. Independent

Director since: 2016 | Age: 61

Career Highlights

•   Chair of the Department of Molecular Biology since 2013 and Squibb Professor in Molecular Biology since 2003 at Princeton University

•   Howard Hughes Medical Institute Investigator

•   Former President of the American Society for Microbiology

•   Former member of the board of the American Association for the Advancement of Science, the National Science Foundation, and the American Academy of Microbiology

•   MacArthur Foundation Fellowship

•   Lounsbery Award

•   Shaw Prize for Life Science and Medicine

•   Gruber Prize in Genetics

•   Wolf Prize in Chemistry

•   Canada Gairdner International Award

•   Former director of Kaleido Biosciences, Inc.

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

Scientific Society Memberships

•   The National Academy of Sciences

•   The National Academy of Medicine

•   The American Academy of Arts and Sciences

•   The Royal Society of London

•   The American Philosophical Society

Other Public Boards

•   Cidara Therapeutics, Inc.

•   Royalty Pharma plc

Dr. Bassler’s extensive research experience and her scientific and academic career and accomplishments, as well as her experience as a corporate director, led to the board to conclude that Dr. Bassler should serve as a director.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Corporate Governance and Compliance Committee: 5/5 Technology Committee (Chair): 2/2	Michael S. Brown, M.D. Independent

Director since: 1991 | Age: 83

Career Highlights

•   Distinguished Chair in Biomedical Sciences since 1989 and Regental Professor of Molecular Genetics and Internal Medicine and Director of the Jonsson Center for Molecular Genetics since 1985 at The University of Texas Southwestern Medical Center at Dallas

•   Nobel Prize for Physiology or Medicine in 1985 (jointly with Dr. Goldstein)

•   U.S. National Medal of Science in 1988 (jointly with Dr. Goldstein)

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

Scientific Society Memberships • The National Academy of Sciences • The National Academy of Medicine • The Royal Society of London

Dr. Brown’s distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his significant industry experience gained through his service on the board of directors of the Company and the board of directors of a leading pharmaceutical company, led the board to conclude that Dr. Brown should serve as a director.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Technology Committee: 2/2	Leonard S. Schleifer, M.D., Ph.D.

Director since: 1988 | Age: 71 Board co-Chair since: June 2023

Career Highlights

•   Founded the Company in 1988; built and managed the Company over the past 36 years together with Regeneron’s founding scientist, Dr. Yancopoulos

•   Director, President, and Chief Executive Officer of the Company since its inception

•   Co-Chair of the Board since 2023; former Chair of the Board from 1990 through 1994

•   Licensed physician certified in Neurology by the American Board of Psychiatry and Neurology

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

	Business Strategy/Operations Experience	Financial Expertise

Public Company CEO Experience

Dr. Schleifer’s significant industry and leadership experience, as well as his incomparable knowledge of the Company and an in-depth understanding of the complex research, drug development, and business issues facing companies in the biopharmaceutical sector, led the board to conclude that Dr. Schleifer should serve as a director.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Technology Committee: 2/2	George D. Yancopoulos, M.D., Ph.D.

Director since: 2001 | Age: 64
Board co-Chair since: June 2023

Career Highlights

•   Founding scientist of the Company; built and managed the Company since 1989 together with Dr. Schleifer

•   President and Chief Scientific Officer of the Company

•   Co-Chair of the Board since 2023 and director of the Company since 2001

•   11th most highly cited scientist in the world in the 1990s

•   Principal inventor and/or developer, together with key members of his team, of the 11 FDA-approved drugs the Company has developed, EYLEA® (aflibercept) Injection, EYLEA HD (aflibercept) 8 mg, Praluent® (alirocumab), Dupixent® (dupilumab), Kevzara® (sarilumab), Libtayo® (cemiplimab), Evkeeza® (evinacumab-dgnb), Inmazeb® (atoltivimab, maftivimab and odesivimab-ebgn), Veopoz® (pozelimab) Injection, ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion, and ARCALYST® (rilonacept) Injection for Subcutaneous Use, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

Business Strategy/Operations Experience

Scientific Society Memberships • The National Academy of Sciences

Dr. Yancopoulos’s significant industry and scientific experience and distinguished record of scientific expertise, as well as his extensive knowledge of the Company and an in-depth knowledge of the Company’s technologies and research and development programs, led the board to conclude that Dr. Yancopoulos should serve as a director.

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Class II Directors Continuing in Office Term Expires at the 2026 Annual Meeting

Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Corporate Governance and Compliance Committee: 5/5 Technology Committee: 2/2	Joseph L. Goldstein, M.D. Independent

Director since: 1991 | Age: 83

Career Highlights

•   Professor of Molecular Genetics and Internal Medicine and Chair of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977

•   Member of the boards of trustees of The Rockefeller University and the Howard Hughes Medical Institute

•   Nobel Prize for Physiology or Medicine in 1985 (jointly with Dr. Brown)

•   U.S. National Medal of Science in 1988 (jointly with Dr. Brown)

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

Scientific Society Memberships • The National Academy of Sciences • The National Academy of Medicine • The Royal Society of London

Dr. Goldstein’s extensive research experience, his distinguished scientific and academic credentials, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his substantial understanding of the Company gained through his service as a director, led the board to conclude that Dr. Goldstein should serve as a director.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Compensation Committee (Chair): 9/9 Corporate Governance and Compliance Committee: 5/5	Christine A. Poon Independent

Director since: 2010 | Age: 71
Lead Independent Director since: June 2023

Career Highlights

•   Former Executive-in-Residence in the Department of Management and Human Resources (from 2015 to 2020) and former Dean and John W. Berry, Sr. Chair in Business (from 2009 to 2014) at The Max M. Fisher College of Business at The Ohio State University

•   Former vice chair, worldwide chair of pharmaceuticals, member of the executive committee, and director at Johnson & Johnson

•   Previously held senior leadership positions at Bristol-Myers Squibb Company, including president of international medicines and president of medical devices

•   Former member of the Supervisory Board of Royal Philips Electronics and the board of directors of Decibel Therapeutics, Inc.

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

	Business Strategy/Operations Experience	Financial Expertise

Other Public Boards • Neurocrine Biosciences, Inc. • Prudential Financial, Inc. • The Sherwin-Williams Company

Ms. Poon’s extensive expertise in domestic and international business operations, including sales and marketing and commercial operations, and her deep strategic and operational knowledge of the pharmaceutical industry, led the board to conclude that Ms. Poon should serve as a director.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Technology Committee: 2/2	Craig B. Thompson, M.D. Independent

Director since: 2022 | Age: 71

Career Highlights

•   Former President and Chief Executive Officer of Memorial Sloan Kettering Cancer Center from 2010 to 2022

•   Co-founder of Agios Pharmaceuticals, Inc.

•   Former director of Merck & Co., Inc.

Experience and Expertise

	Industry Experience	Executive/Leadership Experience

	Science/Biotech Background	Research/Academic Experience

	Business Strategy/Operations Experience	Financial Expertise

Scientific Society Memberships

•   The National Academy of Sciences

•   The National Academy of Medicine

•   The American Academy of Arts and Sciences

•   The American Society for Clinical Investigation

•   The Association of American Physicians

Other Public Boards

•   Charles River Laboratories International, Inc.

Dr. Thompson’s extensive research and leadership experience in the pharmaceutical and healthcare industries, as well as his experience as a corporate director, led the board to conclude that Dr. Thompson should serve as a director.

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Board and Committee Membership—2023 Attendance Board of Directors: 6/6 Compensation Committee: 9/9 Technology Committee: 2/2	Huda Y. Zoghbi, M.D. Independent

Director since: 2016 | Age: 69

Career Highlights

•   Professor in the departments of Pediatrics, Molecular and Human Genetics, and Neurology and Neuroscience at Baylor College of Medicine since 1994

•   Director of the Jan and Dan Duncan Neurological Research Institute at Texas Children’s Hospital

•   Howard Hughes Medical Institute Investigator

•   Pearl Meister Greengard Prize

•   March of Dimes Prize in Developmental Biology

•   Vanderbilt Prize in Biomedical Science

Experience and Expertise

	Executive/Leadership Experience	Science/Biotech Background

Research/Academic Experience

Scientific Society Memberships • The National Academy of Sciences • The Institute of Medicine • The American Association for the Advancement of Science

Dr. Zoghbi’s extensive research experience and her scientific and academic career and accomplishments led the board to conclude that Dr. Zoghbi should serve as a director.

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Board Committees

The board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Compliance Committee, each of which is comprised entirely of independent directors. The Corporate Governance and Compliance Committee is responsible for reviewing and recommending for the board’s selection candidates to serve on our board of directors and for overseeing all aspects of the Company’s compliance program other than financial compliance. The board also has a standing Technology Committee, which provides direct oversight of our research and clinical development programs, plans, and policies. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance and Compliance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

We show below information on the membership, key functions, recent focus areas, and number of meetings of each board committee during 2023.

AUDIT

Members	Key Functions of the Committee
George L. Sing, Chair N. Anthony Coles, M.D. Kathryn Guarini, Ph.D. (since September 8, 2023) Arthur F. Ryan Number of Meetings Held in 2023 13

•   Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance

•   Review the overall scope and plans for the annual audit by the independent registered public accounting firm

•   Approve permissible non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm

•   Review and approve the Company’s periodic financial statements and the results of the year-end audit

•   Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures

•   Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis

•   Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures

•   Oversee the Company’s risk management program

•   Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures

•   Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•   Review and approve any related person transaction

•   Prepare an annual report of the Audit Committee for inclusion in the Company’s proxy statement

Recent Focus Areas

•   Regeneron’s international expansion and related audit matters

•   Cybersecurity risk assessment

•   Succession planning for the Company’s Chief Financial Officer and Controller as well as other positions within the finance, information technology, and real estate & facilities management organizations

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COMPENSATION

Members Christine A. Poon, Chair George L. Sing Huda Y. Zoghbi, M.D. Number of Meetings Held in 2023 9

Key Functions of the Committee

•   Evaluate the performance of the Chief Executive Officer, the Chief Scientific Officer, and other executive officers of the Company

•   Recommend compensation for the Chief Executive Officer and the Chief Scientific Officer for approval by the non-employee members of the board of directors

•   Approve compensation for other executive officers

•   Approve the total compensation budget for all Company employees

•   Oversee the Company’s compensation and benefit philosophy and programs generally

•   Oversee the Company’s strategies and policies related to human capital management, including with respect to workplace environment and culture; talent recruitment, development, and retention; and employee engagement*

•   Review and approve annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer and the goals and objectives of the Company’s executive compensation programs

•   Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement

•   Prepare an annual report of the Compensation Committee for inclusion in the Company’s proxy statement

Recent Focus Areas

•   Design of annual cash incentive program, including enhanced framework for year-end assessment of Company performance and determination of the Company performance multiplier

•   Retention of key leaders

•   Pay mix considerations

•   Supplement to clawback policy required by amended listing standards of the Nasdaq Stock Market LLC

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CORPORATE GOVERNANCE AND COMPLIANCE

Members	Key Functions of the Committee

Arthur F. Ryan, Chair Bonnie L. Bassler, Ph.D. Michael S. Brown, M.D. Joseph L. Goldstein, M.D. Christine A. Poon Number of Meetings Held in 2023 5

•   Identify qualified individuals to become members of the board and recommend such candidates to the board

•   Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board

•   Review, and make recommendations to the board regarding, non-employee director compensation

•   Make recommendations to the board regarding corporate governance matters and practices

•   Oversee all aspects of the Company’s comprehensive compliance program other than financial compliance

•   Oversee the Company’s key corporate responsibility initiatives and conduct a periodic review of environmental, social, and governance (“ESG”) matters*

Recent Focus Areas

•   Board leadership structure, including the establishment of a robust Lead Independent Director role

•   Director refreshment efforts, including the appointments of Drs. Kathryn Guarini and David P. Schenkein

•   Corporate governance expectations of shareholders and other stakeholders

•   Compliance program and data privacy

•   ESG matters

TECHNOLOGY

Members	Key Functions of the Committee

Michael S. Brown, M.D., Chair

Bonnie L. Bassler, Ph.D.
Joseph L. Goldstein, M.D.
David P. Schenkein, M.D.
(since September 8, 2023)
Craig B. Thompson, M.D.
Huda Y. Zoghbi, M.D.
Leonard S. Schleifer, M.D., Ph.D.**
George D. Yancopoulos, M.D., Ph.D.**

Number of Meetings Held in 2023

2

•   Oversee, review, and evaluate the Company’s research and clinical development programs, plans, and policies

•   Identify and discuss emerging scientific and technology issues and trends, including their impact on Regeneron’s research and development programs, plans, or policies

•   Identify and assess new leaders within research & development and global development organizations

Recent Focus Areas

•   The Company’s genetic medicine technologies and programs

•   The Company’s immuno-oncology programs

•   Recent advances and discoveries of the Regeneron Genetics Center® and the Company’s research and preclinical development pipeline

*	The full board retains oversight of the Company’s strategies and policies related to diversity, equity, and inclusion. See the subsection “The Company – Corporate Governance – Corporate Responsibility” for more information.
**	Ex Officio Member.

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Board Governance

Board Structure

Board Classes

Pursuant to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four members in each of Class I and Class III and five members in Class II. The respective terms of the directors expire (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal) as follows:

•	The terms of the Class I Directors expire at the 2025 Annual Meeting;
•	The terms of the Class II Directors (other than Dr. Schenkein, who was elected as a Class II Director in September 2023 and whose term expires at the 2024 Annual Meeting) expire at the 2026 Annual Meeting; and
•	The terms of the Class III Directors expire at the 2024 Annual Meeting.

Rationale for Board Structure

Regeneron operates with the long-term outlook required to turn rigorous scientific research into important new medicines. To deliver on this mission, we manage our business for the long term and pursue our core strategy of creating and advancing a high-quality, internally developed product pipeline. In response to shareholder feedback, in January 2023 the Corporate Governance and Compliance Committee requested, reviewed, and discussed a detailed analysis of the costs and benefits of the Company’s classified board structure in order to facilitate the Committee’s continued consideration of this feature of Regeneron’s governance. Following this review, at present the board and the Committee continue to believe that the classified board structure aligns with the Company’s long-term orientation and enables the board to provide appropriate and expert oversight of management over the course of the development cycle of our products, which the board believes ultimately drives the creation of sustainable shareholder value. Furthermore, the board believes three-year terms enhance the independence of our non-employee directors by providing continuity of service and protecting them against potential pressures from special interest groups or others who might have an agenda contrary to the long-term interests of shareholders. The board and/or the Committee will periodically review and continue to consider whether the classified board structure aligns with the Company’s long-term strategic objectives.

Board Meetings and Attendance of Directors

Board Meetings

The board held 6 meetings in 2023, of which five were regular meetings and one was a special meeting. The Regeneron Board of Directors Corporate Governance Guidelines provide that directors are expected to attend all or substantially all meetings of the board and the committees on which they serve. All directors in office at that time attended at least 75% of the total number of meetings of the board and committees of the board on which they served.

Annual Shareholder Meetings

According to the Regeneron Board of Directors Corporate Governance Guidelines, board members are expected to attend the Company’s Annual Meeting of Shareholders. All directors in office at that time attended our 2023 Annual Meeting of Shareholders.

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Director Refreshment Philosophy

The board and the Corporate Governance and Compliance Committee strive to ensure that our board is comprised of highly qualified directors with diverse skillsets and backgrounds who will serve as stewards of investor capital and drive the Company’s scientific focus to ensure the continued creation of long-term shareholder value. The objective of the Committee’s continued assessment of the composition of our board is to have a board that as a whole possesses the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Committee’s refreshment philosophy prioritizes skills that it considers important and desirable based on the Company’s current needs and business priorities, while recognizing that our board members must have predominantly science-based backgrounds to effectively provide robust, independent oversight of management. The Committee also works to ensure that various members of the board bring substantial governance, financial, policy, and management expertise gained from their professional backgrounds and their service on other boards.

The Committee believes it is desirable to maintain a mix of longer-tenured, experienced directors who have developed enhanced knowledge and understanding of, and valuable insight into, the Company and its operations and newer directors with fresh perspectives. As a result, we do not impose director tenure limits or a mandatory retirement age. The Committee has considered the perspectives of some shareholders regarding longer-tenured directors but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Committee believes that continuity on the board allows for longer-tenured directors to make meaningful contributions and provide effective oversight of management during the complete drug discovery and development cycle. Accordingly, while director tenure is taken into consideration when evaluating the board’s composition, the Committee believes that imposing arbitrary limits on director tenure would deprive the board of the valuable contributions of its most experienced members.

To ensure a robust approach to director suitability, evaluation, and refreshment, the Committee has adopted refreshment mechanisms that include the following:

•	A formal annual board and committee self-evaluation, as discussed further below;
•	A requirement to offer resignation upon a material change in principal employment; and
•	A policy formalized in the Regeneron Board of Directors Corporate Governance Guidelines (reviewed annually) that limits director service to no more than four public boards (including Regeneron) and requires notification prior to appointment to another public or for-profit company board (the “director time commitment policy”).

In 2023, Drs. Guarini and Schenkein were elected as members of the board of directors. Dr. Guarini is an experienced business leader with extensive knowledge in the areas of information technology, data security, and artificial intelligence. Her expertise in the technology field, including with respect to digital technologies that facilitate business objectives, will be an asset as the Company continues to utilize its homegrown and other technologies to analyze data (including human genomics data by the Regeneron Genetics Center®) to support research and development efforts. Her election has also strengthened the board’s diversity, delivering on the previously announced goal of increasing board gender diversity to over 30%. Dr. Schenkein is a renowned healthcare business leader with extensive leadership experience as an executive and corporate director in the pharmaceutical and healthcare industries. He has also been a hematologist and medical oncologist for more than 30 years and has extensive academic experience in these fields. His distinguished career, physician-scientist background, and expertise in hematology/oncology will be assets to the Company as we continue to expand our oncology programs. Dr. Guarini was recommended for consideration as a director candidate by a third-party search firm; and Dr. Schenkein was recommended for consideration as a director candidate by our CEO and CSO.

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As shown below, in the last 18 months, three new directors have joined Regeneron’s board of directors and two directors have retired, resulting in significant board refreshment.

Procedures Relating to Nominees; Board Succession Planning

The Corporate Governance and Compliance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record if the shareholder submits the recommendation in compliance with the requirements of our Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

In considering potential candidates for the board of directors, the Corporate Governance and Compliance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company (including whether such candidate complies with the director time commitment policy); (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; (7) possesses a diverse background and experience, including with respect to race, age, and gender; and (8) should be recommended in light of such other factors as the Corporate Governance and Compliance Committee may determine from time to time.

Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company, and the long-term interests of shareholders. In conducting the assessment, the Committee considers the individual’s independence, experience, skills, background, and diversity, including with respect to race, age, and gender, along with such other factors as it deems appropriate, given the current needs of the board and the Company to maintain a balance of knowledge, experience, and capabilities. When recommending a slate of director nominees each year, the Corporate Governance and Compliance Committee reviews the current composition of the board of directors in order to recommend a slate of directors who, with the continuing directors, will provide the board with the requisite diversity of skills, expertise, experience, and viewpoints necessary to effectively fulfill its duties and responsibilities.

In the case of an incumbent director whose term of office is set to expire, the Corporate Governance and Compliance Committee reviews such director’s overall service to the Company during the director’s term and also considers the director’s interest in continuing as a member of the board. In the case of a new director candidate, the Corporate Governance and Compliance Committee also reviews whether the nominee is “independent,” based on our Corporate Governance Guidelines, applicable listing standards of the Nasdaq Stock Market LLC, and applicable SEC and other relevant rules and regulations, if necessary.

The Corporate Governance and Compliance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. In addition, the Corporate Governance and Compliance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. When conducting searches for new directors, the Corporate Governance and Compliance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm will affirmatively be instructed to seek to include diverse candidates. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third-party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance and Compliance Committee. The Committee also considers succession planning for board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

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1	2	3	4
Identify Potential Nominees from variety of sources & take reasonable steps to include diverse candidates in the pool of nominees	Conduct In-Depth Review & consider a range of factors in the context of current board composition	Make a Recommendation to the Board	Outcome: Board Decision

Director Onboarding

All new directors participate in a robust director orientation and onboarding process to ensure a strong working knowledge of our industry, business, strategies, and policies and a successful integration into boardroom discussions as soon as possible. The initial, typically multi-day orientation program includes in-person meetings at our corporate headquarters with senior executives across our key corporate functions. New directors also meet with the executives and staff supporting the board committees on which they serve. The onboarding process continues after the initial orientation and includes meetings with each committee chair and the Lead Independent Director.

Board and Committee Self-Assessments

On an annual basis, the board of directors, the Audit Committee, the Compensation Committee, and the Corporate Governance and Compliance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As the first step in the self-assessment process, directors complete a comprehensive questionnaire, which asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities, as well as satisfaction with the schedule, materials, and discussion topics. Each committee, as well as the board as a whole, then reviews and assesses the responses and presents its findings and recommendations to the board of directors. The Lead Independent Director, in consultation with the Corporate Governance and Compliance Committee or the Committee’s Chair, reviews and reports on the results of the assessments, which are discussed by the board of directors and the respective committees in executive session with a view toward taking action to address any issues presented. Results requiring additional consideration are addressed at subsequent board and committee meetings, where appropriate.

Annual Self-Assessment Process

While this formal self-assessment is conducted on an annual basis, directors share perspectives, feedback, and suggestions year round, both inside and outside the boardroom.

Shareholder Right to Call Special Shareholder Meeting

Regeneron’s charter documents give shareholders the right to call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.

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Director Independence

The board of directors has determined that each of the following currently serving directors is independent as defined in the listing standards of the Nasdaq Stock Market LLC and our Corporate Governance Guidelines: Bonnie L. Bassler, Ph.D., Michael S. Brown, M.D., N. Anthony Coles, M.D., Joseph L. Goldstein, M.D., Kathryn Guarini, Ph.D., Christine A. Poon, Arthur F. Ryan, George L. Sing, Craig B. Thompson, M.D., and Huda Y. Zoghbi, M.D. These individuals are affiliated with numerous educational institutions, hospitals, charities, and corporations, as well as civic organizations and professional associations. The board of directors considered each of these relationships and determined that none of these relationships conflicted with the interests of the Company or would impair their independence or judgment. David P. Schenkein, M.D. is not currently considered independent under the listing standards of the Nasdaq Stock Market LLC due to compensation received within the last three years pursuant to a consulting arrangement with the Company that ended in 2022. In accordance with our Corporate Governance Guidelines, the board conducts executive sessions of independent directors presided by the Lead Independent Director following each regularly scheduled board meeting, as discussed further below.

The board of directors has determined that each of the current members of the Audit Committee, Messrs. Ryan and Sing and Drs. Coles and Guarini, is independent as defined for audit committee members in the listing standards of the Nasdaq Stock Market LLC and SEC rules; and that each of Messrs. Ryan and Sing and Dr. Coles qualifies as an “audit committee financial expert” as that term is defined by SEC rules.

In addition, the board of directors has determined that each of the current members of the Compensation Committee, Ms. Poon, Mr. Sing, and Dr. Zoghbi, meets the additional independence criteria applicable to compensation committee members under the listing standards of the Nasdaq Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure; Responsibilities of Lead Independent Director

The board of directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the board so as to provide effective oversight of management. The board of directors believes that a company’s board leadership structure should take into account relevant corporate governance and strategic considerations (such as board size and composition, director tenure, and experience of the management team) and that the board should maintain flexibility and adjust the leadership structure as appropriate.

Current Board Leadership Structure

Regeneron’s current board leadership structure has been in effect since June 2023. Pursuant to a board leadership succession plan, the board elected Drs. Schleifer and Yancopoulos as co-Chairs of the Board to succeed Dr. Vagelos, the former Chair of the Board, effective as of the conclusion of the 2023 Annual Meeting. On the same day, the independent directors of the board designated Ms. Poon as the board’s Lead Independent Director, a role that was established under the board leadership succession plan. Under our Corporate Governance Guidelines (as amended in connection with the board leadership changes discussed in this section), if the Chair of the Board is not an independent director (or, in the case of co-Chairs, neither is an independent director), the Company’s independent directors shall designate one of the independent directors to serve as a Lead Independent Director. The Lead Independent Director coordinates the activities of the independent directors and has the duties and responsibilities described in Regeneron’s Lead Independent Director Charter, which are summarized below under the subsection “Responsibilities of Lead Independent Director.”

In electing Drs. Schleifer and Yancopoulos as co-Chairs, the board of directors considered their incomparable knowledge and demonstrated leadership of the Company for over three decades. The board’s decision also took into account Dr. Schleifer’s previous service as Chair of the Board from 1990 through 1994 and the importance, both from an external and internal perspective, of Dr. Yancopoulos’s scientific leadership. The board further believes that the ability of Drs. Schleifer and Yancopoulos to speak as co-Chairs of the Board as well as Presidents of the Company provides strong unified leadership for the Company. In the board’s view, electing Drs. Schleifer and Yancopoulos as co-Chairs, combined with a strong Lead Independent Director appointed by the independent directors, provides balanced leadership and effective oversight of management and is in the best interest of the Company and its shareholders.

In designating Ms. Poon as the board’s Lead Independent Director, the independent directors of the board considered her deep strategic and operational knowledge of the Company’s business and industry; broad experience serving as a public company director, including in the role of lead independent director of another S&P 500 company; productive working relationship with Drs. Schleifer and Yancopoulos; history of demonstrating independent judgment to support management when appropriate and fortitude to challenge management when deemed in the best interest of the Company and its

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shareholders; strong interpersonal skills and ability to build consensus; and demonstrated influence on the board’s culture and insistence on a high standard of ethics, candor, and transparency.

The board will continue to periodically evaluate and determine, with input from the independent directors, an appropriate leadership structure for the board so as to provide effective oversight of management.

Responsibilities of Lead Independent Director

Under Regeneron’s Lead Independent Director Charter, the Lead Independent Director is appointed annually by the independent directors of the board. Although appointed annually, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director Charter sets forth a robust set of specific duties and responsibilities of the Lead Independent Director, which are summarized below.

Key Duties and Responsibilities of Lead Independent Director

Meetings and Executive Sessions	Oversight of Information Provided to the Board

•   Presides at all meetings of the board at which the Chair* is not present, including executive sessions of the independent directors

•   Has discretion to call meetings of the independent directors

•   Facilitates discussion and open dialogue among the independent directors during board meetings, executive sessions, and outside board meetings

•  Works with the Chair to develop and approve board meeting agendas and meeting schedules, including to ensure that there is sufficient time for discussion of all agenda items

•   Works with the Chair on the appropriateness (including quality and quantity) and timeliness of the information provided to the board

•   Authorizes the retention of advisors and consultants who report directly to the board or the independent directors when appropriate

Liaison with the Chair and Management	Board and Leadership Evaluation

•   Serves as the principal liaison between the independent directors and the Chair, without inhibiting direct communication between them

•   Communicates to the Chair and management, as appropriate, any decisions reached, suggestions made, or views or concerns expressed by independent directors in executive sessions or outside of board meetings

•   Provides the Chair with feedback and counsel concerning the Chair’s interactions with the board

•   In the case of co-Chairs, resolves any disagreement between the co-Chairs in their performance of the duties and responsibilities of the Chair

•   In consultation with the Corporate Governance and Compliance Committee of the board (or the Chair thereof), reviews and reports on the results of the board and committee performance self-evaluations

•   Periodically meets on an individual basis with the independent directors to discuss performance, effectiveness, and composition of the board and any committees thereof

•   Leads the independent directors’ evaluation of the effectiveness of the Chair, including his or her interactions with directors and ability to provide leadership and direction to the board

CEO Succession	Shareholder Communication
• Coordinates the board’s CEO succession planning process	• If requested, and in coordination with executive management, is available for consultation and direct communication with shareholders

*	All references to the Chair are, in the case of co-Chairs, deemed to mean either co-Chair.

On an annual basis, the Lead Independent Director, in consultation with the Corporate Governance and Compliance Committee or the Chair thereof, reviews the adequacy of the Lead Independent Director Charter and recommends to the board any modifications or changes for approval by the board.

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Board Oversight of Risk and Key Pricing Decisions

The board executes its oversight responsibility for risk management directly and through its committees, as shown below.

BOARD

•   The board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.

•   The board considers specific risk topics, including risks associated with our strategic plan, drug access and pricing (discussed further below), our finances, and our development activities. Specific risk topics may also be considered at executive sessions of independent directors, which are chaired by our Lead Independent Director.

•   The board is closely involved in and provides oversight of all key pricing determinations for our products, which we endeavor to make in a thoughtful and well-informed manner with fairness and affordability in mind.

•   We believe we have the appropriate governance mechanisms and internal processes in place to ensure that pricing decisions are thoroughly and appropriately vetted prior to implementation and are made in line with our values and commitments. This includes routine presentations to our board of directors or the appropriate committees thereof on drug pricing strategies, practices, and trends. See “The Company—Corporate Governance—Corporate Responsibility” for more information.

•   As shown below, the board has delegated certain risk oversight responsibilities to its committees. The board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full board at regular board meetings.

AUDIT COMMITTEE

•   The Audit Committee oversees the Company’s risk management program.

•   The risk management program focuses on the most significant risks the Company faces in the short-, intermediate-, and long-term timeframe.

•   The Company’s Chief Audit Executive, who reports independently to the Committee, facilitates the risk management program.

•   Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity, and reports from the Chief Audit Executive on the Company’s enterprise risk profile on an annual basis.

CORPORATE GOVERNANCE AND COMPLIANCE

•   The Corporate Governance and Compliance Committee oversees all aspects of the Company’s comprehensive compliance program other than financial compliance (including healthcare law compliance, good manufacturing practices, good clinical practices, and good laboratory practices) and considers legal and regulatory compliance risks as well as corporate responsibility initiatives that are expected to have a significant impact on the Company’s ability to deliver sustained growth.

•   The Company’s Chief Compliance Officer, who reports to our Executive Vice President, General Counsel and Secretary, provides regular updates directly to the Corporate Governance and Compliance Committee (generally given at every regularly scheduled meeting of the Committee), and relevant information is shared with the full board as part of the Corporate Governance and Compliance Committee’s report to the board.

COMPENSATION COMMITTEE

•   As part of its overall review of the Company’s compensation policies and practices, the Compensation Committee generally considers the risks associated with these policies and practices while designing performance incentives that align executives’ interests with those of long-term shareholders.

•   At least annually the Compensation Committee reviews and considers a compensation program risk assessment performed by its independent compensation consultant.

TECHNOLOGY COMMITTEE

•   The Technology Committee considers risks associated with our research and development programs.

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Executive Compensation Processes and Procedures; Role of Compensation Consultants

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. We describe below under “Compensation-Related Matters—Compensation Discussion and Analysis—Compensation Processes” the role of the Compensation Committee, as well as the role of our executive officers, in decisions regarding executive compensation (particularly with respect to our Named Executive Officers (as defined below under “Compensation-Related Matters—Compensation Discussion and Analysis”)).

The Compensation Committee has the sole authority to retain its own third-party compensation consultants, and in 2023 utilized the services of Pay Governance LLC, an independent compensation consultant. Advice and recommendations provided by Pay Governance LLC in 2023 related to both executive compensation (discussed in the section “Compensation-Related Matters” below) and director compensation matters (discussed in the subsection “Compensation of Directors” below). As discussed further below, the Corporate Governance and Compliance Committee has adopted a policy requiring the annual review of non-employee director compensation by an independent compensation consultant and separately engaged Pay Governance LLC for that purpose.

Management also retains another compensation consultant for its own use. In 2023, management used the services of Radford (part of Aon plc), a compensation consultant focused on the technology and life sciences sectors. Radford provided various consulting services to us, including analyzing the competitiveness of specific compensation programs; preparing surveys of competitive pay practices; and assisting management in the development and analysis of executive compensation recommendations. Reports prepared by Radford that relate to executive compensation may also be shared with the Compensation Committee, the full board, or another committee of the board.

Shareholder Engagement Philosophy and Board Responsiveness

Our board of directors has always viewed shareholder feedback as critical for its decision-making and has taken several actions after careful consideration of the feedback received. For over a decade, the board and management have conducted regular and extensive investor outreach. Annually, we seek to engage in direct one-on-one discussions with shareholders collectively representing in excess of 50% of the shares of common stock outstanding (excluding shares held by our directors and executive officers), which we refer to as “public shares.” We encourage director participation in our outreach, and our Lead Independent Director (who is also the Chair of our Compensation Committee) led many of these discussions as a representative of the board in recent years. We also routinely engage with our shareholders through regular investor-relations channels, industry and corporate governance conferences, and informal exchanges in other settings.

Regeneron’s Longstanding Commitment to Shareholder Engagement

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Our active investor outreach program solicits and gathers feedback on a broad range of matters, including board structure and composition, executive compensation, shareholder rights, and corporate responsibility and other ESG topics. The feedback received is a key input in board and relevant committee discussions, and has consistently been a significant driver of actions taken over the last several years. We have a track record of carefully considering, and taking actions in response to, shareholder input, as described in the section “Compensation Related Matters – Compensation Discussion and Analysis – Compensation Processes – Shareholder Input and Outreach and the 2023 Say-on-Pay Vote Result.”

Compensation of Directors

Overview

The general philosophy we have applied to compensation of our non-employee directors (as well as the former Chair of the Board, as discussed below) is similar to the executive compensation philosophy outlined in the “Compensation-Related Matters” section of this proxy statement. This philosophy, including its emphasis on equity compensation, is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders.

Non-employee director compensation matters are subject to annual review. The Corporate Governance and Compliance Committee makes recommendations to the board of directors regarding, and the board of directors determines, the compensation of non-employee directors. The Corporate Governance and Compliance Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to such compensation to the board of directors when appropriate. Directors who are Company employees receive no additional compensation for serving on our board of directors or its committees. In determining compensation recommendations for the non-employee directors, the Corporate Governance and Compliance Committee considers, among other things, the qualifications, expertise, and demands on our directors, practices of similar companies in the biotechnology industry (including the Peer Group2), and any comparative information provided by independent compensation consultants. In addition, since November 2018, the Corporate Governance and Compliance Committee has required the annual review of non-employee director compensation by an independent compensation consultant, and has engaged Pay Governance LLC for this purpose since 2021.

The process governing the compensation arrangements of the former Chair of the Board, who retired in June 2023, is described under “Compensation Arrangements of the Former Chair of the Board of Directors” below.

The current compensation program for our non-employee directors (which has been effective for our non-employee directors since January 2019 and is further described below) is referred to in this section as the “Current Compensation Program.”3

Non-Employee Director Compensation Philosophy

Our philosophy for non-employee director compensation is simple: to attract the most highly qualified directors with a diverse skillset who will serve as stewards of the Company’s long-term prospects and scientific focus. There is significant competition within our industry for highly qualified directors, particularly those with distinguished scientific credentials (such as members of the National Academy of Sciences) and the caliber of science-based backgrounds that we seek in our board members from the industry. With this in mind, our non-employee director compensation program emphasizes equity compensation primarily in the form of stock options, which reward increases in stock price, over cash fees. The board of directors believes that this emphasis is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders. Under the Current Compensation Program, we have utilized value-denominated equity compensation awards (granted in the form of stock options and a relatively small percentage of restricted stock units (“RSUs”)) for our non-employee directors. This feature of the Current Compensation Program is meant to, among other things, ensure greater stability in reported non-employee director compensation on a year-over-year basis. The board of directors believes that the Current Compensation Program is consistent with Regeneron’s philosophy for non-employee director compensation.

[2]	See “Compensation-Related Matters— Compensation Discussion and Analysis—Compensation Processes—Peer Data” below for a list of the companies included in our Peer Group.
[3]	The Current Compensation Program was implemented following the previously disclosed settlement of two shareholder derivative actions (the “Settlement”) and complies with the terms of the Settlement.

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Cash Fees, Expenses, and Matching Gift Program

In 2023, each non-employee director received an annual retainer of $90,000 and an annual committee retainer of $10,000 for each standing committee of the Company’s board of directors on which the director served (in the case of Drs. Guarini and Schenkein, with such retainers prorated based on the date of their election to the board; and, in the case of Dr. Tessier-Lavigne, with such retainers prorated based on the date of his retirement). In addition, each chair of each standing committee received an additional annual retainer of $10,000, and Ms. Poon also received a portion of the annual Lead Independent Director retainer of $50,000 prorated based on the date she assumed this role in 2023. Compared to cash compensation of non-employee directors in our Peer Group, the 2023 annual retainer for board service was below the median; the additional retainers provided to our committee chairs were at or below the median; and the Lead Independent Director retainer was set at approximately the 75th percentile.4

Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which include travel, hotel, and food and entertainment expenses (as applicable). In addition, directors are eligible to participate in the Regeneron Matching Gift Program, which is also available to eligible employees. Under this program, the Company matches contributions made by directors and employees to eligible tax-exempt organizations up to an annual maximum amount per director or employee.

Annual Equity Awards

2023 and 2024 Equity Awards

The January 2023 and January 2024 annual equity awards to our non-employee directors were made in accordance with the Current Compensation Program and complied with the respective limits imposed by the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan and the Settlement.

With respect to each of the January 2023 and January 2024 annual equity awards, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) determined that the targeted aggregate grant date fair value of such equity awards would be set at $600,000 per non-employee director and consist of stock options with a grant date fair value of $480,000 (or 80% thereof) and RSUs with a grant date fair value of $120,000 (or 20% thereof). The January 2023 annual equity awards to our non-employee directors are shown in the table below. On January 2, 2024, each of the then-serving non-employee directors (other than Drs. Guarini and Schenkein) received an annual equity award comprised of stock options representing 1,607 shares of common stock (with a grant date fair value of $479,846) and 135 RSUs (with a grant date fair value of $119,926). The aggregate grant date fair value of the January 2024 equity awards to these directors was $599,772 per such non-employee director. As non-employee directors newly elected effective September 8, 2023, Drs. Guarini and Schenkein each received a prorated annual equity award on January 2, 2024 consisting of 508 options (with a grant date fair value of $151,681) and 42 RSUs (with a grant date fair value of $37,310). The aggregate grant date fair value of the January 2024 equity awards to Drs. Guarini and Schenkein was $188,991 per such non-employee director. See “Equity Awards to New Directors” below for more information.

Similar to the process undertaken in respect of the January 2023 annual equity awards, the Corporate Governance and Compliance Committee recommended the approval of, and the board of directors approved, the terms of the January 2024 annual equity awards after consideration of the review, analysis, and recommendations of the Corporate Governance and Compliance Committee’s independent compensation consultant. Such analysis focused on, among other matters, the market practices of companies in our Peer Group, other relevant industry and market data points, Regeneron’s non-employee director compensation philosophy (including its emphasis on long-term incentives), and the terms of the Settlement.

[4]	Based on information reported by our Peer Group companies in 2023.

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Terms of Equity Awards

The exercise price of a non-employee director stock option is equal to the fair market value of a share of the Company’s common stock on the date of grant (determined as the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant or, if such date is not a trading day, on the last preceding date on which there was a sale of the Company’s common stock on the Nasdaq Global Select Market).

Under the Current Compensation Program, a pro-rata portion of each equity award (i.e., each stock option and RSU award) equal to the portion of one year that has passed from its date of grant vests on the date of the Company’s first annual shareholder meeting following the date of grant, and the remaining portion vests on the first anniversary of the date of grant. The RSU awards contain mandatory deferral provisions, according to which the shares underlying the RSUs will generally not be delivered to the non-employee director until the earliest of (i) the termination of the non-employee director’s service as a member of the board, (ii) the seventh anniversary of the RSU grant date, and (iii) the date of a change in control (as defined in the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (or its predecessor)). A non-employee director may, subject to compliance with applicable tax rules, elect in writing a maximum deferral period longer than the seventh anniversary of the grant date. Other than as discussed below, the vesting of equity awards is generally subject to continued service on the board, and stock option awards generally expire ten years following the date of grant.

To the extent they remain unvested and outstanding, equity awards granted to a non-employee director continue to vest following the retirement of that director provided applicable conditions relating to the length of the director’s service and the director’s age have been met. If a non-employee director’s service as a member of the board is terminated as a result of his or her death, all of the director’s equity awards will immediately vest in full.

To the extent they remain unvested and outstanding, equity awards granted to non-employee directors become fully vested automatically upon a change in control of the Company. Each non-employee director has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

Equity Awards to New Directors

Under the Current Compensation Program, any newly elected non-employee director will receive an initial equity award with an aggregate grant date fair value equal to 5/3rds of the aggregate grant date fair value of the most recent annual equity award to a non-employee director; and, with respect to the annual equity award to a non-employee director in respect of the first year of his or her service, the aggregate grant date fair value of such annual award will be prorated based on the date as of which the non-employee director first becomes a member of the board of directors. The initial equity awards to Drs. Guarini and Schenkein (shown in the table below) and their prorated January 2024 annual equity awards (discussed above) were consistent with these guidelines.

Compensation Arrangements of the Former Chair of the Board of Directors

On December 31, 1998, we entered into an employment agreement with the former Chair of the board of directors, Dr. Vagelos. Pursuant to the terms of his employment agreement, Dr. Vagelos was entitled to receive an annual salary of $100,000 as a non-officer employee, which in 2023 was prorated based on the length of time he was employed by the Company in 2023.

As Dr. Vagelos retired from the board of directors in June 2023, he did not receive an annual equity award as part of the Company’s regular year-end grant cycle in December 2023. The award agreements relating to Dr. Vagelos’s outstanding equity awards provide that any award unvested as of the June 2023 date of his qualified retirement (as defined in the applicable Company policy) will continue to vest in accordance with the terms of the applicable award agreement. In addition, as the result of his qualified retirement, the award agreements relating to Dr. Vagelos’s outstanding stock option awards provide that he is entitled to exercise all outstanding stock options throughout their original 10-year term.

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The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2023 in accordance with the policies, plans, and employment agreement described above:

Director Compensation

A	B	C	D	E	F	G	H
Name	Fees earned or paid in cash ($)	Stock awards[1] ($)	Option awards[1,2] ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings	All other compensation[3] ($)	Total ($)
Bonnie L. Bassler, Ph.D.	110,000	119,772	480,215	—	—	—	709,987
Michael S. Brown, M.D.	120,000	119,772	480,215	—	—	9,000[4]	728,987
N. Anthony Coles, M. D.	100,000	119,772	480,215	—	—	5,000[4]	704,987
Joseph L. Goldstein, M.D.	110,000	119,772	480,215	—	—	—	709,987
Kathryn Guarini, Ph.D.[5]	31,250	199,975	799,930	—	—	—	1,031,155
Christine A. Poon	148,022	119,772	480,215	—	—	—	748,009
Arthur F. Ryan	120,000	119,772	480,215	—	—	5,000[4]	724,987
David P. Schenkein, M.D.[5]	31,250	199,975	799,930	—	—	—	1,031,155
George L. Sing	120,000	119,772	480,215	—	—	5,000[4]	724,987
Marc Tessier-Lavigne, Ph.D. (retired)	67,120	119,772	480,215	—	—	—	667,107
Craig B. Thompson, M.D.	100,000	29,036	118,750	—	—	—	247,785
P. Roy Vagelos, M.D. (retired)	—	—	—	—	—	57,308[6]	57,308
Huda Y. Zoghbi, M.D.	110,000	119,772	480,215	—	—	5,000[4]	714,987
[1]	The amounts in columns C and D reflect the respective aggregate grant date fair values of RSUs and options awarded during the year ended December 31, 2023 pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. Valuation assumptions and methodologies used in the calculation of these amounts do not take into account expected forfeitures and are otherwise described in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 5, 2024 (the “2023 Annual Report”).
[2]	At December 31, 2023, the current and former non-employee directors listed in this table and Dr. Vagelos had the following aggregate number of stock option awards outstanding: Dr. Bassler: 20,975; Dr. Brown: 5,883; Dr. Coles: 5,883; Dr. Goldstein: 5,883; Dr. Guarini: 2,979; Ms. Poon: 52,960; Mr. Ryan: 5,883; Dr. Schenkein: 2,979; Mr. Sing: 52,960; Dr. Tessier-Lavigne: 0; Dr. Thompson: 4,012; Dr. Vagelos: 487,400; and Dr. Zoghbi: 28,635. At December 31, 2023, these individuals had the following aggregate number of RSU awards outstanding: Dr. Bassler: 1,247; Dr. Brown: 1,247; Dr. Coles: 1,247; Dr. Goldstein: 1,247; Dr. Guarini: 240; Ms. Poon: 1,247; Mr. Ryan: 1,247; Dr. Schenkein: 240; Mr. Sing: 1,247; Dr. Tessier-Lavigne: 0; Dr. Thompson: 319; Dr. Vagelos: 5,951; and Dr. Zoghbi: 1,247.
[3]	See the subsection “Compensation-Related Matters - Compensation Dashboard - Additional Compensation Information – Perquisites and Personal Benefits” for information regarding director air transportation in accordance with guidelines approved by our board of directors.
[4]	Consists of a Company contribution paid or payable on or before April 16, 2023 under the Regeneron Matching Gift Program in respect of charitable gifts made in 2023.
[5]	Drs. Guarini and Schenkein were elected as members of the board of directors on September 8, 2023; accordingly, their fees were prorated based on their election date. The table also reflects their initial equity awards granted effective as of their September 8, 2023 election date.
[6]	Consists of (i) $56,154 of salary (including an amount in lieu of accrued and unused vacation) paid pursuant to the terms of the employment agreement with Dr. Vagelos then in effect; and (ii) $1,154 for 401(k) Savings Plan matching contributions in respect of 2023.

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Proposal No. 1

Election of Directors

The board of directors, upon the recommendation of the Corporate Governance and Compliance Committee, has nominated for election at the 2024 Annual Meeting N. Anthony Coles, M.D., Kathryn Guarini, Ph.D., Arthur F. Ryan, and George L. Sing as Class III Directors for a three-year term expiring at the 2027 Annual Meeting; and David P. Schenkein, M.D. as a Class II Director for a two-year term expiring at the 2026 Annual Meeting.
The board of directors unanimously recommends a vote FOR the election of each of these nominees.

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The Company

Executive Officers Of The Company

Our leadership team possesses deep and diverse industry knowledge, a passion for science, and a shared commitment to help transform lives. All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers as of April 16, 2024 are set forth below. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

Leonard S. Schleifer, M.D., Ph.D., 71, founded the Company in 1988 and has been a director and its President and Chief Executive Officer since its inception. Dr. Schleifer has served as co-Chair of the Board since 2023 and previously served as Chair of the Board from 1990 through 1994. Dr. Schleifer, together with Regeneron’s founding scientist, Dr. Yancopoulos, built and has managed the Company over the past 36 years. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

George D. Yancopoulos, M.D., Ph.D., 64, joined Dr. Schleifer in 1989 as founding scientist of the Company, and together they built and have managed the Company since then. Dr. Yancopoulos is currently President and Chief Scientific Officer, and has served as a director since 2001 and as co-Chair of the Board since 2023. He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and/or developer of the 11 FDA-approved drugs the Company has developed, EYLEA, EYLEA HD, Praluent, Dupixent, Kevzara, Libtayo, Evkeeza, Inmazeb, Veopoz, ZALTRAP, and ARCALYST, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®.

Christopher Fenimore, 53, has been Senior Vice President, Finance and Chief Financial Officer since February 2024. He previously served as Senior Vice President, Controller from January 2021 to February 2024, as Vice President, Controller from March 2017 to December 2020, as Vice President, Deputy Controller from January 2017 to March 2017, and as Vice President, Financial Planning from January 2012 to December 2016. Prior to joining the Company in 2003, he was Vice President, Finance for a biotechnology start-up and worked in other healthcare industry-focused venture capital and investment banking roles. Mr. Fenimore started his career as an auditor at KPMG and is a Certified Public Accountant in the State of New York. Mr. Fenimore holds an M.A. in Biotechnology from Columbia University, an M.B.A. in Professional Accounting from Rutgers Business School, and a B.A. in Economics from Rutgers University.

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Joseph J. LaRosa, 65, has been Executive Vice President, General Counsel and Secretary since January 2019. From September 2011 to December 2018, he served as Senior Vice President, General Counsel and Secretary. Before joining Regeneron, Mr. LaRosa was Senior Vice President, General Counsel, and Secretary at Nycomed US Inc. Mr. LaRosa’s prior experience includes working in a number of senior legal positions at Schering-Plough Corporation from 1993 to 2009, where he was a corporate officer and served most recently as Vice President, Legal Affairs, and a member of the Operations Management Team. Mr. LaRosa received his J.D. from New York University School of Law.

Marion McCourt, 64, has been Executive Vice President, Commercial since January 2021. She previously served as Senior Vice President, Commercial from February 2018 to December 2020. From April 2017 until joining the Company, Ms. McCourt served as the Principal Operating Officer and the Chief Operating Officer and President of Axovant Sciences, Inc. Ms. McCourt previously served as chief operating officer of Medivation, Inc. from February 2016 until its acquisition by Pfizer Inc. in September 2016. Previously, Ms. McCourt worked at Amgen Inc., where she most recently served as a Vice President in U.S. Commercial Operations from February 2014 to January 2016. From May 2013 to January 2014, Ms. McCourt served as Vice President and General Manager at Amgen where she was responsible for the bone health and primary care business unit. From 2012 to 2013, she was Chief Operating Officer for AstraZeneca U.S., a division of AstraZeneca plc. Her responsibilities included oversight and leadership of all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, and corporate affairs. During her 12-year tenure at AstraZeneca, Ms. McCourt was President and Chief Executive Officer of AstraZeneca Canada Inc. from 2011 to 2012 and also held various other roles at AstraZeneca Pharmaceuticals LP, a subsidiary of AstraZeneca plc. Ms. McCourt received her B.S. in Biology from Lafayette College.

Andrew J. Murphy, Ph.D., 66, has been Executive Vice President, Research since January 2019. He previously served as Senior Vice President, Research, Regeneron Laboratories from January 2013 to December 2018, as Vice President, Target Discovery from May 2005 to December 2012, as Vice President, Gene Discovery and Bioinformatics from January 2001 to May 2005, and as Director of Genomics and Bioinformatics from May 1999 to December 2000. Dr. Murphy is a co-inventor of several of the Company’s key technologies, including VelociGene® and VelocImmune®, and continues to lead several technology centers and therapeutic focus areas. He received his B.S. in Molecular Biology at the University of Wisconsin, and his Ph.D. in Human Genetics from Columbia University, College of Physicians and Surgeons.

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Jason Pitofsky, 47, has been Vice President, Controller since February 2024. He previously served as Vice President, Accounting and Financial Reporting from January 2021 to February 2024 and as Executive Director, Accounting and Financial Reporting from January 2017 to December 2020. Between 2011 and 2017, Mr. Pitofsky held positions of increasing responsibility in the Company’s accounting department. Prior to joining the Company in 2011, he was a Senior Manager at PricewaterhouseCoopers. Mr. Pitofsky holds a B.S. in Accounting from Binghamton University and is a Certified Public Accountant in the State of New York.

Neil Stahl, Ph.D., 67, has been Executive Vice President, Research and Development since January 2015. He previously served as Senior Vice President, Research and Development Sciences from January 2007 to December 2014, as Senior Vice President, Preclinical Development and Biomolecular Sciences from December 2000 to December 2007, and as Vice President, Preclinical Development and Biomolecular Sciences from January 2000 to December 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

Daniel P. Van Plew, 51, has been Executive Vice President and General Manager, Industrial Operations and Product Supply since January 2016. From April 2008 to December 2015, Mr. Van Plew served as Senior Vice President and General Manager, Industrial Operations and Product Supply. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in 2007. From 2006 until 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received his M.S. in Chemistry from The Pennsylvania State University and his M.B.A. from Michigan State University.

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Corporate Governance

Overview

Regeneron is committed to good corporate governance, which we believe promotes the long-term interests of shareholders, strengthens the accountability of the board of directors and management, and helps build trust in the Company. The following chart summarizes key information regarding our corporate governance.

Board and Other Governance Information	2024*
Size of Board	13
Number of Independent Directors	10
Number of Female Directors	4
Number of Directors Diverse by Race or Ethnicity	4
Lead Independent Director
Majority Voting in the Election of Directors
Director Resignation Policy
Director Time Commitment Policy
Number of Meetings of the Board of Directors Held in 2023	6
Executive Sessions of Independent Directors without Management Present
Code of Business Conduct and Ethics Applicable to All Employees, Officers, and Directors
Annual Board and Committee Self-Evaluations
Stock Ownership Guidelines for Directors and Senior Executives
Annual Say-on-Pay Vote
Active Shareholder Engagement
Shareholder Right to Call Special Shareholder Meeting
*	As of April 16, 2024.

Our corporate governance has been enhanced based on shareholder feedback over the last decade, including by adopting the corporate governance practices shown below. See “Compensation Discussion and Analysis – Compensation Processes – Shareholder Input and Outreach and the 2023 Say-on-Pay Vote Result” for more information.

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Capital Structure

Regeneron currently has two classes of stock outstanding – Class A stock, par value $0.001 per share (“Class A stock”), which is entitled to ten votes per share; and common stock, par value $0.001 per share (“common stock”), which is entitled to one vote per share. While multi-class capital structures of some companies enable the holders of the high-vote shares to outvote all other shareholders, this is not the case for Regeneron’s dual-class voting structure.

The number of shares of Class A stock outstanding, which comprised ~95% of total shareholder votes at the time of our 1991 IPO, has been steadily decreasing ever since, effectively giving greater weight to the voting rights of the holders of common stock as the Company matures. As of the record date of the 2024 Annual Meeting, the Class A stock comprised only ~14% of total shareholder votes. No new Class A stock has been issued since the IPO. As of the record date of the 2024 Annual Meeting, there were 1,818,146 and 108,367,357 shares of Class A stock and common stock outstanding, respectively.

We believe this capital structure is aligned with the Company’s long-term focus in an industry in which the development of a single product can take more than a decade and requires significant investments. We also believe it helps protect long-term, sustainable value creation by modestly amplifying the voting input of the Class A holders – primarily our co-founders, who still lead the Company. Regeneron’s governance, including its capital structure, is reviewed by the board on a periodic basis.

In addition, the rights of the holders of common stock are protected not only by their collective voting power of approximately 86%, but also by other features by Regeneron’s corporate governance, including the enhancements adopted by Regeneron based on shareholder input over the last decade. Such features include majority voting in the election of directors, shareholders’ right to call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast, and our active, extensive shareholder engagement efforts. As a matter of corporate law and Regeneron’s charter, the voting rights granted holders of Class A stock cannot be unilaterally changed by Regeneron’s board or a vote of the holders of common stock; such rights may be amended only with the affirmative vote of holders of the majority of the shares of Class A stock.

Code of Ethics

The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

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Succession Planning and Talent Development Process

Under our Corporate Governance Guidelines, the board of directors is required to periodically review with our CEO Regeneron’s plan for succession to the offices of the CEO and other senior executive positions. In recent years, the board and its committees conducted a multi-year formal succession planning and talent review, which included succession planning for the CEO and other senior management positions and incorporated diversity considerations as a strategic priority. The applicable committees of the board of directors advanced this formal review by focusing on certain assigned functions and roles within the Company. As part of this process, the Audit Committee reviewed functions and roles within the Company’s finance, information technology, and real estate & facilities management organizations, while the Compensation Committee and the Technology Committee reviewed functions and roles within the Company’s commercial and certain other general and administrative organizations and the Company’s research & development and global development organizations, respectively. Succession planning and talent review efforts overseen by the board and/or its committees continued in 2023 and 2024 to date.

An example of our succession planning and talent review program in action was the recently completed Chief Financial Officer transition. Effective February 2024, the board appointed Christopher Fenimore to succeed Robert E. Landry as the Company’s Chief Financial Officer upon Mr. Landry’s retirement. Mr. Fenimore, who joined the Company in 2003 and had been the Company’s Controller since March 2017, was identified and developed over several years as an internal candidate for the office of the CFO, which enabled his seamless transition into this role earlier this year.

In addition to formal succession planning, directors also have exposure to Regeneron leaders through board and committee presentations and discussions and informal events and interactions with key talent throughout the year, both in small-group and one-on-one settings.

Corporate Responsibility

Regeneron’s mission is to use the power of science to repeatedly bring life-changing medicines to patients. We are committed to operating responsibly, communicating transparently about our impacts, and engaging stakeholders in our mission. We strive to “Do Well by Doing Good,” which guides our approach to corporate responsibility. We disclose detailed information about significant corporate responsibility matters in our annual responsibility reports.

Our board of directors and management team recognize the importance of corporate responsibility matters. The Company’s policy is to take into consideration the long-term interests of the Company, its shareholders, and other stakeholders, including patients, employees, the healthcare community, regulators, collaborators, suppliers, and local communities. While the full board has retained oversight of the Company’s strategies and policies related to diversity, equity, and inclusion, the board’s Corporate Governance and Compliance Committee has been tasked with oversight of corporate responsibility as set forth in its charter. Under our Corporate Governance Guidelines, the Corporate Governance and Compliance Committee is responsible for conducting a periodic review of ESG matters and overseeing the Company’s key corporate responsibility initiatives, including those expected to have a significant impact on the Company’s ability to deliver sustained growth. Management, who has the responsibility for formulating and implementing such initiatives and matters, has established for these purposes a Responsibility Committee comprised of cross-functional business leaders.

Our responsibility strategy centers on three focus areas:

•	Improve the lives of people with serious diseases
•	Foster a culture of integrity and excellence
•	Build sustainable communities

As shown below, our 2025 responsibility goals span across these three areas, focusing on the environmental and social issues that we believe are most significant to our business and stakeholders.

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2025 Global Responsibility Goals

IMPROVE THE LIVES OF PEOPLE WITH SERIOUS DISEASE

- Use the power of science to discover and advance important new medicines while continuing to make substantial investments in R&D.
- Identify genetic insights that will support the discovery and advancement of tomorrow's medicines through our Regeneron Genetics Center®.
- Set fair, value-based prices for our medicines and break down barriers to patient access.
- Support organizations that offer disease prevention, diagnosis, and treatment for people touched by serious diseases.

FOSTER A CULTURE OF INTEGRITY AND EXCELLENCE

- Cultivate a leading workplace experience that is rooted in our unique science-driven culture.
- Increase representation of diverse individuals in leadership and foster inclusion across our organization.
- Be vigilant in ensuring integrity remains at the core of how we operate.
- Implement continuous improvements to uphold our high-quality, safe, and reliable product supply.
- Make Regeneron the safest part of people's day by focusing on prevention in our drive towards zero incidents.

BUILD SUSTAINABLE COMMUNITIES

- Achieve our environmental targets to help protect and restore the planet.*
- Foster the next generation of scientific innovators by providing STEM experiences to 2.5 million students.
- Drive employee volunteer levels above national standards.

*	Our accompanying set of environmental targets are outlined in detail in our 2023 Responsibility Report.

In 2023, we made significant progress toward achieving many of these responsibility goals. Select highlights within each focus area are summarized below, and a detailed discussion of our progress is included in our 2023 Responsibility Report.

Our responsibility efforts and progress across these focus areas have garnered recognitions. For example, as of the end of 2023, we were ranked in the top 10% of our industry in three leading ESG ratings: S&P Global, Sustainalytics, and ISS-ESG. Additionally, in 2023, we were included in the Dow Jones Sustainability World Index for the fifth year in a row and the Dow Jones Sustainability North America Index for the fourth year in a row. These global and regional indices are comprised of corporate leaders in ESG practices.

We have also continued to enhance our responsibility reporting. Our 2023 Responsibility Report continues to align with the Sustainability Accounting Standards Board (“SASB”) framework and with the Global Reporting Initiative Universal Standards. In 2024, we also published on our website our fourth annual Task Force for Climate-related Financial Disclosures (“TCFD”) report on Regeneron’s climate-related risks and opportunities and, as discussed below, our second annual Better Workplace. Better Science. Better World. Impact Report.

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Improve the lives of people with serious diseases. As a science-focused company, we operate Regeneron with the long-term outlook required to turn rigorous scientific research into important new medicines. All 11 of our medicines approved by the U.S. Food and Drug Administration (“FDA”) and almost all of the product candidates in our clinical pipeline are homegrown – discovered in Regeneron’s labs using our industry-leading, proprietary technologies. Our support for patients extends beyond the labs to disease education and awareness efforts, patient assistance programs, and our commitment to access to medicine and responsible pricing. We strive to make thoughtful and well-informed pricing decisions with fairness and affordability in mind and are guided in this endeavor by our board of directors, which is closely involved in and provides oversight of all key pricing determinations. We believe we have the appropriate governance mechanisms and internal processes in place to ensure that pricing decisions are thoroughly and appropriately vetted prior to implementation and are made in line with our values and commitments. This includes routine presentations to our board of directors and/or the appropriate committees thereof on drug pricing strategies, practices, and trends.

In 2023, our commitment to improving lives was highlighted by securing FDA approvals for Veopoz and EYLEA HD, our 10th and 11th FDA-approved medicines, as well as regulatory approvals for several new indications for existing products; and making significant progress in our product pipeline of approximately 35 product candidates as of the date of our 2023 Annual Report, including potential new treatments for ultra-rare and rare diseases. We are proud of these scientific accomplishments and the potentially life-changing benefits they can deliver to patients. As the first and only treatment indicated specifically for CHAPLE, an ultra-rare hereditary disease, Veopoz is a testament to our commitment to uncovering genetic insights and applying them to the development of effective treatments for patients in need – regardless of the prevalence of their disease.

We are dedicated to making sure our medicines are available to everyone who needs them, including those in low- and middle-income countries (“LMICs”). For example, since 2018, we have worked with the World Health Organization (“WHO”), FDA, and other global organizations to offer Inmazeb, our treatment for the infection caused by Zaire ebolavirus, under a compassionate use protocol in response to Ebola outbreaks in affected African countries. We have an executive-sponsored Inmazeb access working group and we proactively engage public health agencies, non-governmental agencies, and others in our industry to ensure continued access to Inmazeb in LMICs. In November 2023, Inmazeb became the first Zaire ebolavirus treatment to be prequalified by the WHO, marking an important step toward greater access to Inmazeb in LMICs most at risk for Ebola outbreaks.

Foster a culture of integrity and excellence. Regeneron’s unique culture makes us who we are. Our culture includes our science-led mindset, our high ethical standards, and our unwavering focus on solving big, complex problems. We are equally committed to conducting our business responsibly and ethically. This is demonstrated through the range of policies, practices, and initiatives we have implemented, encompassing areas such as ethics and compliance, responsible sales and marketing, ethical clinical trials, responsible supply chain, occupational health and safety, and product quality and patient safety.

As we grow, we remain committed to making significant investments to attract and retain top talent and advance our culture of valuing diversity. We believe our commitment to these principles allows us to better drive innovation and achieve our mission to bring important new medicines to patients. In 2023, we continued to advance our diversity strategy focused on creating a better workplace, better science, and better world. For example, we expanded our mentoring program and inclusive leadership workshops for senior leaders and new managers, focusing on our diverse talent base to increase leadership skills, connection, and visibility of underrepresented talent. We have also continued to take steps to further integrate diversity considerations into the design and selection of sites for our clinical trials to make sure they reflect the diversity of patients with the diseases under investigation.

In 2024, we published on our website our second annual Better Workplace. Better Science. Better World. Impact Report, which includes a detailed discussion of our diversity strategic framework, governance model, goals, and initiatives. We have also continued to share our progress in these areas and related metrics in our 2023 Responsibility Report and publish consolidated EEO-1 data (data from annual reports submitted to the U.S. Equal Employment Opportunity Commission) on our website.

Build sustainable communities. While we operate globally, we remain closely connected to our local communities. We want them to be environmentally, culturally, and economically resilient. We recognize the ways environmental stresses can impact human health and are committed to doing our part to protect and restore the health of the planet in line with our mission to improve lives. As part of our 2025 responsibility goals, we set ambitious medium- and longer-term environmental sustainability targets. We report on our continued progress toward these goals and targets in our responsibility reports.

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We also strengthen our communities through strategic philanthropic investments, product donations, and the power of our colleagues’ talents and time. We are a long-standing supporter of science, technology, engineering, and math (“STEM”) education, and make major philanthropic investments to inspire and celebrate future scientific innovators, including our ten-year, $100-million commitment to the Regeneron Science Talent Search, the United States’ most prestigious pre-college science and mathematics competition. We have also been the title sponsor of the Regeneron International Science and Engineering Fair, the world’s largest pre-college science and engineering competition, since 2019 and announced in 2023 an additional $34 million, 5-year commitment. Over the past four years, we have provided STEM experiences to approximately 2.4 million students, putting us on track to outperform our goal of reaching 2.5 million STEM students by 2025.

We continue to foster employee volunteerism to reach our 2025 global responsibility goal of driving employee volunteer levels above national standards. In 2023, over 7,300 employees volunteered approximately 39,600 hours, including approximately 51% of our employees who volunteered nearly 23,600 hours to approximately 230 nonprofits during our seventh annual company-wide service event, Day for Doing Good.

We are proud to have been named to the Civic 50 for the seventh consecutive year. The Civic 50 recognizes the most community-minded companies in the United States.

For more information about our responsibility efforts and results, please refer to the 2023 Responsibility Report available on our website.

Public Policy Engagement

We are committed to adhering to the highest ethical standards when engaging in any political activities. Reflecting this commitment, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) has adopted the Company’s Corporate Political Contributions Policy, a formal written policy that, together with our code of business conduct and ethics, sets forth our policies and procedures on political contributions and political activity. The policy is available on our website at www.regeneron.com under the “Transparency & Policies” heading on the “Responsibility” page.

Stock Ownership Guidelines

We maintain robust stock ownership guidelines for our directors, executive officers, and other senior executives, as shown below.

Non-Employee Directors Must own* shares with a value at least 3x their annual retainers.	CEO and CSO Must own* shares with a value at least 6x their applicable base salaries.	Other Executive Officers and Senior Executives Must own* shares with a value at least 2x their applicable base salaries.

*	For purposes of our stock ownership guidelines, “owned” shares include shares of the Company’s Class A stock and common stock as well as shares subject to outstanding time-based restricted stock and time-based restricted stock unit awards. Shares subject to unexercised stock options or unvested performance-based restricted stock unit awards are not considered “owned” for purposes of these guidelines.

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Certain Relationships and Related Transactions

Review, Approval, or Ratification of Transactions with Related Persons

The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. The Company considers transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000 in any calendar year, and a director, officer, more than 5% holder of our voting securities, any immediate family member of any of the foregoing, or any related entity of any of the foregoing has a direct or indirect material interest to constitute related person transactions. The policy provides for a standing pre-approval of transactions with any passive institutional shareholder who holds more than 5% of our voting securities and transactions where all shareholders receive proportional benefits. With respect to any new transaction that is deemed pre-approved, the Audit Committee receives a summary of each such transaction and retains the ability to require that one or more of such transactions be subject to the standard approval procedures. The policy also requires that the arrangements relating to a permanent, full-time employment of an immediate family member of a director or executive officer hired by the Company be approved in accordance with the policy. In addition, in the event a person is or becomes a director or executive officer of the Company and an immediate family member of such person is a permanent, full-time employee of the Company, no material, outside-of-the-ordinary-course-of-business change in the terms of employment, including compensation, is permitted to be made without the prior approval of the Audit Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment is reviewed and approved in the same manner as compensatory arrangements of other executive officers).

The board of directors has determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction (other than a transaction that is deemed pre-approved as described above) must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chair of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact on a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

Transactions with Related Persons

Stanford University

Dr. Marc Tessier-Lavigne, who retired from the board of directors in September 2023, served as the President of Stanford University until August 2023. In 2023, we made payments to Stanford University of approximately $882,000 in the aggregate consisting of payments for services provided in connection with clinical trials entered into in the ordinary course of business, a medical education fellowship grant, the sponsorship of medical education conferences or other related events at Stanford, membership fees for an education affiliate program, and certain contractual royalty and licensing payments. In 2024 through the end of the first quarter, we made payments to Stanford of $10,000 in the aggregate relating to a contractual royalty payment and the sponsorship of a medical education conference.

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Other

Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted under the New York Business Corporation Law, no director or officer of our Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. In addition, our By-Laws provide that we shall indemnify our directors and certain of our other personnel against expenses (including attorneys’ fees) and certain other liabilities, including judgments, fines, and amounts paid in settlement, arising out of or incurred as a result of legal actions brought or threatened against them by reason of their position in our Company, subject to certain qualifications and provided that each such person acted in good faith, in a manner that they reasonably believed was in the Company’s best interest, and, where applicable, not unlawful. Subject to the provisions of our Certificate of Incorporation, our By-Laws, and the New York Business Corporation Law, we may also advance expenses of the individuals entitled to indemnification.

Audit Matters

Introduction

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s financial statements for the past 35 years. The Audit Committee believes that the continued engagement of one independent registered public accounting firm contributes to higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP’s deep institutional knowledge of our operations and business, accounting policies and practices, and internal controls. SEC rules and PricewaterhouseCoopers LLP policies require the lead audit partner to be rotated at least every five years. The Audit Committee and its Chair are involved in the selection of PricewaterhouseCoopers LLP’s lead audit partner pursuant to this rotation. A new lead audit partner was selected beginning with the fiscal year 2022 audit. Additionally, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the Company’s independent registered public accounting firm.

The Audit Committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024 be submitted for ratification by the shareholders at the 2024 Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024 is not required by the Company’s charter documents or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024, the board of directors will consider the matter at its next meeting. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the 2024 Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the 2024 Annual Meeting.

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Information about Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022 were:

	2023 ($)	2022 ($)
Audit Fees	3,467,873	3,178,445
Audit-Related Fees	25,000	—
Tax Fees	—	81,709
All Other Fees	6,195	6,335
Total Fees	3,499,068	3,266,489

Audit Fees. Audit fees in 2023 and 2022 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, technical accounting consultations related to the annual audit, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

Audit-Related Fees. Audit-related fees in 2023 were for pre-implementation review services in connection with an upgrade of the Company’s enterprise resource planning software.

Tax Fees. Tax fees in 2022 were for tax planning and advisory services.

All Other Fees. All other fees in 2023 and 2022 were for annual subscriptions to accounting resources.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2023 or 2022.

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Audit Committee Report

We have reviewed the audited financial statements of the Company for the year ended December 31, 2023, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB.

Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee
George L. Sing, Chair
N. Anthony Coles, M.D.
Kathryn Guarini, Ph.D.
Arthur F. Ryan

Proposal No. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The board of directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

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Shareholders

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 16, 2024, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the NEOs referred to below under “Compensation-Related Matters—Compensation Discussion and Analysis,” all directors and current executive officers as a group, and each other person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of Class A stock or common stock, based upon (unless indicated otherwise) information obtained from such persons, and the percentage that such shares represent of the number of outstanding shares of Class A stock and common stock, respectively.

The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. No new shares of Class A stock have been issued since our IPO in 1991. See “The Company – Corporate Governance – Capital Structure” for more information. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 1,818,146 shares of Class A stock and 108,367,357 shares of common stock outstanding as of April 16, 2024, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person assume the conversion on April 16, 2024 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options, performance restricted stock units (“PSUs”), RSUs, or other convertible securities (if any) held by that person (and by directors and executive officers as a group) that are exercisable or releasable as of April 16, 2024 or are exercisable or releasable within sixty days after April 16, 2024 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

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	Shares of Class A Stock Beneficially Owned[1]		Shares of Common Stock Beneficially Owned[1]
Name and Address of Beneficial Owner	Number	Percent of Class	Number[2]		Percent of Class
Beneficial Owners of More than 5% of Class A Stock or Common Stock (Other than Directors and Executive Officers):
FMR LLC[3] 245 Summer Street Boston, Massachusetts 02210	—	—	10,317,407		9.5%
The Vanguard Group, Inc.[4] 100 Vanguard Blvd. Malvern, PA 19355	—	—	8,838,240		8.2%
BlackRock, Inc.[5] 55 East 52nd Street New York, New York 10055	—	—	8,629,707		8.0%
JPMorgan Chase & Co.[6] 383 Madison Avenue New York, NY 10179	—	—	7,219,436		6.7%
Directors and Executive Officers:[7]
Leonard S. Schleifer, M.D., Ph.D.	1,726,565[8]	95.0%	3,294,518	[9]	3.0%
George D. Yancopoulos, M.D., Ph.D.	42,750[10]	2.4%	1,953,137	[11]	1.8%
Bonnie L. Bassler, Ph.D.	—	—	19,248	[12]	[27]
Michael S. Brown, M.D.	—	—	17,825	[13]	[27]
N. Anthony Coles, M.D.	—	—	6,674	[14]	[27]
Joseph L. Goldstein, M.D.	—	—	8,956	[15]	[27]
Kathryn Guarini, Ph.D.			2,526	[16]	[27]
Robert E. Landry (retired)	—	—	86,714	[17]	[27]
Andrew J. Murphy, Ph.D.	—	—	271,079	[18]	[27]
Christine A. Poon	—	—	54,530	[19]	[27]
Arthur F. Ryan	—	—	23,463	[20]	[27]
David P. Schenkein, M.D.			2,526	[21]	[27]
George L. Sing	—	—	75,357	[22]	[27]
Craig B. Thompson, M.D.	—	—	4,792	[23]	[27]
Daniel P. Van Plew	—	—	73,846	[24]	[27]
Huda Y. Zoghbi, M.D.	—	—	28,298	[25]	[27]
All Directors and Current Executive Officers as a Group (20 persons)	1,769,315	97.4%	6,467,791	[26]	5.7%

[1]	The inclusion in this table of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
[2]	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

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[3]	Based solely on an amendment to a Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson on February 9, 2024. According to this amendment, FMR LLC has sole voting power as to 9,968,323 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC.
[4]	Based solely on an amendment to a Schedule 13G filed by The Vanguard Group, Inc. on February 13, 2024. According to this amendment, The Vanguard Group, Inc. has shared voting power as to 132,744, sole dispositive power as to 8,390,875, and shared dispositive power as to 447,365 of the shares reported as beneficially owned.
[5]	Based solely on an amendment to a Schedule 13G filed by BlackRock, Inc. on January 25, 2024. According to this amendment, BlackRock, Inc. has sole voting power as to 7,824,297 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned.
[6]	Based solely on an amendment to a Schedule 13G filed by JPMorgan Chase & Co. on January 25, 2024. According to this amendment, JPMorgan Chase & Co. has sole voting power as to 6,521,043, shared voting power as to 25,308, sole dispositive power as to 7,180,482, and shared dispositive power as to 35,881 of the shares reported as beneficially owned.
[7]	The address for each director and executive officer is c/o Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.
[8]	Includes 15,775 shares of Class A stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.
[9]	Includes (i) 872,507 shares of common stock purchasable upon the exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (collectively, the “Long-Term Incentive Plans”) that are exercisable or become so within sixty days after April 16, 2024; (ii) 250,000 shares of common stock held in a grantor retained annuity trust of which Dr. Schleifer is the trustee; (iii) 64,985 shares of common stock held in a trust for the benefit of Dr. Schleifer’s family members, of which Dr. Schleifer’s spouse is a trustee; (iv) 100 shares of common stock held in a charitable foundation of which Dr. Schleifer is a director and officer; and (v) 5,932 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
[10]	Of these shares, 23,367 shares are held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members; Dr. Yancopoulos is a trustee of the trust. The remaining 19,383 shares are held in trusts for the benefit of Dr. Yancopoulos’s children, of which Dr. Yancopoulos is the trustee.
[11]	Includes (i) 643,395 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; (ii) 5,903 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iv) 801,608 shares of common stock held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members, of which Dr. Yancopoulos is a trustee; (v) 180,000 shares of common stock held in trusts for the benefit of Dr. Yancopoulos’s children; and (vi) 279,481 shares of common stock held in grantor retained annuity trusts of which Dr. Yancopoulos is the trustee.
[12]	Consists of (i) 17,941 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[13]	Consists of (i) 5,356 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024, which are held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (ii) 6,162 shares of common stock held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (iii) 5,000 shares of common stock held in a trust of which Dr. Brown’s spouse is trustee for the benefit of Dr. Brown’s immediate family members; and (iv) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service. Dr. Brown disclaims beneficial ownership of the shares referenced in (iii).
[14]	Includes (i) 5,356 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[15]	Includes (i) 2,649 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[16]	Consists of (i) 2,323 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 203 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[17]	Includes (i) 70,499 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; (ii) 6,803 shares of restricted stock (“RSAs”); and (iii) 286 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

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[18]	Includes (i) 218,452 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; (ii) 18,308 RSAs; and (iii) 4,321 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
[19]	Includes (i) 52,433 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[20]	Includes (i) 5,356 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[21]	Consists of (i) 2,323 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 203 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[22]	Includes (i) 46,933 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; (ii) 750 shares of common stock held by Mr. Sing’s spouse; (iii) 400 shares of common stock held by Mr. Sing’s spouse as custodian for the benefit of their son; (iv) 1,000 shares of common stock held in a trust for benefit of Mr. Sing’s son; and (v) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[23]	Consists of (i) 4,413 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 379 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[24]	Includes (i) 39,992 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; (ii) 15,134 RSAs; (iii) 1,100 shares of common stock held in an account under the Company’s 401(k) Savings Plan; and (iv) 12,367 shares of common stock held in a grantor retained annuity trust of which Mr. Van Plew is the trustee.
[25]	Consists of (i) 26,991 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; and (ii) 1,307 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024 upon termination of service.
[26]	Includes (i) 2,433,700 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 16, 2024; (ii) 66,197 RSAs; (iii) 11,241 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 16, 2024; and (iv) 25,161 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
[27]	Represents less than 1%.

Shareholder Communications

The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the communication is addressed.

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Compensation-Related Matters

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2023 executive compensation program.1 This CD&A is intended to be read in conjunction with the subsequent tables presented under “Compensation Dashboard – 2023 Executive Compensation Tables,” which provide further historical compensation information for our “Named Executive Officers” or “NEOs” identified below.2

[1]	In this section, “we,” “us,” and “our” refer to the Company and, where applicable, to the Compensation Committee of the Company’s board of directors.
[2]	This year, our NEOs as determined in accordance with SEC rules consist of the following: our Board co-Chair, President and Chief Executive Officer (“CEO”); our former Executive Vice President, Finance and Chief Financial Officer (“CFO”), who retired from the Company in February 2024; and our three other highest-paid executives for 2023, our Board co-Chair, President and Chief Scientific Officer (“CSO”), our Executive Vice President and General Manager, Industrial Operations and Product Supply, and our Executive Vice President, Research.

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Executive Summary

As you read this CD&A and cast your advisory vote on the compensation of our NEOs, we encourage you to consider Regeneron’s compensation program in light of our distinct corporate culture and long-term performance.

Regeneron is a unique company at the forefront of medical science, with a relentless focus on long-term growth through internal innovation. Our story is unusual, with remarkable consistency of leadership and single-minded purpose to accelerate discovery and development of innovative medicines. Our compensation program reflects decades of experience with incentivizing employees of a high-growth, science-oriented company. It has been shaped by our corporate culture and is designed to support our mission of bringing life-changing medicines to patients. Among the compensation program’s primary objectives are to reward long-term, sustainable performance and to promote an environment where employees are empowered to focus on our mission of drug discovery and development. To ensure that our compensation program is “fit for purpose,” we utilize equity awards for all employees to encourage them to think and act like owners, to align their interests with the long-time horizons for which we manage the business, and to create a shared incentive to deliver the type of successful research and commercialization efforts that create sustainable value for shareholders. Our business accomplishments, record of scientific excellence, and industry-leading retention rate demonstrate the effectiveness of our approach.

We believe that our Company’s performance is best assessed from a long-term perspective, consistent with the long-term nature of the drug discovery and development cycle and our goal of long-term shareholder value creation. Since our inception, we have brought to market 11 FDA-approved products – all invented at Regeneron – and delivered total shareholder return of over 4,700%. In the most recent decade, we received FDA approval or authorization for nine new products and 12 new product indications, while creating a robust, industry-leading pipeline of more than 35 product candidates in clinical development. These research and development accomplishments, along with commercial and business execution, drove total shareholder return of 219% over this 10-year period and helped Regeneron outperform both the broader market and the biotechnology industry (see chart below).

Shareholder Value Creation Over Last Decade Driven By Relentless Innovation and Product Pipeline Progress

DME = diabetic macular edema; DR = diabetic retinopathy; LDL-C = low-density lipoprotein cholesterol; AD = atopic dermatitis; RA = rheumatoid arthritis; CSCC = cutaneous squamous cell carcinoma; CRSwNP = chronic rhinosinusitis with nasal polyposis; EUA = Emergency Use Authorization from FDA; FDA = U.S. Food and Drug Administration; HoFH = homozygous familial hypercholesterolemia; NSCLC = non-small cell lung cancer; BCC = basal cell carcinoma; EoE = eosinophilic esophagitis; PN = prurigo nodularis; ROP = retinopathy of prematurity; PMR = polymyalgia rheumatica; wAMD = wet age-related macular degeneration; CHAPLE = CD55-deficient protein-losing enteropathy; and NQ US Pharma = NASDAQ US Benchmark Pharmaceuticals Total Return Index. Consult the product label in each approved territory for specific information about the products and indications shown in this chart.

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The steps we took in recent years also demonstrate that we have embraced a model of enhanced shareholder engagement. We have worked to foster long-term relationships and trust with our shareholders and implemented several enhancements to Regeneron’s corporate governance. We have also focused on strengthening the alignment of our executive compensation program with investor perspectives and interests without disrupting the unique and effective relationship between the program and our corporate culture.

Looking back at 2023, we believe our strong performance last year was reinforced by our compensation program, as shaped by our corporate culture and shareholder feedback. We also received positive feedback on our compensation program, as demonstrated by the overwhelming support of the say-on-pay vote in 2023 at 87.1% of the votes cast, and continued to engage with shareholders on executive compensation and other governance topics.

2023 Business Accomplishments and Shareholder Value Creation Supported by
Unique Compensation Program Shaped by Corporate Culture and Shareholder Feedback

Corporate Culture

- Relentless focus on science and innovation
- Emphasis on long-term growth through internal innovation
- Loyal and motivated employees dedicated to drug discovery/ development
- Commitment to "Doing Well by Doing Good"

Shareholder Feedback

- Align pay with long-term performance
- Calibrate size and mix of equity awards to achieve balanced program
- Use more rigorous framework for determining annual cash incentive awards
- Manage burn rate
- Promote retention of key leaders

Compensation Program

- Equity awards for all employees
- 90% of annual equity grants awarded to employees other than NEOs
- Longer vesting and deferral periods for equity awards relative to many peers
- Enhanced framework for assessing Company performance and determining Company performance multiplier
- Stabilized or decreasing burn rate despite headcount growth

2023 Accomplishments & Shareholder Value Creation

- Obtained FDA approvals of EYLEA HD and Veopoz (representing 10th and 11th FDA-approved medicines invented by Regeneron)
- Reported positive results from two Phase 3 trials of Dupixent in COPD and completed regulatory submission on expedited basis (for review of first new treatment approach for this serious disease in over a decade)
- Completed regulatory submissions for odronextamab and linvoseltamab
- Initiated 27 clinical trials for new or existing programs
- Invested $4.4 billion in R&D and allocated additional $719 million for capital expenditures, including expansion of R&D facilities at our corporate headquarters and construction of fill/finish facility
- Achieved industry-leading retention rate of 94%
- Completed $2.2 billion of share repurchases
- Delivered total shareholder return of 22%

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Compensation Program Overview

Our Corporate Culture and Pay Philosophy

We focus on long-term growth through internal innovation. Our compensation model and broad-based equity program reinforce our company culture and are designed to reward long-term, sustainable performance.

An “overnight breakthrough” in the biotechnology industry takes years of research and drug development spearheaded by a collection of the world’s top scientists, staff, and businesspeople that are supported by substantial and patient capital investment. Our corporate culture and pay philosophy are the interlinked product of the unique challenges at the forefront of medical science, which require agility, persistence, and top-tier talent.

Regeneron’s culture is defined by loyal and motivated employees with an entrepreneurial spirit who are dedicated to the Company’s mission to use the power of science to bring life-changing medicines to patients. Our employees’ engagement, commitment, and achievements are key drivers of pipeline success and our long-term performance. For Regeneron to succeed, our compensation model must reward long-term, sustainable performance and reinforce a culture where employees are empowered to pursue fulfilling careers and focus on our mission. Therefore, our compensation model is designed to encourage experimentation, innovation, and long-term thinking within an appropriate governance framework.

Like many companies, we use equity-based pay to align employees’ interests with our long-term success; but unlike many peers, a key part of our pay philosophy is to award equity-based pay to all employees. This unique approach ensures that when we deliver for patients and for shareholders, everyone shares in the success. In recent years, approximately 90% of our annual employee equity grants were awarded to employees other than our NEOs, representing an exceptionally broad-based equity plan. We believe this approach encourages our employees to think and act like owners and supports our robust employee engagement and industry-leading retention,3 as shown below.

Our corporate culture also is shaped by our commitment to “Doing Well by Doing Good,” which has inspired the Company since its founding more than 35 years ago. This commitment, paired with unrelenting focus on science and innovation, is reflected in our 2025 global responsibility goals. In 2023, we took important steps toward achieving these goals, as discussed in the subsection “The Company – Corporate Governance – Corporate Responsibility.”

[3]	Based on Regeneron’s turnover rate compared to the industry average. In 2023, our turnover rate was 6.4% compared to an industry average of 22.8%. Industry average is based on data of U.S. life sciences companies reported in Aon’s 2023 Salary Increase and Turnover Study.

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2023 Business Highlights

In 2023, we made significant progress in all key areas of our business. We also continued to demonstrate our commitment to driving sustainable, long-term shareholder value creation, including by investing $4.4 billion in research and development and $719 million in capital expenditures (primarily to expand R&D facilities at our corporate headquarters and construct a fill/finish manufacturing facility). We highlight select 2023 accomplishments below and provide a comprehensive overview of our 2023 achievements, as well as the Compensation Committee’s assessment of those achievements, in the subsection “Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentives.”

Regulatory Actions

•
EYLEA HD: Obtained FDA approval for the treatment of wet age-related macular degeneration (“wAMD”), diabetic macular edema (“DME”), and diabetic retinopathy (“DR”)
•
EYLEA: Obtained FDA approval for the treatment of retinopathy of prematurity
•
Dupixent:
•
Obtained European Commission (“EC”) approval for the treatment of pediatric atopic dermatitis
•
Obtained EC approval for the treatment of adults and adolescents with eosinophilic esophagitis (“EoE”)
•
Obtained Ministry of Health, Labour and Welfare (“MHLW”) approval in Japan for the treatment of atopic dermatitis in pediatrics and adolescents
•
Obtained MHLW approval in Japan for the treatment of prurigo nodularis
•
Libtayo:
•
Obtained EC approval in combination with chemotherapy for the treatment of non-small cell lung cancer (“NSCLC”)
•
Veopoz: Obtained FDA approval for the treatment of CHAPLE disease

Clinical and Significant Pipeline Advances

•
EYLEA HD: Reported positive two-year data from Phase 3 studies in wAMD and DME
•
Dupixent:
•
Reported that Phase 3 BOREAS trial in chronic obstructive pulmonary disease (“COPD”) met its primary and all key secondary endpoints; later reported that results from interim analysis of replicate Phase 3 NOTUS trial in COPD met its primary endpoint
•
Completed sBLA submission for the treatment of COPD based on the results of the BOREAS and NOTUS trials (for review of first new treatment approach for this serious disease in over a decade)
•
Oncology Programs:
•
Completed regulatory submissions for odronextamab (bispecific antibody targeting CD20 and CD3) in relapsed/refractory (“R/R”) follicular lymphoma or R/R diffuse large B-cell lymphoma and linvoseltamab (bispecific antibody targeting BCMA and CD3) in R/R multiple myeloma
•
Presented positive data from Phase 1 trial of fianlimab (in combination with Libtayo) in advanced melanoma
•
Pipeline Growth: Initiated 27 clinical trials for new or existing programs

Commercial and Operational Execution

•
EYLEA HD and EYLEA: Recorded full-year 2023 U.S. net product sales of $5.89 billion in the aggregate, including $166 million from EYLEA HD following its August 2023 FDA approval
•
Dupixent: Increased full-year 2023 global net product sales 33% to $11.59 billion[1] versus 2022
•
Libtayo: Increased full-year 2023 global net product sales 50% to $869 million[1] versus 2022
•
Commercial Expansion: Established commercial capabilities in additional countries outside the United States
•
Industrial Operations and Product Supply: Expanded manufacturing capabilities and constructed the Company’s first fill/finish facility

Financial Execution and Talent Management

•
Revenue: Increased full-year 2023 revenues 8% to $13.12 billion versus 2022; excluding Ronapreve,[2] increased revenues 12%[3]
•
EPS: Reported GAAP and non-GAAP diluted net income per share, or EPS, for full-year 2023 of $34.77 and $43.79,[3] respectively
•
Share Repurchase Programs: Repurchased $2.2 billion of common stock
•
Talent Management:
•
Reached headcount of nearly 13,500 employees across 12 countries, up 13% year-over-year, while maintaining turnover rate of less than one-third the industry average
•
Received overwhelmingly positive employee feedback, with 88% of employees indicating in a company-wide survey that Regeneron is a great place to work; and for the 13th year in a row, placed in the top five in Science magazine’s annual “Top Employers Survey” of the global biotechnology and pharmaceutical industry

[1]	Our collaborator Sanofi records global net product sales of Dupixent and, prior to July 1, 2022, recorded net product sales of Libtayo outside the United States.
[2]	The casirivimab and imdevimab antibody cocktail for COVID-19 is known as REGEN-COV® in the United States and Ronapreve™ in other countries. Our collaborator Roche records net product sales of Ronapreve outside the United States.
[3]	Revenues excluding Ronapreve, non-GAAP net income, and non-GAAP net income per share, or EPS, are not measures calculated in accordance with GAAP. See Appendix A for a definition of these measures and a reconciliation of each of these measures to the most directly comparable GAAP financial measure.

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Our stock performed well in 2023, delivering a total shareholder return (“TSR”) of 22%. In addition, our stock outperformed all of the benchmarks shown below over the 3-year, 5-year, and 10-year periods ended December 31, 2023. We believe that our Company’s performance is best assessed from a long-term perspective, consistent with the long-term nature of the drug discovery and development cycle. We also believe that if we continue to deliver pipeline, operational, and financial results, the creation of shareholder value and stock price appreciation will follow, regardless of price fluctuations in any given period.

Regeneron TSR vs. Market*

*	TSR data reflect total returns (stock price appreciation and, if applicable, reinvested dividends).

2023 Compensation Highlights

We remain committed to our compensation philosophy and strive to design our compensation program to support the long-term success of Regeneron. While our compensation philosophy and program objectives have remained the same, the specific features of our compensation program continue to evolve as the Company grows, our competition changes, and our business and operating environments transform. For example, five years ago, our workforce was just over half the size it is today, and our Company-wide equity compensation program, comprised entirely of stock options at the time, resulted in an annual burn rate of almost 5% of common shares outstanding. In recognition of the impact of our growth on the use of equity and in response to shareholder feedback, in recent years we have incorporated full-value awards as a component of our annual equity grants and recalibrated the sizing of equity grants. As a result, Regeneron’s burn rate declined in each of the last five years despite maintaining one of the broadest equity programs among our peers and growing the Company to nearly 13,500 employees.

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Key compensation decisions and compensation-related outcomes in 2023 are highlighted below.

1.	No Additional Equity Awards for CEO and CSO. Consistent with the commitment of the board and the Compensation Committee in December 2020 when our CEO and CSO were each granted front-loaded performance restricted stock units (“PSUs”) in lieu of five years’ worth of annual equity awards (a pledge that was reiterated during our subsequent shareholder engagement), no equity awards were granted to these executives in 2023. See “Compensation Discussion and Analysis – Components of Executive Pay: What We Pay and Why We Pay It – Annual Equity Awards” for more information on these past PSU awards.

2.	Further Reduction of Burn Rate. In 2023, our burn rate was 2.69%, which marked the fifth straight year-over-year decrease (and the lowest level in over a decade) despite maintaining one of the broadest equity programs among our peers and increasing the number of our employees by 13% year-over-year. As discussed above, this decrease was achieved by incorporating full-value awards as a component of our annual equity grants and recalibrating the sizing of equity grants. The Compensation Committee used a mix of stock options and full-value equity awards for NEOs below the CEO/CSO level and for other employees in 2023, with the full-value awards consisting of restricted stock awards (“RSAs”) and, for employees outside the United States, restricted stock units (“RSUs”).

Regeneron Stock Utilization vs. Headcount (2018-2023)*

*	Burn rate calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (stock options, RSAs, and RSUs) granted during the year and (ii) PSUs earned during the year (if any), by (b) the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. Headcount numbers based on the number of employees as of December 31 of the applicable year.

3.	Continued Enhancement of Framework for Determining Annual Cash Incentive Awards. In 2023, informed by shareholder feedback, the Committee further enhanced the framework for its year-end assessment of Company performance and its determination of the Company performance multiplier for annual cash incentive awards. The enhanced framework was designed to provide more rigor to the Committee’s year-end decision-making process and to foster consistency in its decisions year to year. Under the enhanced framework, the Committee began its assessment with a holistic review of performance across the entire organization in order to establish a baseline for the Company performance multiplier. The Committee then applied the framework’s criteria for upward or downward adjustments to the baseline multiplier. Utilizing this approach, the Committee set the Company performance multiplier at 1.9 for 2023. See the subsection “Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentives” for more information on the Committee’s process in setting the Company performance multiplier for 2023.

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Shareholder Engagement and Feedback

We seek the views of our shareholders on executive compensation and other compensation and governance matters, as well as corporate responsibility, and annually engage with our investors to solicit ideas, input, and direct feedback. We do this not only formally through our annual say-on-pay vote but also through direct discussions with shareholders and informal exchanges in other settings. Feedback from these extensive outreach efforts informs the Compensation Committee’s decision-making when evaluating our current compensation program and considering any potential modifications.

At our 2023 annual shareholder meeting, our say-on-pay proposal received the support of 87.1% of votes cast, marking the second consecutive year of nearly 90% support. While we believe that Regeneron’s compensation program has been appropriately structured to attract, retain, and motivate our executive team, thus aligning executive interests with those of shareholders, we also believe in the importance of continued shareholder engagement to better understand investor perspectives on our compensation program and philosophy. In 2023, we reached out to shareholders collectively representing approximately 60% of the public shares (i.e., shares of common stock outstanding as of December 31, 2023, excluding shares held by our directors and executive officers). This outreach resulted in one-on-one discussions with shareholders representing approximately 40% of our public shares. As in prior years, we pursued engagement opportunities throughout the year, which allowed us to engage with several shareholders multiple times in 2023. In some cases, shareholders expressed that engagement was not necessary at the time because they had no new significant concerns with our compensation or governance practices.

The feedback we received in 2023 was generally supportive of our executive pay program. A number of shareholders asked questions about, among other matters, potential use of specific performance metrics in equity awards, the process for determining the Company performance multiplier for annual cash incentive awards, and performance to date under the 2020 PSUs. In some instances, shareholders expressed competing views on specific features of our executive pay program, such as the types of equity awards utilized. The feedback we received in 2023 continued to be an important factor in board and committee discussions. See the subsection “Compensation Discussion and Analysis – Compensation Processes – Shareholder Input and Outreach and the 2023 Say-on-Pay Vote Result” for a more detailed discussion of our shareholder engagement program as well as a summary of recent actions taken in response to shareholder feedback.

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How Our Pay Program Works

Our compensation program’s structure and design are shaped by our corporate culture, our company-wide pay philosophy, and our process for seeking and carefully considering valuable shareholder feedback each year. The compensation program for our NEOs follows the same principles we apply throughout the organization, with an even greater emphasis on equity compensation to ensure our leadership’s interests are aligned with our long-term shareholders.

To create an effective executive compensation structure, our Compensation Committee relied on the following compensation elements for our NEOs in 2023. These compensation elements are generally consistent with the compensation framework utilized in recent years (except that our CEO and CSO did not receive any equity awards in 2023).

	Objective	Performance Measured/Rewarded
Fixed
Annual
Base Salary	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on market competitiveness, individual performance, and other internal considerations
Performance-Based
Annual
Annual Cash Incentive	Motivates and rewards our executives for short-term achievements and progress towards our long-term goals	Corporate performance (CEO and CSO); corporate performance and individual contributions to that achievement (other NEOs)
Long-Term
Stock Options (NEOs other than CEO and CSO)*	Aligns the interests of other NEOs with shareholders; rewards shareholder value creation after the date of grant	Vest in equal annual increments over four years; 10-year term
RSAs (NEOs other than CEO and CSO)*	Reinforces long-term focus and rewards high performance	RSAs vest 50% on the second anniversary of the date of grant and 50% on fourth anniversary of the date of grant

*	Robert E. Landry, our former Executive Vice President, Finance and CFO, did not receive any equity awards in 2023 in light of the September 2023 announcement of his planned retirement from the Company effective February 2024.

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Key Governance Features

Our Compensation Committee oversees the executive compensation program with the support of an independent compensation consultant and management. Our compensation program demonstrates strong governance, minimizing inappropriate risk-taking behavior while protecting shareholder rights and interests. The following is a summary of Regeneron’s key executive compensation best practices and policies.

What We Do

Align pay with performance

•	All CEO and CSO direct pay is performance-based and “at-risk” (except for base salary)
•	94% of CEO direct pay “at-risk” in 2023 (see next page)

Align management and shareholder interests

•	Equity compensation is a key component of our compensation program
•	Designed for long-term alignment: stock options vest over four years with a ten-year term; RSAs vest over four or five years; 2020 PSUs (granted to CEO and CSO) include five-year performance and vesting periods and a three-year post-vesting holding period

Maintain robust stock ownership guidelines

•	CEO and CSO: Shares with a value at least 6x base salary
•	Other NEOs: Shares with a value at least 2x base salary
•	See “The Company -- Corporate Governance -- Stock Ownership Guidelines” for more information

Annual say-on-pay votes

•	Say-on-pay votes held annually in recognition of shareholder feedback and preference

Align our compensation philosophy and program design with our culture and business strategy

•	Long-term oriented
•	Focused on product pipeline
•	Employee/shareholder mindset

Maintain a strong recoupment (clawback) policy

•	Primary policy applies to bonus and other incentive compensation of our officers and certain other specified employees, regardless of whether paid or payable in cash, equity, or otherwise and regardless of whether earned or vested
•	Supplemented in 2023 (as required by amended listing standards of the Nasdaq Stock Market LLC) to provide for recovery of incentive-based compensation of specified officers in the event an accounting restatement renders such compensation erroneously received

Retain an independent compensation consultant

•	Independent compensation consultant provides advice directly to the Compensation Committee on all key compensation decisions, as well as recommendations for compensation plans, budgets, and strategies

Actively and regularly engage with shareholders on executive compensation matters

•	Robust engagement program in the last decade
•	In 2023, reached out to shareholders collectively representing approximately 60% of public shares and held one-on-one discussions with shareholders representing approximately 40% of public shares

What We Don’t Do

Reprice, exchange, or “spring-load” stock options

Provide excessive perquisites without a compelling business rationale

Provide excise tax gross-ups in any new compensation plans or arrangements

Allow hedging or pledging of securities

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Compensation Program Objectives

Regeneron’s executive compensation program is designed to pay for performance, drive the creation of long-term, sustainable shareholder value, deliver compensation that is competitively positioned amongst Regeneron’s peers, encourage a shareholder mindset, and align with the pursuit and achievement of both our short-term and long-term strategic goals. Managing our business for the long term is core to our culture, as demonstrated by our history of growing through innovation and through a pipeline of internally developed medicines. The pay program at Regeneron must also attract and retain talented leaders who can innovate and execute. The compensation program must further support the board’s and management’s broader objectives, such as those relating to research and product development; access to our medicines; quality and compliance; and human capital management, including promotion of a diverse and inclusive workplace.

We strive to achieve these objectives by considering the following key compensation program tenets when designing and determining appropriate compensation structures:

Drive innovation through ownership culture

Our objective is to create and reinforce a culture where employees think and act like owners, are empowered to pursue fulfilling careers, and focus on our mission of drug discovery and development. We believe a broad-based equity program that incentivizes long-term performance and promotes employee retention is a key ingredient in achieving this culture of ownership and innovation.

Prioritize design simplicity and long-term orientation

Tying compensation to long-term, Company-wide success and straightforward Company goals has enabled us to encourage decision-making that we believe is consistent with the long-term sustainability of our Company and our reputation. Our objective is to remain nimble, to encourage evolutionary ideas when strategies need to change, and to have the ability to pivot quickly if needed, without being hindered by overly complex compensation structures.

Provide at-risk, performance-based equity to all employees

A key part of our pay philosophy since our inception has been to award equity-based pay to all employees, not just senior executives, to ensure that when we deliver for patients and for shareholders, everyone shares in our success. In line with this goal, approximately 90% of the employee equity grants in each of the last five years were awarded to our employees other than our NEOs. We believe this approach represents one of our competitive advantages and has resulted in an engaged workforce and high retention rates.

Align with shareholder interests

Our objective has always been to ensure close alignment with shareholder interests. All of the direct pay of our CEO and CSO, except for base salary, depends on performance and is “at-risk.” For our CEO, at-risk pay comprised 94% of his direct pay in 2023, which is significantly higher than the percentage of at-risk compensation for CEOs in our Peer Group, as shown in the charts below.[4] More broadly, the long-term nature of our equity program is consistent with the drug discovery and development cycle, and, therefore, helps drive the creation of long-term shareholder value. Further information about pay-versus-performance alignment is provided in the subsection “Compensation Dashboard—Additional Compensation Information— Pay Versus Performance.”

Regeneron CEO Pay Mix*	Peer Group Average CEO Pay Mix*

*	“At-risk Equity” consists of stock options and any equity awards with performance-based vesting conditions (such as PSUs). For purposes of this chart, we annualized the five-year, front-loaded PSU award that was granted to our CEO in 2020. “Other Equity” consists of all other equity awards, such as time-based RSAs and RSUs. “At-risk Equity” and “Other Equity” reflect the grant date fair value of such equity awards. “STIP” consists of bonus and/or other applicable compensation provided under short-term, non-equity incentive plans. “At-risk” compensation consists of STIP and At-risk Equity. Total compensation amounts reflect direct compensation (total reported compensation, other than amounts reported as “All other compensation” and (if applicable) amounts reported under “Change in pension value and nonqualified deferred compensation earnings”).

[4]	We define “direct pay” or “direct compensation” as total compensation as reported in the Summary Compensation Table in the applicable proxy statement, other than the amounts reported as “All other compensation” and (if applicable) amounts reported under “Change in pension value and nonqualified deferred compensation earnings.” Peer Group CEO pay mix is based on the median for each compensation component using data reported for 2022.

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Components of Executive Pay: What We Pay and Why We Pay It

Our NEO compensation has five principal components:

1.	Base salaries

2.	Annual cash incentives

3.	Annual equity awards

4.	Perquisites and personal benefits

5.	Potential severance benefits

We use these pay components to achieve the following objectives:

Compensation Components
Objective	Base Salaries	Annual Cash Incentives	Annual Equity Awards	Perquisites and Personal Benefits	Potential Severance Payments
Attract and retain top talent
Provide stability and manage risk
Reward annual performance
Balance immediate focus with pursuit of sustainable long-term performance
Align our employees’ interests with those of shareholders and reward exceptional performance
Promote a culture of scientific innovation, teamwork, and ethical behavior

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Base Salaries

The base salary component of NEO pay generally comprises a steadily smaller percentage of overall compensation as executives’ level of responsibility rises.

We consider factors including the executive’s scope of responsibilities, experience, and annual performance when setting base salaries. We also consider base salaries of comparable positions among our peers and in the broader biopharmaceutical industry. See the subsections “Compensation Processes—Independent Compensation Consultant” and “Compensation Processes—Peer Data” for further information regarding the role of the Compensation Committee’s independent compensation consultant and our use of Peer Group data for purposes of setting compensation of our NEOs.

2023 – 2024 Base Salaries

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	2024 vs. 2023 Change (%)
Leonard S. Schleifer, M.D., Ph.D.	1,875,415	1,941,100	3.5	[1]
George D. Yancopoulos, M.D., Ph.D.	1,875,415	1,941,100	3.5	[1]
Robert E. Landry (retired)	881,406	881,406	—	[2]
Daniel P. Van Plew	931,500	964,100	3.5	[1]
Andrew J. Murphy, Ph.D.	776,250	803,600	3.5	[1]

[1]	Reflects a 3.5% merit increase consistent with the Company’s overall salary budget, as informed by market practice.
[2]	Mr. Landry’s 2024 base salary was unchanged in light of the September 2023 announcement of his planned retirement from the Company effective February 2024.

Annual Cash Incentives

Our NEOs are eligible for cash incentives based on annual performance. We use these annual incentive opportunities to reward short-term achievements and milestones towards our long-term goals.

We focus on our overall corporate performance to determine the cash incentive payouts of our CEO and our CSO. Our other NEOs’ cash incentive payouts are assessed on both our overall corporate performance and on their individual contributions. As shown in the table below, the annual cash incentive opportunity for each NEO in 2023 was a function of the NEO’s cash incentive target (as a percentage of base salary); the weight and multiplier for the corporate performance component; and, if applicable, the weight and multiplier for the individual performance component. Each NEO’s cash incentive target as a percentage of base salary has remained the same for the last three years.

How We Calculate Our Cash Incentive Awards

*	Reflects the historical range used by the Compensation Committee. In extraordinary cases, the Committee may exceed this range. The range for the corporate performance multiplier shown above has been exceeded only once in the last decade.

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Using this formula, cash incentives are typically capped at 200% of target for our CEO and CSO and 180% of target for our other NEOs. In addition, cash incentives for each NEO and certain other senior executives are capped at the amounts previously allocated to such executives by the Compensation Committee when setting up the cash incentive pool under the Cash Incentive Bonus Plan toward the beginning of every calendar year. See “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.”

Corporate Performance

The Compensation Committee utilizes an in-depth process to review the Company’s performance every year, culminating in the Committee’s determination of the Company performance multiplier for cash incentives awarded at year-end. As discussed further below, this process was further enhanced in 2023 in response to shareholder feedback.

At the regularly scheduled meeting of the board of directors in January of each year, our CEO presents a targeted selection of potential milestones for the upcoming year that, if achieved, would have a substantial impact on the short-, medium-, and/or long-term success of the Company. These milestones are generally focused on our product pipeline and development in recognition of the importance of innovation as a key component of the Company’s business strategy and valuation, as well as the critical role of the development pipeline in the Company’s long-term success. Throughout the year, the board of directors is apprised of key developments related to these milestones. At the end of the year, the Committee receives a final presentation on Company performance for the year, which includes a discussion of whether and to what extent the select milestones have been achieved in the given year as well as a more detailed overview of achievements and developments across the organization. This presentation is accompanied by management’s assessment of Company performance for the year. The Committee then conducts its own, holistic assessment of the Company’s performance and determines the Company performance multiplier for the year.

In 2023, informed by shareholder feedback, the Committee established and utilized an enhanced framework for its year-end assessment of Company performance and its determination of the Company performance multiplier. The enhanced framework was designed to provide more rigor to the Committee’s decision-making process and to foster consistency in its decisions year to year.

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Under the enhanced framework, the Committee begins its assessment with a holistic review of performance across the entire organization in order to establish a baseline for the Company performance multiplier, taking into account the Company milestones for the year in review. As part of the baseline assessment, the Committee also considers additional performance factors in the following three categories: (i) product pipeline and development (primary factors); (ii) finance and operations (secondary factors); and (iii) talent, culture, and corporate responsibility (secondary factors) (see the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives” for additional information regarding the types of additional performance factors considered).

The Committee then applies the framework’s criteria for upward or downward adjustments to the baseline multiplier. In general, the enhanced framework provides for an upward adjustment for “transformational” achievements – i.e., those the Committee considers to have significantly impacted, or which the Committee expects will significantly impact, the practice of medicine or standard of care, patient access to medicine, or the ability to treat or cure patients of disease for which no such treatment or cure currently exists. The enhanced framework also generally requires that the Committee make a downward adjustment in the event the Company underperforms in an area that adversely affects the business in a significant manner.

While the milestones presented to the board of directors every January serve as a reference point for the Committee in identifying potential “transformational” achievements, the framework does not limit the Committee’s consideration to those milestones because the board and the Committee recognize that the Company needs flexibility to “follow the science” while pursuing its mission over the course of a given year.

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Shown below are the most significant of the 2023 milestones identified at the beginning of the year and Regeneron’s 2023 progress toward achieving them. The table below also separately identifies the Company’s achievements with respect to these milestones that were viewed as “transformational” by the Committee for purposes of its determination of the Company performance multiplier.

Program	Milestone	Status
EYLEA HD	FDA approval of BLA for treatment of wAMD and DME	Achieved Transformational[1]
Dupixent (dupilumab)	$11 billion in global net product sales	Achieved[2]
	Positive results from first Phase 3 study (BOREAS) in COPD (also considered positive results from replicate Phase 3 study (NOTUS) and regulatory strategy enabling expedited sBLA submission)	Achieved Transformational[3]
Libtayo (cemiplimab)	$750 million in global net product sales	Achieved[2]
Linvoseltamab (BCMA and CD3 bispecific antibody)	Submit BLA for treatment of relapsed/refractory multiple myeloma	Achieved[2]
	Initiate confirmatory early line registrational studies	Achieved
Odronextamab (CD20 and CD3 bispecific antibody)	Submit BLA and Marketing Authorization Application for relapsed/refractory FL and DLBCL	Achieved
	Initiate confirmatory early line registrational studies	Achieved
Other Oncology Programs	Fully recruit Phase 2 component of fianlimab melanoma study	Achieved in Part[4]
	Demonstrate proof of mechanism for second CD28 costimulatory bispecific antibody	Achieved
	Identify pivotal dose(s) and initiate registrational intent study for REGN5678 (PSMA and CD28 bispecific antibody)	Not Achieved[5]
ALN-APP	Obtain proof of concept for RNAi therapeutic in diseases of the central nervous system	Achieved
Other	Demonstrate restoration of hearing using first-in-class AAV-based gene therapy, DB-OTO	Achieved
	Progress siRNA product candidate targeting CIDEB for the treatment of nonalcoholic steatohepatitis to Investigational New Drug Application (“IND”) enabling activities	Achieved
	Obtain preliminary proof of concept for agonist antibody to NPR1 in heart failure	Achieved
	Progress six or more new product candidates to IND/ first-in-human stage	Achieved

[1]	The Committee noted that while FDA approval was delayed, management was able to efficiently and expeditiously resolve the pre-approval inspection issues identified by the FDA at a third-party manufacturing organization, resulting in approval within two months of the FDA’s initial target action date.
[2]	This milestone, which was achieved by the end of 2023, was on track to be achieved by year-end as of the time the Committee made its final assessment of Company performance.
[3]	The Committee viewed as transformational not only these Phase 3 BOREAS results (identified as a 2023 milestone at the beginning of the year), but also the positive results from an interim analysis of the replicate Phase 3 study (NOTUS) and the Company’s regulatory strategy that was instrumental in enabling the Company to submit an sBLA to the FDA on an expedited basis before the end of 2023.
[4]	Original enrollment goal achieved for the study as initially designed; current Phase 2/3 study has been expanded and enrollment is continuing.
[5]	Discontinued enrollment in cohorts in combination with full-dose Libtayo; expanded enrollment in monotherapy cohort.

Applying the enhanced framework described above, the Compensation Committee determined that Company had reached a baseline level of performance in 2023 based on achieving the key milestones shown in the table above and the additional performance factors reviewed by the Committee, and that the additional “transformational” accomplishments should be recognized by setting the overall Company performance multiplier at 1.9. See the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives” for additional information.

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Individual Performance

The personal performance multiplier may range from 0 to 1.5. For the explanation of individual factors considered in the cash incentive decisions, see the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.”

2023 Earned Cash Incentives

In determining the level of 2023 cash incentives earned, we calculated the NEOs’ respective target cash incentive amounts (which, for our CEO, was set approximately at the median of the Peer Group) and applied the Company performance multiplier based on the Company’s achievement of 2023 objectives; and, for the three NEOs who also have a personal performance component, we applied a personal performance multiplier. For the three NEOs with a personal performance component, the personal performance component had a 40% weighting and the Company performance component had a 60% weighting.

Based on the achievement of corporate goals and, where applicable, individual goals (discussed above and in the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives”) in the past year, our NEOs earned the followed cash incentives in 2023:

Named Executive Officer	2023 Base Salary ($)	Cash Incentive Target (as percentage of base salary)	Personal Performance Multiplier	Company Performance Multiplier	2023 Total Cash Incentive Payout ($)
Leonard S. Schleifer, M.D., Ph.D.	1,875,415	120%	n/a	1.9	4,275,946
George D. Yancopoulos, M.D., Ph.D.	1,875,415	120%	n/a	1.9	4,275,946
Robert E. Landry (retired)	881,406	65%	1.5	1.9	996,870
Daniel P. Van Plew	931,500	65%	1.5	1.9	1,053,527
Andrew J. Murphy, Ph.D.	776,250	65%	1.5	1.9	877,939

Annual Equity Awards

Equity grants generally represent the largest portion of the compensation opportunity awarded annually to our NEOs. These awards are designed to incentivize delivery of sustainable long-term value, which we believe is created by focusing on the discovery, development, and commercialization of new medicines. Our Compensation Committee utilizes a customized framework for determining the size and mix of the annual equity awards of our NEOs and other executives, which is periodically reassessed in light of our business objectives, feedback from our shareholders, and market practices. This framework and the relevant considerations underlying our equity program and the types of awards we have utilized in recent years are summarized below.

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Performance-Based Sizing and Value Delivery	Long-Term Value Creation

•   In determining the size of equity awards to our NEOs, we take into account:

•   Corporate performance (assessment of Regeneron’s corporate accomplishments, particularly as they relate to our product pipeline); and/or

•   Individual performance (assessment of performance against the corporate goals established by the board of directors for the CEO and the goals established by the Committee and/ or the CEO for the other NEOs, as well as an assessment of the individual’s importance to the Company’s future performance).

•   Both stock options and PSUs are performance-based:

•   Stock options only deliver value if we deliver stock price appreciation for shareholders after grant. No amount of time will make a stock option deliver any value unless the company’s stock price increases.

•   PSUs (which were most recently granted in 2020 but not utilized for any NEOs in 2021-2023) only vest if the relevant performance criteria related to TSR are satisfied. They are designed to reward top performance; reward exceptional long-term shareholder value creation; and ensure stability and continuity of leadership to support the achievement of the next phase of Regeneron’s ambitious product, pipeline, and talent development plans.

•   Stock option grants have ten-year terms and four-year vesting provisions (generally requiring our employees, including our NEOs, to remain employed for four years in order for all options to vest*):

•   Designed to align with long-term value creation and the development cycle of our products.

•   PSUs granted in 2020 incorporate a long-term, five-year performance period and require a three-year deferral and holding period:

•   Designed to promote and reward value creation over eight years.

•   RSAs/RSUs promote long-term employment:

•   RSAs/RSUs awarded as a component of annual equity awards vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, which is a more backloaded vesting schedule than is typical in the industry.

Meaningful Holding Requirements	Risk-Mitigating Policies and Practices

•   We require NEOs to retain a significant amount of equity within five years of their employment with Regeneron:

•   Our CEO and CSO must own shares with a value at least 6x their respective base salaries.

•   Our other NEOs must own shares with a value at least 2x their respective base salaries.

•   In addition, PSUs awarded in 2020 require a three-year deferral and holding period following vesting, except in certain limited circumstances.

•   We have a recoupment (clawback) policy that enables us to reduce or recoup equity and other incentive compensation.

•   This policy is broader than what is required by the recently amended listing standards of the Nasdaq Stock Market LLC.**

•   We prohibit our NEOs from hedging or pledging Regeneron securities they hold.

•   We periodically evaluate each NEO’s grant history and prior grant size amounts, as well as the amount of outstanding unvested and/or vested but unexercised stock options and other equity awards (if applicable) held, including whether such awards are “in-the-money.”

•   These considerations inform future NEO grant sizes and the mix of equity awards utilized.

*	In the case of our CEO, this is subject to the terms of his employment agreement. See the subsection “Compensation Dashboard—2023 Executive Compensation Tables—Post-Employment Compensation—Leonard S. Schleifer, M.D., Ph.D. Employment Agreement.” In the case of our CSO, unvested stock options held by him will continue to vest following his qualified retirement (as defined in the applicable Company policy).
**	See the subsection “Compensation Processes—Risk Assessment” below for further information about the recoupment (clawback) policy.

In applying this framework in 2023, the Compensation Committee determined to grant our NEOs the target grant date fair value of the equity awards shown in the table below, with 60% of the grant date fair value of each NEO award allocated to stock options and 40% to RSAs. Our CEO and CSO did not receive any equity awards in 2023, and no equity awards were granted to our former CFO due to his planned retirement in early 2024. The 2023 NEO annual equity awards were expressed in dollar terms (i.e., based on their grant date fair value). This approach allows for value delivery to be normalized and predictable year-over-year, an important consideration for the top talent we seek to attract and retain, and aligns with industry peers of similar size, maturity, and growth trajectory. It has also contributed to lowering the Company’s burn rate in recent years and helped address feedback relating to the levels of burn rate viewed as acceptable by some of our shareholders. In 2023, our burn rate was 2.69%, which marked the fifth consecutive year-over-year decrease (and the lowest level in over a decade) despite maintaining one of the broadest equity programs among our peers and increasing the number of our employees by 13% year-over-year.

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2023 Annual Equity Awards

	Annual Stock Options		Annual RSAs		Total
Named Executive Officer	($)***	(#)	($)***	(#)	($)***
Leonard S. Schleifer, M.D., Ph.D.*	–	–	–	–	–
George D. Yancopoulos, M.D., Ph.D.*	–	–	–	–	–
Robert E. Landry (retired)**	–	–	–	–	–
Daniel P. Van Plew	4,050,000	11,473	2,700,000	3,199	6,750,000
Andrew J. Murphy, Ph.D.	4,050,000	11,473	2,700,000	3,199	6,750,000

*	Drs. Schleifer and Yancopoulos did not receive any equity awards in 2023. See “Update on 2020 PSU Awards” below for more information.
**	Mr. Landry did not receive any equity awards in 2023 in light of the September 2023 announcement of his planned retirement from the Company effective February 2024.
***	Represents the target grant date fair value of the awards. See “Compensation Dashboard—2023 Executive Compensation Tables—2023 Summary Compensation Table” for the actual grant date fair value of such awards.

All of the equity awards granted to the NEOs in 2023 are subject to the Company’s policy regarding recoupment or reduction (clawback) of incentive compensation (as supplemented in 2023 to comply with amended listing standards of the Nasdaq Stock Market LLC), including after such awards have been earned/vested.

Annual Stock Option Awards

Stock options represented 60% of the grant date fair value of the annual equity awards for each of the NEOs who received such awards in 2023. The use of stock options for 2023 annual equity awards to these NEOs was based on our long-held view that stock options are a useful compensation tool when used thoughtfully as part of a well-designed compensation program because they are inherently performance-based, requiring stock price appreciation before there is any real value earned, and simple. No amount of time will make a stock option deliver any value unless the company’s stock price increases. In addition, stock options incentivize these NEOs to take actions that increase shareholder value over the entire 10-year option term, which we believe is consistent with the drug discovery and development cycle.

Stock options awarded to our NEOs in 2023 have an exercise price of $843.79 per share, the average of the high and low sales price per share of our common stock as quoted on the Nasdaq Global Select Market on the date of grant. These grants consist of non-qualified stock options and vest ratably over a period of four years. Except as set forth below in the subsection “Compensation Dashboard—2023 Executive Compensation Tables—Post-Employment Compensation,” stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

Annual RSAs

Time-based RSAs represented 40% of the grant date fair value of the annual equity award for each of the NEOs who received such awards in 2023. In continuing to use RSAs/RSUs as a component of the equity award mix for the 2023 annual equity awards to our NEOs and other employees, the Compensation Committee took into account, among other factors, shareholder feedback about the annual rate of equity compensation dilution, retention considerations, and employee input. The RSAs vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, which is a more backloaded vesting schedule than is typical in the industry.

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Update on 2020 PSU Awards

As previously disclosed, in 2020 our CEO and CSO received front-loaded PSU awards in lieu of five years’ worth of annual equity awards (2020 through 2024). Consistent with the board’s commitment to grant no additional equity awards to our CEO or CSO until the Company’s regular year-end grant cycle in December 2025, the Compensation Committee granted no equity awards to our CEO or CSO in 2023 or the prior two years. In recent shareholder engagement cycles, a number of investors expressed an interest in receiving an update on performance to date as it relates to the 2020 PSUs. We have included the disclosure below to address this request.

In designing the 2020 PSU awards, the Compensation Committee and the non-employee members of our board intentionally set challenging goals that would require extraordinary success in our scientific endeavors and business execution. The results to date suggest the awards have been working in the way they were intended. Over the first three years of the five-year performance period (2021-2023), our stock delivered a cumulative TSR of 82%, thanks in large part to the business achievements since the date of grant (including those summarized above in the subsection “Compensation Program Overview — 2023 Business Highlights”).

Commencing on December 31, 2023, the third anniversary of the date of grant, the PSUs became eligible for earnout at levels above the threshold performance level. As of December 31, 2023, 128.27% of the target number of the 2020 PSUs granted to each recipient (248,108 PSUs), or 318,248 PSUs, had been earned based on the average closing price of the Company’s common stock over the preceding 20 consecutive trading days ($851.06) and are eligible to vest in December 2025, subject to continued service. See Appendix B for more information about the performance goals underlying the 2020 PSUs and the corresponding earnout levels. To the extent any earned PSUs subsequently vest in December 2025, they will remain (on an after-tax basis) subject to an additional three-year deferral and holding period until December 2028. The eight-year life of these awards is of longer duration than is typical in our industry and the broader market and was consciously selected by the Compensation Committee to further our corporate culture and pay philosophy through alignment with the drug discovery and development cycle and long-term shareholder value creation.

Perquisites and Personal Benefits

Similar to our other employees, our NEOs may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan (including matching contributions). See details concerning the 401(k) Savings Plan in the subsection “Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits.” Our NEOs are also eligible to receive financial and tax planning assistance, which are taxable benefits.

In addition, our CEO is entitled to life insurance, long-term disability, medical malpractice insurance premiums, and additional tax and financial planning services pursuant to his employment agreement. These are described in footnote 4 to the Summary Compensation Table.

Our CEO and CSO are also eligible for various benefits under our board-approved security policy, the purpose of which is to ensure increased efficiencies and provide a more secure environment for these executives. Based on the recommendation of an independent, third-party security study, our security policy and related guidelines require our CEO and CSO (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. The security policy also provides for other security services consisting of secure car transportation, on-site residential security at the primary residence for each of Drs. Schleifer and Yancopoulos, and 24/7 personal security services for each of Drs. Schleifer and Yancopoulos.

In 2023, we paid filing fees of $400,000 for each of our CEO and CSO relating to Hart-Scott-Rodino filings, as well as an additional payment to each of our CEO and CSO to make them whole for income taxes imposed on account of such filing fee payments. Each filing (along with the associated filing fee) was triggered under the Hart-Scott-Rodino regulations as a result of their respective then-current and anticipated future total holdings of Regeneron stock exceeding a specified threshold. The main rationale for the Company’s payment of these fees and related income tax liability was that the filing obligations resulted from equity awards granted to these executives under the Company’s compensation program and the price appreciation in Regeneron stock over a period of time during which they made substantial contributions toward such appreciation. This approach was consistent with the Company’s past practice with respect to Hart-Scott-Rodino filings required to be filed by Company executives and/or directors.

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Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2023 is given in the applicable footnotes to the Summary Compensation Table and in the subsection “Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits.”

Potential Severance Payments

Our NEOs are entitled to certain severance benefits upon the voluntary or involuntary termination of their employment, as discussed further in the subsection “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments.” Please note the following with respect to the change-in-control and other severance provisions applicable to our NEOs and other employees:

•	Outstanding equity award agreements (with the exceptions and qualifications described in the subsection “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments”) for all employees include a governance best-practice “double trigger” provision for the acceleration of vesting of awards granted thereunder only upon a without-cause termination by the Company within two years of a change in control.
•	We have a policy against excise tax gross-up provisions for payments contingent on a change in control of Regeneron in contracts, compensatory plans, and other arrangement with the Company’s officers (including NEOs) with the exception of the CEO under his existing employment agreement or amendments to it.
•	Regeneron has no pension, deferred compensation, or retirement plans for U.S.-based employees other than our 401(k) Savings Plan described above.

Compensation Processes

Compensation Committee

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. The Compensation Committee evaluates the performance of our NEOs and approves their compensation—in the case of the CEO, subject to approval of the non-employee members of the board of directors. The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

Annual salaries for the following year and year-end cash incentives and equity awards for all employees are determined in December of each year based on Company and individual performance, as well as other factors, which may include compensation trends among our Peer Group and in the biotechnology industry in general. With respect to our CEO, this process is formalized in the Compensation Committee’s charter, which specifies that the Compensation Committee is to annually present the proposed annual compensation of the CEO to the non-employee members of the board of directors for approval. The Company’s recent practice has been to require approval of the proposed annual compensation of the CSO by the non-employee members of the board of directors as well. The non-employee directors have also been involved in reviewing the Company’s performance for purposes of setting the annual cash incentive payout.

We make our annual equity awards on a regular, pre-set schedule. The meetings at which such grants are approved are generally scheduled well in advance of the grant date, without regard to the timing of earnings or other major announcements. We generally grant annual equity awards to eligible employees whose performance is determined to merit an annual grant, including the NEOs, at a meeting held during December.

Pursuant to the terms of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the Nasdaq Global Select Market on the date of the grant or, if such date is not a trading day, on the last preceding date on which there was a sale of our common stock on the Nasdaq Global Select Market.

We periodically evaluate the personal benefits and perquisites afforded to our NEOs. The Compensation Committee also regularly meets in executive session to discuss any of the matters that fall within its responsibilities.

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Management

Members of our senior management play a role in the overall executive compensation process and assess performance of other officers. They also recommend for the Compensation Committee’s approval the salary, cash incentive, and equity grant budgets for non-officers and make specific recommendations for salary increases, cash incentives, and equity grants for other officers. For our NEOs (other than our CEO), recommendations to the Compensation Committee regarding their compensation are made by our CEO, who also evaluates their performance. Our CEO’s performance is evaluated directly by the Compensation Committee based on the Company’s overall corporate performance against annual goals that are presented to the board of directors at the beginning of each year, as discussed above.

Shareholder Input and Outreach and the 2023 Say-on-Pay Vote Result

Fostering long-term relationships and maintaining trust with our shareholders has been a key priority for us. We seek shareholder feedback through our annual say-on-pay votes as well as through discussions with our shareholders in connection with our annual shareholder meetings and in the “off-season,” where we discuss compensation, governance, and other issues of importance and interest to our shareholders. This outreach complements the many touchpoints our investor relations team has with shareholders throughout the year. In addition, on a more informal basis, we engage with our shareholders through industry and corporate governance conferences and informal exchanges in other settings.

Say-on-pay vote. Our shareholders are provided with an opportunity to cast a non-binding, advisory vote on our executive compensation program every year. We switched to the annual cadence of say-on-pay votes in 2022 in recognition of shareholder feedback and preference. Our most recent advisory say-on-pay vote was held at our 2023 annual shareholder meeting, at which this advisory proposal was approved by 87.1% of the votes cast. This was the second consecutive year when we received nearly 90% support on the say-on-pay proposal. Despite the solid approval rate of our compensation program by our shareholders evidenced by this result, we continued to engage with investors in 2023 to make sure we understand their perspectives and views of our compensation program and philosophy (as well as corporate governance and sustainability matters relevant to our Company).

Shareholder outreach. In the last decade, we have actively and regularly engaged with our shareholders to receive feedback on many important areas, including corporate governance, executive compensation, and corporate responsibility matters, and are committed to continued engagement with portfolio managers and investment stewardship teams. Shareholder feedback is discussed with management and, depending on the topic, relayed for consideration to the appropriate committee of the board of directors (typically the Compensation Committee or the Corporate Governance and Compliance Committee), the full board, or both. In recent years, shareholder input resulted in specific changes to our compensation and corporate governance practices and policies. For example, after careful consideration of shareholder feedback following the 2021 annual shareholder meeting, in 2022 our board of directors voluntarily changed the frequency of our say-on-pay votes from every three years to every year. See the table further below for other recent changes informed by shareholder feedback.

In 2023, we reached out to shareholders collectively representing approximately 60% of the public shares (i.e., shares of common stock outstanding as of December 31, 2023, excluding shares held by our directors and executive officers). This outreach resulted in one-on-one discussions with shareholders representing approximately 40% of our public shares. As in prior years, we pursued engagement opportunities throughout the year, which allowed us to engage with several shareholders multiple times in 2023. In some cases, shareholders expressed that engagement was not necessary at the time because they had no new significant concerns with our compensation or governance practices.

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Our 2023 engagement built on an active outreach program in prior years and focused on, among other matters:

•	recent changes to our board leadership structure (discussed further in the subsection “Board of Directors – Board Governance – Board Leadership Structure”);
•	the board’s director refreshment efforts, including how the additions of Drs. Guarini and Schenkein as directors in the fall of 2023 were consistent with the board’s director refreshment philosophy (discussed further in the subsection “Board of Directors – Board Governance – Director Refreshment Philosophy”);
•	the board’s previously disclosed goal to increase board gender diversity, which contributed to the selection of Dr. Guarini as a director candidate and her election to the board in the fall of 2023 (see “Board of Directors – Board Governance – Director Refreshment Philosophy”);
•	the Company’s classified board structure, including relevant considerations unique to the Company and its long-term orientation (discussed further in the subsection “Board of Directors – Board Governance – Board Structure”); and
•	the Company’s dual-class capital structure, including relevant mitigating factors such as the steady decline in the number of shares of Class A stock outstanding since the Company’s IPO and the relatively low percentage of overall votes controlled by the Class A shareholders, particularly when compared to other founder-led companies (discussed further in the subsection “The Company – Corporate Governance – Capital Structure”).

We had meaningful and candid discussions about these and other corporate governance topics in 2023, and the feedback received from shareholders was discussed in detail at the board level, including by way of regular updates on specific shareholder comments provided to the Corporate Governance and Compliance Committee. We received positive feedback on the board’s establishment of a robust Lead Independent Director role, the appointments of Drs. Guarini and Schenkein to the board and continued board refreshment, and the attainment of the board’s previously disclosed goal to increase board gender diversity to over 30%. As in prior years, 2023 shareholder feedback shaped subsequent meeting agendas and boardroom discussions.

With respect to executive compensation, feedback provided in 2023 was generally positive. A number of shareholders indicated that they understood and supported Regeneron’s compensation program while others had questions about, among other matters, potential use of specific performance metrics in equity awards, the process for determining the Company performance multiplier for annual cash incentive awards, and performance to date under the 2020 PSUs. In some instances, shareholders expressed competing views on specific features of our executive pay program, such as the types of equity awards utilized. We have included additional disclosure in this proxy statement to better communicate on certain of these matters, including a discussion of the continued enhancement of the framework for the Compensation Committee’s assessment of Company performance and its determination of the Company performance multiplier. See “Components of Executive Pay: What We Pay and Why We Pay It — Annual Cash Incentives” and “Components of Executive Pay: What We Pay and Why We Pay It — Annual Equity Awards — Update on 2020 PSU Awards” for more information. We will continue to consider shareholder feedback in executive compensation decisions.

Set forth below are select changes to executive compensation and governance practices and other actions taken by the board and/or the relevant board committee in recent years that were informed by shareholder feedback.

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Response to Recent Shareholder Feedback

Board Leadership Structure
•	Established robust Lead Independent Director role as part of new board leadership structure (2023).
Board Refreshment
•	Appointed Dr. Guarini, former Chief Information Officer at IBM, and Dr. Schenkein, General Partner and Co-lead of the Life Sciences team at GV (formerly Google Ventures), to the Board (2023).
•	Elected Dr. Craig B. Thompson, former President and Chief Executive Officer of Memorial Sloan Kettering Cancer Center, to the Board (2022).
Board Gender Diversity
•	Prioritized female candidates in director search efforts, contributing to the selection of Dr. Guarini as a director candidate and her election to the board in the fall of 2023 (2023).
Say-on-Pay
•	Voluntarily adopted an annual say-on-pay vote (2022).
Enhanced Disclosure
•	Enhanced proxy statement disclosure surrounding board structure and leadership (including with respect to the duties and responsibilities of our Lead Independent Director), board composition and refreshment, board oversight of pricing decisions/access to medicine, dual-class capital structure, annual cash incentive determinations, 2020 PSUs, and certain other corporate governance matters (2022-2024).
Pay-for-Performance Alignment
•	Introduced PSUs as a component of CEO and CSO equity awards (2019).
•	Granted 100% of CEO and CSO equity awards in the form of PSUs (2020).
•	Reaffirmed, and delivered on, commitment to issue no additional equity awards for CEO and CSO before December 2025 (2021-2024).
Management Stability
•	Increased holding/vesting requirements for CEO and CSO by incorporating a five-year performance period and a subsequent three-year holding period in most recent equity awards (2020).
Dilution/Burn Rate Concerns
•	Introduced and then expanded the use of full-value awards as a component of annual equity awards; recalibrated equity award size (stock options and RSAs/RSUs) for NEOs below the CEO/CSO level and other employees (2019-2023).
Annual Cash Incentives
•	Enhanced the process by which the Compensation Committee determines the Company performance multiplier for annual cash incentives; provided more detailed disclosure regarding this process (2019-2024).
Compensation of Non-Employee Directors
•	Introduced new compensation program for our non-employee directors, thereby reducing the annual grant date fair value of their equity awards by nearly 50% (2018).
Corporate Responsibility and Sustainability
•	Increased the breadth and depth of ESG data collection and reporting; aligned annual Responsibility Report with the SASB framework; and, since 2021, published a separate annual report on climate-related risks and opportunities aligned with the recommendations developed by the TCFD (2017-2024).
•	Bolstered diversity initiatives and reporting, including by making a commitment to increase diversity in leadership and strengthen a culture of inclusion as part of global ESG goals and publishing consolidated EEO-1 data (data from annual reports submitted to the U.S. Equal Employment Opportunity Commission) on Regeneron’s website (2018-2024).

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Independent Compensation Consultant

The Compensation Committee has the sole authority to retain, at the Company’s expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. The Compensation Committee (and, as discussed above with respect to non-employee director compensation matters, the Corporate Governance and Compliance Committee) has utilized the services of Pay Governance LLC since September 2021. In order to maintain its independence, the Compensation Committee retained Pay Governance LLC directly, and Pay Governance LLC performed services for the Compensation Committee exclusively at the Compensation Committee’s direction. The Compensation Committee periodically evaluates the independence of its compensation consultant. In accordance with applicable listing standards of the Nasdaq Stock Market LLC and SEC rules, in 2023 the Compensation Committee evaluated the independence of Pay Governance LLC; and, on the basis of this evaluation, concluded that the engagement of Pay Governance LLC did not raise any conflicts of interest.

The Compensation Committee’s consultant reviews management recommendations for compensation plans, budgets, and strategies, and also advises the Compensation Committee on how regulations and trends in executive compensation nationally and specifically in the pharmaceutical and biopharmaceutical industries may be relevant to the Company. It also assists with developing the Peer Group; provides comparative compensation information for our CEO and CSO and other senior executives (using the Peer Group and other compensation data as described below); reviews senior management’s compensation recommendations for other officers, including the other NEOs; and provides general advice to the Compensation Committee on compensation matters, including facilitating the articulation and periodic review of the Company’s compensation philosophy and replenishment of our long-term equity incentive plan.

Peer Data

For purposes of setting our NEOs’ and other senior executives’ compensation, we use comparative compensation information from a relevant peer group of companies (referred to in this proxy statement as the “Peer Group”). In 2023, we selected the companies in the Peer Group with the assistance of Pay Governance LLC based on factors including, but not limited to, the following:

•	research and development orientation;
•	market capitalization;
•	number of employees;
•	stage of development; and
•	total revenues.

The Peer Group is also meant to provide a representative sample of companies with which we compete for talent. We periodically reassess the composition of the Peer Group and make changes as appropriate, taking into account factors such as changes in the Company’s market capitalization and merger-and-acquisition activity impacting the existing Peer Group companies.

The Peer Group utilized in 2023 consists of the following 12 companies:

AbbVie Inc.	BioMarin Pharmaceutical Inc.	Incyte Corporation
Alnylam Pharmaceuticals, Inc.	Bristol-Myers Squibb Company	Merck & Co., Inc.
Amgen Inc.	Eli Lilly and Company	Seagen Inc.*
Biogen Inc.	Gilead Sciences, Inc.	Vertex Pharmaceuticals Incorporated

*	Acquisition by Pfizer Inc. completed in December 2023.

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The Compensation Committee reviewed the Peer Group in June 2023 and, based on the recommendation of Pay Governance LLC, did not make any changes. As part of its assessment, the Compensation Committee took into account that Regeneron ranked at the 45th-50th percentile in the Peer Group based on market capitalization, revenues for the last four completed quarters, and the then-available reported number of employees, based on the data provided to the Committee, as shown in the table below.

	Market Capitalization ($ Millions)		Revenues Last
Company	90-Day Average (as of 5/15/23)	30-Day Average (as of 5/15/23)	Four Quarters[1] ($ Millions)	Employees (as of last SEC filing)[1]
Eli Lilly and Company	$321,321	$328,122	$27,691	39,000
Merck & Co., Inc.	$277,788	$281,933	$57,869	68,000
AbbVie Inc.	$273,881	$280,700	$56,741	50,000
Bristol-Myers Squibb Company	$151,222	$145,201	$45,848	34,300
Amgen Inc.	$131,586	$129,878	$26,190	25,200
Gilead Sciences, Inc.	$103,871	$102,946	$27,043	17,000
Vertex Pharmaceuticals Incorporated	$78,665	$82,810	$9,208	4,800
Biogen Inc.	$40,348	$40,885	$10,105	8,725
Seagen Inc.	$31,525	$37,942	$2,056	3,256
Alnylam Pharmaceuticals, Inc.	$25,920	$24,755	$1,143	2,002
BioMarin Pharmaceuticals, Inc.	$19,024	$17,877	$2,173	3,082
Incyte Corporation	$17,234	$16,360	$3,470	2,324
Summary Statistics:
75th Percentile	$181,887	$179,076	$32,231	35,475
Median	$91,268	$92,878	$18,147	12,863
25th Percentile	$30,124	$34,645	$3,146	3,213

Regeneron Pharmaceuticals, Inc.	$81,768	$86,231	$12,370	12,099
Percentile Rank	P47	P47	P47	P49

[1]	Based on available data as of May 2023.

In making the compensation decisions in December 2023, we used data from publicly filed proxy statements of the companies in the Peer Group (as compiled by the Compensation Committee’s compensation consultant) to review each component of compensation of our NEOs against their peers in the Peer Group as well as their total annual compensation in relation to the Peer Group, while giving regard to various factors such as the executives’ respective performance, past compensation history, experience, and role in the Company’s success. We use Peer Group data as a point of reference for measurement, but Peer Group data do not represent the only factor considered and there is no targeted pay level percentile. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

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Risk Assessment

We believe that the Company’s programs balance risk and potential reward in a manner that is appropriate to the Company’s circumstances and in the best interests of the Company’s shareholders over the long term. We also believe that the Company’s compensation and benefits programs do not create risks that are reasonably likely to have a material adverse effect on the Company. We regularly review the Company’s compensation and benefits programs, including its executive compensation program and its incentive-based compensation programs (such as sales incentive plans). At least annually, the Compensation Committee reviews and considers a compensation program risk assessment performed by its independent compensation consultant.

The Company’s compensation and governance-related policies are further enhanced by our stock ownership guidelines applicable to our senior officers (see “The Company — Corporate Governance — Stock Ownership Guidelines” for more information) and our policy regarding recoupment or reduction (clawback) of incentive compensation. Since 2015, the Company has maintained a policy regarding recoupment or reduction (clawback) of incentive compensation awarded to our officers and other specified employees for compliance violations, which applies to bonus and other incentive compensation regardless of whether paid or payable in cash, equity, or otherwise and regardless of whether such compensation has been earned or vested (the “Clawback Policy”). In addition, the Clawback Policy covers both financial and non-financial violations resulting in a significant harm to the Company’s business, prospects, results of operations, or financial condition. Under the Clawback Policy, the board and any designated committee of the board have full discretion to make recoupment and reduction decisions as they may deem appropriate subject to applicable law, the Company’s compensation plans in effect from time to time, and all relevant contractual obligations. In addition, in 2023, the Company adopted a supplement to the Clawback Policy (the “Clawback Policy Supplement”) to comply with recent changes to the listing standards of the Nasdaq Stock Market LLC that went into effect on October 2, 2023, as mandated by the SEC. The Clawback Policy Supplement provides that, in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will recover any Incentive-Based Compensation (as defined below) erroneously received on or after October 2, 2023 by a current or former “officer” of the Company (as defined under Section 16 of the Exchange Act) during the three completed fiscal years immediately preceding the date on which the accounting restatement is determined to be required. Under the Clawback Policy Supplement, “Incentive-Based Compensation” is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure (which is defined to include stock price and TSR).

We also have adopted policies against hedging and pledging of our securities by our directors and employees, including the NEOs; and against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company’s executive officers, including the NEOs (other than the existing employment agreement with our CEO or any amendments thereto, which we expressly exempted).

These policies demonstrate Regeneron’s continued commitment to robust corporate governance and are meant to reduce compensation-related risks and ensure greater alignment of the interests of our employees, including the NEOs, and those of the Company and our shareholders.

Tax Implications

We take tax considerations into account in making our compensation-related assessments and decisions, including the deductibility of compensation in determining NEOs’ compensation. However, we reserve the right to use our judgment to authorize compensation payments that are not deductible, such as when we believe that such payments are necessary to maintain the flexibility needed to attract talent, promote executive retention, reward performance, or attain other Company objectives, or as required to comply with the Company’s contractual commitments.

Due to the requirements set forth in Section 274(e)(2) of the Internal Revenue Code, Company-provided personal and guest air travel (which is provided by the Company only to the extent permitted under board-approved guidelines and a security policy adopted by the board based on an independent, third-party security study) results in a partial disallowance of the related corporate tax deductions. In 2023, this disallowance amounted to approximately $2.7 million.

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Compensation Committee Report

We, the members of the Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee Christine A. Poon, Chair George L. Sing Huda Y. Zoghbi, M.D.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

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Compensation Dashboard

2023 Executive Compensation Tables

The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our NEOs during the last three fiscal years.

2023 Summary Compensation Table

A	B	C	E	F	G	I		J
Name and principal position	Year	Salary ($)	Stock awards ($)[1]	Option awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]		Total ($)
Leonard S. Schleifer, M.D., Ph.D.	2023	1,875,415	—	—	4,275,946	2,032,977	[4]	8,184,338
Board co-Chair, President and Chief Executive Officer	2022	1,811,995	—	—	4,131,349	1,060,725		7,004,069
	2021	1,767,800	—	—	4,030,584	672,130		6,470,514
George D. Yancopoulos, M.D., Ph.D.	2023	1,875,415	—	—	4,275,946	1,608,469	[5]	7,759,830
Board co-Chair, President and Chief Scientific Officer	2022	1,811,995	—	—	4,131,349	650,352		6,593,696
	2021	1,767,800	—	—	4,030,584	599,980		6,398,364
Robert E. Landry (retired)	2023	881,406	—	—	996,870	26,200	[6]	1,904,476
Former Executive Vice President, Finance and Chief Financial Officer	2022	851,600	2,799,320	4,199,713	963,160	24,700		8,838,493
	2021	822,800	2,559,468	3,839,805	1,052,182	24,200		8,298,455
Daniel P. Van Plew	2023	931,500	2,699,284	4,049,638	1,053,527	26,200	[6]	8,760,149
Executive Vice President and General Manager, Industrial Operations and Product Supply	2022	900,000	2,759,361	4,139,777	1,017,900	36,499		8,853,537
	2021	822,800	2,799,882	4,199,871	930,587	20,950		8,774,090
Andrew J. Murphy, Ph.D.	2023	776,250	2,699,284	4,049,638	877,939	26,200	[6]	8,429,311
Executive Vice President, Research	2022	750,000	2,999,842	4,499,737	848,250	24,700		9,122,529
	2021	724,500	2,231,397	3,347,323	819,410	24,200		7,146,830

[1]	The amounts in columns E and F reflect the respective aggregate grant date fair values (disregarding estimated forfeitures) of RSAs and stock option awards granted in 2023, 2022, and 2021, respectively, pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. Valuation assumptions and methodologies used in the calculation of these amounts for 2023 are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the 2023 Annual Report.
[2]	Non-equity incentive plan compensation amounts (consisting of cash incentives paid to the NEOs in respect of the relevant year under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan) are shown in the year in which they were accrued and earned.
[3]	See the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below for further information. Certain 2023 perquisites and other personal benefits are quantified for each of the NEOs in the footnotes to this table below based on the actual additional cost incurred by us in providing the perquisite or other personal benefit.
[4]	Consists of (i) $20,724 for life insurance premiums, (ii) $8,465 for disability insurance premiums, (iii) $28,822 for medical malpractice insurance premiums, (iv) $15,000 for 401(k) Savings Plan matching contributions in respect of 2023, (v) $11,200 for tax and financial planning advisory services, (vi) $400,000 for fees the Company paid on behalf of Dr. Schleifer associated with a filing required to be made by Dr. Schleifer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which related to anticipated acquisitions by Dr. Schleifer of common stock upon the vesting of PSU awards and/or the exercise of his stock options (as described further in the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below), (vii) $417,160 for a tax reimbursement related to the fees referenced in (vi), (viii) $250,000 for personal use of Company-provided aircraft, and (ix) $881,606 for security services (consisting of secure car transportation and personal and residential security services) (in the case of clauses (viii) and (ix), in accordance with our security policy and calculated as described in the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below).
[5]	Consists of (i) $15,000 for 401(k) Savings Plan matching contributions in respect of 2023, (ii) $2,200 for tax and financial planning advisory services, (iii) $400,000 for fees the Company paid on behalf of Dr. Yancopoulos associated with a filing required to be made by Dr. Yancopoulos under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which related to anticipated acquisitions by Dr. Yancopoulos of common stock upon the vesting of PSU awards and/or the exercise of his stock options (as described further in the subsection “Additional Compensation Information–Perquisites and Personal Benefits” below), (iv) $417,160 for a tax reimbursement related to the fees referenced in (iii), (v) $62,578 for personal use of Company-provided aircraft, and (vi) $711,531 for security services (consisting of secure car transportation and personal and residential security services) (in the case of clauses (v) and (vi), in accordance with our security policy and calculated as described in the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below).
[6]	Consists of (i) $15,000 for 401(k) Savings Plan matching contributions in respect of 2023 and (ii) $11,200 for tax and financial planning advisory services.

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2023 Grants of Plan-Based Awards

The following table and explanatory footnotes provide information regarding the annual cash incentive and equity awards granted to our NEOs during 2023.

A	B		C	D	E	I	J	K		L
						All other	All other		Closing
						stock	option		price of
			Estimated Possible Payouts			awards:	awards:	Exercise	Company	Grant date
			Under Non-Equity Incentive Plan			number	number of	or base	common	fair value
			Awards[1]			of shares	securities	price of	stock	of stock
						of stock	underlying	option	on grant	and option
			Threshold	Target	Maximum	or units	options	awards	date	awards
Name	Grant date		($)	($)	($)	(#)	(#)	($/Sh)[2]	($/Sh)[2]	($)[3]
Leonard S. Schleifer, M.D., Ph.D.	—		—	2,250,498	4,533,846	—	—	—	—	—
George D. Yancopoulos, M.D., Ph.D.	—		—	2,250,498	4,533,846	—	—	—	—	—
Robert E. Landry (retired)	—		—	572,914	1,046,272	—	—	—	—	—
Daniel P. Van Plew	—		—	605,475	1,220,651	—	—	—	—	—
	12/08/2023	[4]	—	—	—	—	11,473	843.79	840.14	4,049,638
	12/08/2023	[5]	—	—	—	3,199	—	—	—	2,699,284
Andrew J. Murphy, Ph.D.	—		—	504,563	1,046,272	—	—	—	—	—
	12/08/2023	[4]	—	—	—	—	11,473	843.79	840.14	4,049,638
	12/08/2023	[5]	—	—	—	3,199	—	—	—	2,699,284

[1]	Cash incentive awards under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan. The actual cash incentive awards earned in respect of 2023 and paid out in January 2024 are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. The maximum amount in this column represents the maximum cash incentive allocated to each executive by the Compensation Committee in March 2023 under the Cash Incentive Bonus Plan.
[2]	These options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the date of grant. Therefore, the closing price of our common stock on the grant date may be higher or lower than the exercise price of these options.
[3]	The amounts in this column represent the grant date fair value (disregarding estimated forfeitures) of the awards made pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The valuation assumptions and methodologies used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the 2023 Annual Report.
[4]	The NEO received a non-qualified stock option award that vests subject to continued employment at a rate of 25% per year over the first four years of the maximum ten-year option term.
[5]	The NEO received an annual RSA that vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table and explanatory footnotes provide information regarding unexercised stock options and PSUs or RSAs (as applicable) held by our NEOs as of December 31, 2023.

A	B	C		D	E	F	G		H		I		J
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Leonard S. Schleifer, M.D., Ph.D.	81,278	—		—	372.46	12/11/2029	—		—		—		—
	129,013	—		—	381.40	12/12/2028	—		—		—		—
	139,474	—		—	378.98	12/12/2027	—		—		—		—
	146,815	—		—	381.92	12/16/2026	—		—		—		—
	172,723	—		—	555.67	12/16/2025	—		—		—		—
	203,204	—		—	399.66	12/16/2024	—		—		—		—
	—	—		—	—	—	—		—		620,270	[1]	544,776,938	[2]
TOTAL	872,507										620,270		544,776,938
George D. Yancopoulos, M.D., Ph.D.	81,278	—		—	372.46	12/11/2029	—		—		—		—
	129,013	—		—	381.40	12/12/2028	—		—		—		—
	139,474	—		—	378.98	12/12/2027	—		—		—		—
	146,815	—		—	381.92	12/16/2026	—		—		—		—
	146,815	—		—	555.67	12/16/2025	—		—		—		—
	172,723	—		—	399.66	12/16/2024	—		—		—		—
	—	—		—	—	—	—		—		620,270	[1]	544,776,938	[2]
TOTAL	816,118										620,270		544,776,938
Robert E. Landry (retired)	3,556	10,666	[3]	—	726.53	12/16/2032	—		—		—		—
	8,480	8,478	[4]	—	644.54	12/08/2031	—		—		—		—
	14,963	4,987	[5]	—	492.00	12/09/2030	—		—		—		—
	24,500	—		—	372.46	12/11/2029	—		—		—		—
	20,000	—		—	381.40	12/12/2028	—		—		—		—
	17,737	—		—	378.98	12/12/2027	—		—		—		—
	—	—		—	—	—	3,853	[6]	3,384,051	[2]	—		—
	—	—		—	—	—	1,985	[7]	1,743,406	[2]	—		—
	—	—		—	—	—	965	[8]	847,550	[2]	—		—
TOTAL	89,236	24,131					6,803		5,975,007

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A	B	C		D	E	F	G		H		I	J
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Daniel P. Van Plew	—	11,473	[9]	—	843.79	12/8/2033	—		—		—	—
	3,505	10,514	[3]	—	726.53	12/16/2032	—		—		—	—
	9,274	9,274	[4]	—	644.54	12/08/2031	—		—		—	—
	14,963	4,987	[5]	—	492.00	12/09/2030	—		—		—	—
	24,500	—		—	372.46	12/11/2029	—		—		—	—
	23,125	—		—	381.40	12/12/2028	—		—		—	—
	—	—		—	—	—	3,199	[10]	2,809,650	[2]	—	—
	—	—		—	—	—	3,798	[6]	3,335,745	[2]	—	—
	—	—		—	—	—	2,172	[7]	1,907,646	[2]	—	—
	—	—		—	—	—	965	[8]	847,550	[2]	—	—
	—	—		—	—	—	5,000	[11]	4,391,450	[2]	—	—
TOTAL	75,367	36,248					15,134		13,292,041
Andrew J. Murphy, Ph.D.	—	11,473	[9]	—	843.79	12/8/2033	—		—		—	—
	3,810	11,428	[3]	—	726.53	12/16/2032	—		—		—	—
	7,392	7,391	[4]	—	644.54	12/08/2031	—		—		—	—
	18,750	6,250	[5]	—	492.00	12/09/2030	—		—		—	—
	24,500	—		—	372.46	12/11/2029	—		—		—	—
	25,000	—		—	381.40	12/12/2028	—		—		—	—
	50,000	—		—	378.98	12/12/2027	—		—		—	—
	34,000	—		—	381.92	12/16/2026	—		—		—	—
	35,000	—		—	555.67	12/16/2025	—		—		—	—
	40,000	—		—	399.66	12/16/2024	—		—		—	—
	—	—		—	—	—	3,199	[10]	2,809,650	[2]	—	—
	—	—		—	—	—	4,129	[6]	3,626,459	[2]	—	—
	—	—		—	—	—	1,731	[7]	1,520,320	[2]	—	—
	—	—		—	—	—	964	[8]	846,672	[2]	—	—
	—	—		—	—	—	8,285	[11]	7,276,633	[2]	—	—
TOTAL	238,452	36,542					18,308		16,079,733

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[1]	This PSU award was granted to the NEO on December 31, 2020 and has a five-year performance period from the date of grant. Based on performance as of December 31, 2023 in accordance with SEC rules, the number of PSUs shown in this table assumes a maximum level of payout. Pursuant to the terms of underlying award agreement, the actual number of PSUs earned as of December 31, 2023 was 318,248.
[2]	Reflects the closing price of $878.29 per share of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2023.
[3]	This stock option award was granted to the NEO on December 16, 2022 and vests at a rate of 25% per year over the first four years of the option term.
[4]	This stock option award was granted to the NEO on December 8, 2021 and vests at a rate of 25% per year over the first four years of the option term.
[5]	This stock option award was granted to the NEO on December 9, 2020 and vests at a rate of 25% per year over the first four years of the option term.
[6]	This RSA was granted to the NEO on December 16, 2022 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
[7]	This RSA was granted to the NEO on December 8, 2021 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
[8]	This RSA was granted to the NEO on December 9, 2020 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
[9]	This stock option award was granted to the NEO on December 8, 2023 and vests at a rate of 25% per year over the first four years of the option term.
[10]	This RSA was granted to the NEO on December 8, 2023 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
[11]	This RSA was granted to the NEO on December 9, 2020 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.

2023 Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts realized by our NEOs during 2023 as a result of the exercise of stock options or the vesting of PSUs or RSAs.

A	B	C	D	E
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
Leonard S. Schleifer, M.D., Ph.D.	—	—	25,155	21,233,084
George D. Yancopoulos, M.D., Ph.D.	—	—	25,155	21,233,084
Robert E. Landry (retired)	9,400	4,162,358	20,798	17,712,538
Daniel P. Van Plew	23,125	10,666,638	8,484	7,160,608
Andrew J. Murphy, Ph.D.	40,000	21,368,200	28,043	23,859,597

[1]	Amounts reflect the difference between the exercise price of the option(s) and, as applicable (depending on the manner of exercise), the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the exercise date(s) or the market price at which the relevant options were exercised on the exercise date(s).
[2]	Amount reflects the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the vesting date.

Post-Employment Compensation

As discussed in “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments,” our NEOs are entitled to certain severance benefits upon the voluntary or involuntary termination of their employment. We provide additional information regarding the severance benefits available to our NEOs in the tables set out below in this subsection. For our CEO, the table shows the amounts payable under his employment agreement upon his involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other NEOs, the table shows their post-termination compensation arrangements under our change in control severance plan upon an involuntary or not-for-cause termination in connection with a corporate change of control.

Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

We entered into an employment agreement with our CEO, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the employment agreement into compliance with Section 409A of the Internal Revenue Code (“Section 409A”). Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the employment

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agreement) or is terminated by Dr. Schleifer for good reason (as defined in the employment agreement to include specified acts of constructive termination (which Dr. Schleifer has agreed does not include the election of Dr. Yancopoulos as co-Chair of the Board), together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average cash incentive paid over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment terminates for any reason other than for cause, any unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise all outstanding stock options throughout their original term, which is generally ten years from the date of grant. The treatment of Dr. Schleifer’s unvested PSUs from the 2020 grant upon certain termination events is governed by the terms of the 2020 PSU award agreement, notwithstanding any provision to the contrary in his employment agreement. The terms of the 2020 PSU award agreement provide that (i) in the case of a termination of employment due to death or disability, the PSUs remain outstanding and may be earned during their term (and, to the extent earned, are not subject to the three-year mandatory deferral and holding period (the “Holding Period”)); (ii) in the case of a termination by the Company without cause or a departure by Dr. Schleifer for good reason (each as defined in his employment agreement), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to the Holding Period4; and (iii) in the case of a change in control, earnout is measured as of the date of the change in control (using the applicable transaction price as the ending stock price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately.

Upon an involuntary termination (i.e., a termination by the Company without cause or by Dr. Schleifer for good reason, each as defined in the employment agreement) within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average cash incentive over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months. Upon such an involuntary termination in connection with a change of control, any unvested stock options will vest immediately and all outstanding stock options will remain exercisable throughout their original term, which is generally ten years from the date of grant. Pursuant to the terms of his 2020 PSU award agreement, any such PSUs that vest upon a change of control as discussed above will be immediately deliverable to Dr. Schleifer (with no Holding Period). If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than 10%, in which case such benefits and payments will be reduced accordingly.

The following table reflects the potential payments to our CEO under his employment agreement assuming a termination effective December 31, 2023 under different scenarios (including following a change of control), as well as upon death or disability. The information in the table below is based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

[4]	In this circumstance, PSUs not earned as of such termination date have 12 additional months to be earned and, to the extent earned, will vest on the fifth anniversary of the grant date or the first anniversary of the termination, whichever comes first (with the Holding Period beginning upon such vesting). Unearned PSUs are forfeited at the end of the 12 months.

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Potential Severance Payments under Dr. Schleifer’s Employment Agreement

	Cash Severance ($)		Benefits Continuation ($)		Death Benefits[4] ($)	Disability Benefits ($)		Value of Accelerated PSUs ($)		Cutback/ Gross-up6 ($)	Total Amount ($)
Involuntary Termination Following a Change of Control[1]	17,355,892	[2]	335,513	[3]	—	—		306,971,138	[5]	—	324,662,543
Involuntary Termination	7,231,622	[7]	160,929	[8]	—	—		279,514,036	[9]	—	286,906,587
Death	—		129,843	[10]	—	—		—	[11]	—	129,843	[11]
Disability	—		160,929	[8]	—	984,593	[12]	—	[13]	—	1,145,522

[1]	For purposes of these calculations, (i) we used Dr. Schleifer’s 2023 base salary and the annual cash incentives paid to Dr. Schleifer for performance in 2020, 2021, and 2022, respectively; (ii) we assumed that Dr. Schleifer received his annual cash incentive that was earned in 2023 and paid in 2024 (described in the Summary Compensation Table above); (iii) we assumed a 8.0% annual increase in medical premiums, 4% annual increase in dental premiums, and no increase in annual disability or life insurance premiums; (iv) we assumed that the medical and dental insurance benefits received in 2024, 2025, and 2026 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement; (v) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of assessing excise tax liabilities and potential cutbacks; and (vi) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A, we did not attempt to determine which, if any, payments would be delayed or revise the values to reflect any such delay.
[2]	Equal to three times the sum of (a) Dr. Schleifer’s 2023 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s annual cash incentives for performance in 2020, 2021, and 2022.
[3]	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months.
[4]	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.
[5]	Equal to the value of 349,510 PSUs from his 2020 grant that would have been earned had the applicable vesting determination been made on December 31, 2023 in respect of performance for the period from the date of grant to December 31, 2023. This calculation assumes a change of control transaction price equal to the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2023.
[6]	Under Dr. Schleifer’s employment agreement, if payments due in connection with a change of control are subject to excise taxes under Section 280G of the Internal Revenue Code, we will cut back the payments if the excise tax can be eliminated by reducing his cash severance payments and benefits by less than 10%. Otherwise, we will pay him an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. We have determined that Dr. Schleifer would not have been subject to excise taxes if he had been terminated on December 31, 2023 as a result of a change of control.
[7]	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2023 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s year-end cash incentive awards for performance in 2020, 2021, and 2022.
[8]	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months.
[9]	Equal to the value of 318,248 PSUs from Dr. Schleifer’s 2020 grant that would have been earned had a vesting determination been made on December 31, 2023 in respect of performance for the period from the date of grant to December 31, 2023 (and disregarding that PSUs not earned as of such termination date would have 12 additional months to be earned under the terms of the applicable award agreement). In addition, under such a scenario, Dr. Schleifer would be entitled to exercise all of his outstanding stock options throughout the remainder of their original term.
[10]	Equal to the estimated cost of providing Dr. Schleifer’s dependents medical and dental benefits for 18 months.
[11]	As discussed in “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments,” unvested stock options held by any employee (including Dr. Schleifer) become immediately exercisable upon his or her death. However, since all of Dr. Schleifer’s options are currently exercisable, there is no additional value for stock option acceleration. In addition, any PSUs held by Dr. Schleifer will remain outstanding upon his death, and any vesting or forfeiture of such PSUs will be determined following the completion of the applicable performance period as it otherwise would have been determined if he remained employed by the Company for the duration of such performance period.
[12]	Represents 35% of Dr. Schleifer’s 2023 salary over a period of 18 months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.
[13]	In the case of a termination of Dr. Schleifer’s employment due to disability, (i) any unvested stock options would continue to vest in accordance with the terms of the applicable award grant and he would be entitled to exercise all outstanding stock options throughout their original term, and (ii) any PSUs held by Dr. Schleifer would remain outstanding (with vesting and forfeiture determined in the manner set forth in the applicable award agreement).

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Change in Control Severance Plan

Each of the NEOs, other than our CEO, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change in control severance plan was amended and restated to bring it into compliance with Section 409A.

Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or, in designated cases, including with respect to the NEOs other than Dr. Schleifer, two times the sum of the participant’s annual base salary and his or her average annual cash incentive over the prior three years if, within two years after or 180 days before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump-sum severance payment. A participant so terminated is also entitled to receive a pro-rata annual cash incentive for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued his or her employment with the Company.

In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within two years after or 180 days before a change in control, then, unless otherwise provided in an award agreement, the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) 30 days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

The following table shows the potential payments to our NEOs (other than our CEO), upon their hypothetical termination (other than for Cause) or resignation for Good Reason, in the two years following, or the 180 days prior to, a change in control. The information in the table below assumes an effective termination or resignation date of December 31, 2023 and is further based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

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Potential Payments under Change in Control Severance Plan

	Cash Severance[1] ($)	Benefits Continuation[2] ($)	Value of Accelerated Stock Options/RSAs/ PSUs[3] ($)	Cutback[4] ($)	Total Amount[5] ($)
George D. Yancopoulos, M.D., Ph.D.	11,195,046	102,711	306,971,138	—	318,268,895
Robert E. Landry (retired)	3,732,288	178,497	11,501,840	—	15,412,625
Daniel P. Van Plew	3,787,906	173,009	19,377,690	—	23,338,605
Andrew J. Murphy, Ph.D.	3,255,773	117,731	22,351,824	—	25,725,328

[1]	Equal to two times the sum of (a) the NEO’s 2023 base salary and (b) the average annual cash incentives paid to the NEO over the prior three years.
[2]	Equal to the estimated cost of providing each NEO and his dependents medical, dental, vision, disability, and life insurance coverage for 24 months, plus the estimated cost of providing each NEO tax and financial planning advisory services for 24 months.
[3]	For stock options, equal to the aggregate amount of the differences between the exercise prices of each NEO’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2023, of $878.29. In the case of Messrs. Landry and Van Plew and Dr. Murphy, the amounts also include the value as of December 29, 2023 of accelerated RSAs. In the case of Dr. Yancopoulos, the amount includes the value of 349,510 PSUs from his 2020 grant that would have been earned had the applicable vesting determination been made on December 31, 2023 in respect of performance for the period from the date of grant to December 31, 2023 (assuming a change of control transaction price equal to the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2023).
[4]	We have determined (using the assumptions outlined in footnote 5) that none of the NEOs listed in the table above would have been subject to any cutbacks or excise taxes if terminated on December 31, 2023.
[5]	For purposes of these calculations, (i) we used base salaries as of December 31, 2023, and annual cash incentives paid to the NEOs for performance in 2020, 2021, and 2022, respectively; (ii) we assumed that each NEO received his annual cash incentive that was earned in 2023 and paid in 2024 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether each NEO was subject to a reduction under the terms of the change in control severance plan, the fact that each NEO’s equity awards may vest in full or in part following a change in control (parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Treas. Reg. Section 1.28G-1 Q&A 24(c)); (iv) we assumed a 8.0% annual increase in medical premiums, 4% annual increase in dental and vision premiums, and no increase in disability or life insurance premiums or employer cost of tax and financial planning advisory services for 2024 and 2025; (v) we assumed that the medical insurance benefits received in 2024 and 2025 would be taxable and that the NEOs would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan; (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of Company employees, no specific value has been ascribed to these covenants for purposes of assessing excise tax liabilities and potential cutbacks; and (vii) although certain payments to the NEOs would be subject to potential delays upon separation of service under Section 409A, we did not attempt to determine which, if any, payments would be delayed or revise the values to reflect any such delay.

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Additional Compensation Information

Annual Cash Incentives

In 2016, we adopted our Cash Incentive Bonus Plan for purposes of allowing our annual cash incentives to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and permitting us to deduct cash incentive compensation that might otherwise not be deductible by reason of Section 162(m) (as then in effect). Although the Tax Cuts and Jobs Act eliminated the performance-based compensation exception for compensation paid in 2018 and beyond, we have continued to use the Cash Incentive Bonus Plan for annual cash incentives because we believe it furthers our compensation philosophy and objectives regardless of tax treatment. For 2023 annual cash incentives for the NEOs, in March 2023 the Compensation Committee set up a cash incentive pool under the Cash Incentive Bonus Plan; specified maximum allocations of such pool to the NEOs and certain other senior executives; and established a R&D-related performance goal consisting of (i) the submission of one or more Investigational New Drug Applications, Biologics License Applications, or supplemental Biologics License Applications with the FDA (or its equivalent outside the United States) or (ii) the approval of any regulatory filing of the type described in clause (i) by the FDA or the applicable regulatory authority outside the United States. In November 2023, the Compensation Committee determined that Regeneron’s performance in 2023 exceeded the established goal, thus enabling the funding of the cash incentive pool. The Compensation Committee then exercised “negative discretion” (as permitted under the Plan) to reduce the respective allocations of such pool for each NEO. In exercising negative discretion for the NEOs, the Compensation Committee determined that their annual cash incentives should be set consistent with the Company’s historical practice of using a formula that utilizes their respective cash incentive targets, a corporate performance component, and, if applicable, an individual performance component, as described below.

The targets for the 2023 annual cash incentives for the NEOs were set as percentages of their respective base salaries as follows: Dr. Schleifer—120%; Dr. Yancopoulos—120%; Mr. Landry—65%; Mr. Van Plew—65%; and Dr. Murphy—65%.

For 2023, Dr. Schleifer’s cash incentive target was set approximately at the median of the Peer Group. In determining the cash incentive target for Dr. Yancopoulos, the Compensation Committee took into consideration the importance of his scientific leadership as President & CSO and the significant contributions he has made to the success of the Company and, specifically, to the discovery and development of the Company’s commercial products, its pipeline of internally developed product candidates, and its platform technologies. The Compensation Committee determined that there were no meaningful comparative data for Dr. Yancopoulos relating to similarly situated executives and that his cash incentive target for 2023 would be set to equal Dr. Schleifer’s. In determining the cash incentive targets for 2023 for Messrs. Landry and Van Plew and Dr. Murphy, the Compensation Committee took into consideration the compensation of similarly situated executive officers at companies in the Peer Group.

The cash incentives were determined through the use of both an individual and a Company performance component with a range of 0 to 1.5 for the personal performance multiplier and a range of 0 to 2.0 for the Company performance multiplier, depending upon performance during the year. Both the personal performance multiplier and the Company performance multiplier were determined by the Compensation Committee for each NEO based on the Committee’s assessment of the Company’s performance in accordance with the framework described under the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives” and, in the case of each of Messrs. Landry and Van Plew and Dr. Murphy, the NEO’s personal performance during the year.

With respect to 2023, the Compensation Committee approved a personal performance multiplier of 1.5 for each of Messrs. Landry and Van Plew and Dr. Murphy. The personal performance component accounted for 40% of these NEOs’ cash incentives. The Company component was based on a Company performance multiplier that was determined based on the Company’s overall corporate performance (as described below) in 2023, including against 2023 milestone goals that were presented to the board of directors in January 2023. This Company performance component accounted for 60% of the cash incentives awarded to Messrs. Landry and Van Plew and Dr. Murphy. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee focused exclusively on overall Company performance in 2023 (as described above) when determining their cash incentives and did not utilize a personal performance multiplier.

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In determining the annual cash incentive for Mr. Landry, the Compensation Committee gave special consideration to Mr. Landry’s leadership of and accomplishments in the Company’s accounting, finance, and tax functions and across his other responsibilities, including the successful execution of the Company’s capital allocation priorities in 2023 through investment in R&D capabilities, pursuit and funding of business development opportunities, and the return of cash to our shareholders through share buybacks. In the case of Mr. Van Plew, the Compensation Committee focused primarily on Mr. Van Plew’s leadership of and accomplishments in the Company’s Industrial Operations and Product Supply organization, including efforts to transition from Sanofi the global manufacturing and distribution of Libtayo; preparations for new product launches, including the efficient and expeditious resolution of pre-approval inspection issues identified by the FDA at a third-party manufacturing organization that resulted in approval of EYLEA HD within two months of the FDA’s initial target action date; and expanded manufacturing capabilities, including the completion of the construction of the Company’s first fill/finish facility. In the case of Dr. Murphy, the Compensation Committee considered the progress and continued expansion of the Company’s research and preclinical development pipeline, including several innovative research advances demonstrating potentially transformative first-in-class or best-in-class therapeutic approaches.

With respect to 2023, the Compensation Committee set the Company performance multiplier at 1.9. For a discussion of the enhanced framework that the Committee established and utilized in 2023 for its year-end assessment of Company performance and its determination of the Company performance multiplier, see the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.” Under the enhanced framework, the Committee began its assessment with a holistic review of performance across the entire organization to establish a baseline for the Company performance multiplier, taking into account the Company milestones for the year in review (discussed in the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives”) as well as the additional performance factors shown below.

(1) PRODUCT PIPELINE AND DEVELOPMENT (primary factors)

Regulatory & Clinical Milestones; Commercial Support

•  Approval of new products or indications by the FDA or applicable regulatory authorities outside the United States

•  Regulatory submissions for new products and new indications

•  Breakthrough Therapy or orphan drug designations by the FDA (or its equivalent outside the United States)

•  Data readouts and key publications from potentially pivotal/ registrational studies

•  Initiation of new Phase 3 or Phase 2 studies

Progress in Earlier-Stage Clinical Programs; New Candidates Advanced into Clinical Development

•  Data readouts and key publications from existing Phase 1 studies

•  Initiation of new Phase 1 studies

•  Notable early research milestones and collaborations

(2) FINANCE AND OPERATIONS (secondary factors)

Financial Metrics; Capital Structure

•  Growth in total revenues

•  Growth in net product sales for key marketed products

•  Growth in profitability metrics

•  Collaboration agreements

•  Finance projects

Operational & Manufacturing

•  Marketing structure & strategy

•  Pricing, policy & legal developments

•  Successful completion of audits

•  Expansion of facilities

•  Increase in manufacturing capabilities

(3) TALENT, CULTURE, AND CORPORATE RESPONSIBILITY (secondary factors)

Talent Management & Retention

•  Growth of global workforce to support our long-term strategic objectives

•  Employee retention and below-industry attrition rate

•  Outside recognition and employee feedback

Corporate Responsibility

•  ESG activities, reporting, ratings, and rankings

•  Corporate giving

•  Philanthropic and citizenship programs

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Perquisites and Personal Benefits

All employees who participate in our 401(k) Savings Plan, including the NEOs, are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of a specified percentage of the participant’s compensation that the participant has contributed to the plan (which was 10% with respect to each of the last three years), up to a maximum level established under the Internal Revenue Code. Each of our NEOs participated in our 401(k) Savings Plan during 2023 and received matching contributions in the aggregate amount of $15,000 in the form of shares of our common stock. The contributions were paid quarterly up and until the maximum level was reached and are included in the compensation amounts reported for each of our NEOs in the Summary Compensation Table included in this proxy statement. As with all employees, the number of shares of common stock that each NEO received on a quarterly basis was determined using the average market price per share of our common stock during the applicable quarter.

To achieve increased efficiencies and a more secure traveling environment, the Company provides air transportation for certain executive and director travel in accordance with guidelines approved by our board of directors. Based on the recommendation of an independent, third-party security study, the guidelines and our security policy require Drs. Schleifer and Yancopoulos (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. Regeneron covers the cost of any such personal air travel for up to $250,000 in incremental cost (as described below) annually for each of Drs. Schleifer and Yancopoulos. Family members or other guests may accompany our NEOs and directors during Company-provided air business travel, space permitting, so long as they cover any incremental cost related to such guests (other than with respect to the family members of Drs. Schleifer and Yancopoulos as described above). In addition, in limited circumstances personal use of Company-provided air travel by our other NEOs or directors may be permitted if authorized by either co-Chair of the Board and any incremental cost is paid by the lead passenger. Any required reimbursement or other payment of the incremental cost is made to the extent permitted by applicable Federal Aviation Administration rules.

We determine the incremental cost of any Company-provided personal or guest air travel based on the direct variable operating cost. Items included in the calculation include (as applicable) fuel costs; landing, non-home-base hangar or aircraft parking, and ground handling fees; in-flight catering; travel, lodging, and other expenses for flight crew; and other trip-related variable cost, including the use of our fractional jet interests. Because Company-provided air transportation is used primarily for business travel, incremental costs exclude fixed costs that generally do not change based on usage, such as (as applicable) flight crew salaries; aircraft purchase or lease costs; depreciation; insurance costs; certain maintenance fees based on minimum usage; and home-base hangar costs. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the guest (for example, catering), if any, are included in determining the aggregate incremental cost to Regeneron. If any aircraft flies empty before picking up or after dropping off a passenger for personal reasons, this “deadhead” segment would be included in the aggregate incremental cost based on the methodology described above. The amount of disallowed corporate tax deductions attributable to Company-provided personal and guest air travel is not included in the NEO incremental cost calculation.

The security policy also covers other security services consisting of secure car transportation, on-site residential security at the primary residence for each of Drs. Schleifer and Yancopoulos, and 24/7 personal security services for Drs. Schleifer and Yancopoulos. Such services are rendered by third-party providers and/or full-time employees of the Company depending on availability and time of day. The incremental costs of such services are calculated based on the methodology described below and exclude costs that the Company would have incurred in any event, such as the ordinary wages, taxes, and benefits of drivers that are employed full-time by the Company for business travel and the costs of security services provided at the Company’s offices during normal business hours. We generally calculate the incremental costs of such services based on (a) an assumed fuel cost per mile (based on then applicable standard mileage rates published by the Internal Revenue Service) times total miles traveled in connection with secure car transportation for personal travel or security services outside of the office; (b) the amount paid by the Company to the third-party providers of such services or any overtime wages of full-time employees of the Company attributed to such services based on the number of hours expended; and (c) the costs of leasing or renting vehicles dedicated to the provision of such services.

Amounts associated with personal or guest Company-provided air transportation and other security services are imputed as income to the NEOs to the extent required by applicable tax regulations. The NEOs do not receive a tax gross-up from us to cover their personal income tax obligations in respect of any such imputed income.

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The amounts disclosed in the “All other compensation” column of the Summary Compensation Table relating to personal and guest use of Company-provided air transportation and other security services in accordance with our security policy attributable to Drs. Schleifer and Yancopoulos are based on the incremental cost resulting from such transportation/ services as described above.

The Corporate Governance and Compliance Committee monitors business and any personal or guest Company-provided air travel on a periodic basis.

In 2023, we paid filing fees of $400,000 for each of Drs. Schleifer and Yancopoulos relating to Hart-Scott-Rodino (“HSR”) filings, as well as tax reimbursements of $417,160 to each of Drs. Schleifer and Yancopoulos to cover their imputed income associated with the filing fee payments. Each filing (along with the associated filing fee) was triggered under the HSR regulations as a result of their respective then-current and anticipated future total holdings of Regeneron stock exceeding a specified threshold. The Compensation Committee determined it appropriate to pay these amounts because the HSR filing obligations resulted from equity awards granted to Drs. Schleifer and Yancopoulos under the Company’s compensation program and the price appreciation in Regeneron stock acquired by Drs. Schleifer and Yancopoulos over a period of time during which they made substantial contributions toward such appreciation. The Compensation Committee also recognized that Regeneron had required Drs. Schleifer and Yancopoulos (as well as other senior executives) to hold Regeneron stock under the Company’s stock ownership guidelines and encouraged alignment of their interests with those of Regeneron’s shareholders through share ownership. Finally, the Compensation Committee recognized that the Company’s payment of these amounts was consistent with the Company’s past practice with respect to HSR filings required to be filed by Company executives and/or directors.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2023 is given in the applicable footnotes to the Summary Compensation Table included in this proxy statement.

Potential Severance Payments

Except for the 2020 PSU award agreements,5 outstanding equity award agreements for all employees include a “double trigger” provision for the acceleration of vesting of unvested equity awards upon a termination by the Company without cause or by the employee for good reason within two years following a change in control.

Our CEO has an employment agreement that provides for certain severance benefits following termination, including following death or disability, resignation following defined “good reason” events, or termination in connection with a change in control. The other NEOs are covered by a change in control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change in control. In addition, in the case of our CSO, stock option, RSA, and PSU award agreements applicable to his awards provide that he would have a “good reason” for terminating his employment with Regeneron upon or within two years after the occurrence of a change in control if the employment of our CEO has ended due to our CEO’s involuntary termination (as defined in the CEO’s employment agreement). Information regarding applicable payments under this employment agreement and change in control severance plan is provided in the subsection “2023 Executive Compensation Tables—Post-Employment Compensation.”

Our NEOs will forfeit any unvested stock options or RSAs upon the termination of their employment for any reason (including disability or retirement) other than death, except as provided in our employment agreement with our CEO, in our change in control severance plan, and in certain stock option agreements with our CSO. In the event of the death of an employee, any unvested stock options held by such employee become immediately exercisable, and any shares subject to RSAs/RSUs will become fully vested. In the case of the 2020 PSU awards to our CEO and CSO, upon a termination of employment due to death or disability, the PSU award will remain outstanding, and any vesting of the PSUs will be determined following the completion of the applicable performance period. For information regarding the value of accelerated stock options, RSAs, and PSUs held by our CEO and other NEOs (as applicable) as of December 31, 2023, see the subsection “2023 Executive Compensation Tables—Post-Employment Compensation” under “Value of Accelerated PSUs” in the table entitled “Potential Severance Payments under Dr. Schleifer’s Employment Agreement” (for our CEO) and under “Value of Accelerated Stock Options/RSAs/PSUs” in the table entitled “Potential Payments under Change in Control Severance Plan” (for other NEOs).

[5]	In the case of these PSUs (granted to our CEO and CSO), if there is a change in control, earnout is measured as of the date of the change in control (using the applicable transaction price as the ending stock price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately.

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Except as provided below, when employees retire, they forfeit all unvested stock options, RSAs, and PSUs, including the PSUs granted to our CEO and CSO in 2020. An employee considered “retirement eligible” upon separation under our employee policies as in effect from time to time has the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement. In addition, in the case of stock option award agreements with our CEO (as provided in his employment agreement) and our CSO, awards thereunder will continue to vest in accordance with the terms of the applicable award agreement so long as they are “retirement eligible” upon separation.

The award agreements for the 2020 PSU awards to our CEO and CSO provide that if the recipient’s employment with the Company is terminated without Cause or the recipient leaves his employment with the Company for a Good Reason (each as defined in or incorporated by reference into the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the award agreement), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to a mandatory deferral and holding period of three years after vesting. In this circumstance, PSUs not earned as of such termination date have 12 additional months to be earned and, to the extent earned, will vest on the fifth anniversary of the grant date or the first anniversary of the termination, whichever comes first (with the holding period beginning upon such vesting). Unearned PSUs are forfeited at the end of the 12 months. See the table entitled “Potential Severance Payments under Dr. Schleifer’s Employment Agreement” in the subsection “2023 Executive Compensation Tables—Post-Employment Compensation” for the value of accelerated 2020 PSU awards to our CEO under such a termination scenario as of December 31, 2023 (which value would be the same in respect of the 2020 PSU awards to our CSO under a corresponding termination scenario).

The change-in-control severance benefits provided to our NEOs are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. These severance benefits were established following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

We have no pension, deferred compensation, or retirement plans applicable to our NEOs, other than our 401(k) Savings Plan described above.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, Dr. Schleifer, and the ratio of these two amounts.

We have determined the total compensation of our median employee (based on the 2023 annual total compensation of our employees, excluding Dr. Schleifer) to be $165,843. The total 2023 compensation of Dr. Schleifer, as reported in the Summary Compensation Table above, was $8,184,338. Accordingly, the ratio of the 2023 annual total compensation of Dr. Schleifer to the median of the 2023 annual total compensation of our employees was approximately 49 to 1.6

For 2023, we identified the median employee as of December 31, 2023 by (i) aggregating for each applicable employee (a) annual base salary for salaried employees (or wages plus overtime, based on annual work schedule, for permanent hourly employees), (b) the target annual cash incentive, and (c) the grant date fair value of any equity awards granted during 2023, and (ii) ranking this compensation measure from lowest to highest. This calculation was performed for all employees, excluding Dr. Schleifer, whether employed on a full-time, part-time, or seasonal basis. For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable 2023 average exchange rate.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

[6]	This ratio would have been approximately 206 to 1 if the five-year, front-loaded PSU award granted to Dr. Schleifer in 2020 in lieu of five years of annual equity awards (i.e., until the Company’s regular year-end grant cycle in December 2025) were annualized over such five-year period.

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Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the following table and accompanying footnotes and discussion provide certain information regarding executive compensation and measures of Company performance for the years presented. Except where expressly stated, the information presented below was not considered by the Compensation Committee in structuring our executive compensation program for the years presented, and the reader should instead refer to the section “Compensation Discussion and Analysis” for a description of the philosophy, objectives, and structure of our pay program.

A	B	C	D	E	F	G	H	I
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)[1]	Compensation “Actually Paid” to PEO ($)[1,2,3]	Average Summary Compensation Table Total for Non-PEO NEOs ($)[1]	Average Compensation “Actually Paid” to Non-PEO NEOs ($)[1,2,3]	TSR ($)	Peer Group TSR ($)[4]	Net Income ($)	Stock Price ($)[5]
2023	8,184,338	141,071,193	6,713,442	46,896,425	233.91	159.01	3,953,600,000	878.29
2022	7,004,069	98,786,583	8,061,639	32,174,465	192.15	153.08	4,338,400,000	721.49
2021	6,470,514	123,744,652	7,548,928	40,168,860	168.19	137.47	8,075,300,000	631.52
2020	135,350,121	153,035,522	40,058,597	48,557,559	128.66	110.52	3,513,200,000	483.11

[1]	Leonard S. Schleifer, M.D., Ph.D. was our principal executive officer (“PEO”) for each year presented. George D. Yancopoulos, M.D., Ph.D., Robert E. Landry, Daniel P. Van Plew, and Andrew J. Murphy, Ph.D. comprise the non-PEO named executive officers (“Non-PEO NEOs”) for 2020 and 2023; and each of these individuals plus Joseph J. LaRosa and Marion McCourt comprise the Non-PEO NEOs for 2021 and 2022, respectively.

[2]	The amounts shown for “Compensation “Actually Paid”” have been calculated in accordance with Item 402(v) of Regulation S K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect total compensation as reported in the Summary Compensation Table with certain adjustments as described in footnote 3 below.
[3]	“Compensation “Actually Paid”” reflects the exclusions and inclusions of equity awards for the PEO and the Non-PEO NEOs as set forth below and calculated in accordance with FASB ASC Topic 718 using the valuation methodologies and assumptions set forth in the calculation of the grant date fair value of these awards as disclosed in the Company’s audited financial statements for the fiscal year in which the equity awards were granted.
The “Exclusion of Stock Awards and Option Awards from Summary Compensation Table” columns in the tables below reflect the aggregate amounts reported in the Summary Compensation Table for the applicable year in the “Stock Awards” and “Option Awards” columns.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards from Summary Compensation Table for PEO ($)	Inclusion of Item 402(v) Equity Award Values for PEO ($)	Compensation “Actually Paid” to PEO ($)
2023	8,184,338	0	132,886,855	141,071,193

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Stock Awards and Option Awards from Summary Compensation Table for Non-PEO NEOs ($)	Inclusion of Item 402(v) Equity Award Values for Non-PEO NEOs ($)	Average Compensation “Actually Paid” to Non-PEO NEOs ($)
2023	6,713,442	(3,374,461)	43,557,444	46,896,425

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The “Inclusion of Item 402(v) Equity Award Values” columns in the tables above are derived from the dollar values set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	0	126,245,090	0	6,641,765	0	0	132,886,855

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non- PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	3,521,007	34,981,296	0	5,055,141	0	0	43,557,444

[4]	The Peer Group TSR shown in this table utilizes the NASDAQ US Benchmark Pharmaceuticals Total Return Index (“NQ US Pharma Index”), which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Reports on Form 10-K for the years reflected in the table above. The comparison assumes $100 was invested for the period starting December 31, 2019 through December 31 of the applicable fiscal year in each of the Company’s common stock and the NQ US Pharma Index. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies included in the NQ US Pharma Index. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

[5]	Pursuant to Item 402(v) of Regulation S-K, we determined our stock price to be the most important financial performance measure used to link Company performance to Compensation “Actually Paid” to our PEO and other NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important such measure in future years.

Description of Relationship Between NEO Compensation “Actually Paid” and Company Total Shareholder Return

The following chart sets forth the relationship between Compensation “Actually Paid” to our PEO, the average of Compensation “Actually Paid” to our Non-PEO NEOs, each as set forth in the Table above, and the Company’s cumulative TSR over the four-year period from 2020 through 2023.

PEO and Average Non-PEO NEO Compensation “Actually Paid” Versus Regeneron TSR, 2020-2023

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Description of Relationship Between NEO Compensation “Actually Paid” and Net Income

The following chart sets forth the relationship between Compensation “Actually Paid” to our PEO, the average of Compensation “Actually Paid” to our Non-PEO NEOs, and our net income during years 2020 through 2023, each as set forth in the table above.

PEO and Average NEO Compensation “Actually Paid” Versus Regeneron Net Income, 2020-2023

Description of Relationship Between NEO Compensation “Actually Paid” and Stock Price

The following chart sets forth the relationship between Compensation “Actually Paid” to our PEO, the average of Compensation “Actually Paid” to our Non-PEO NEOs, and the closing price of our common stock on the last trading day of years 2020 through 2023, each as set forth in the table above.

PEO and Average Non-PEO NEO Compensation “Actually Paid” Versus Regeneron Stock Price, 2020-2023

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Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the four-year period from 2020 through 2023 to that of the NQ US Pharma Index over the same time period.

Comparison of Regeneron Cumulative TSR to the NQ US Pharma Total Return Index, 2020-2023

2023 Tabular List of Most Important Financial and Non-Financial Performance Measures

The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation “Actually Paid” to our PEO and our Non-PEO NEOs in 2023 to Company performance. The measures in this table are not ranked.

Stock Price	Regulatory submissions for new products or indications
TSR	Positive data readouts
Non-GAAP diluted EPS	New Investigational New Drug Applications
Approvals of new products or indications

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Equity Compensation Information

Corporate Governance Aspects of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan

The Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (referred to in this subsection as the “Plan”) is the only plan currently used by the Company to grant equity awards. The Plan was approved by shareholders and is designed to promote best practices by reinforcing the alignment between equity compensation arrangements for employees and non-employee directors and the interests of shareholders. The provisions that promote such best practices include:

Provision	Description
No Discounted Stock Options or Stock Appreciation Rights	Stock options and stock appreciation rights are not granted with an exercise or base price less than the fair market value of common stock (as defined in the Plan) on the date of grant.
No Stock Option or Stock Appreciation Right Re-pricing or Exchange	Except for equitable adjustments in connection with specific corporate transactions (such as stock splits, recapitalizations, reorganizations, mergers, consolidations, and similar transactions), the Plan does not permit a decrease in the exercise price or base price of a stock option or stock appreciation right granted under the Plan through settlement, cancellation, forfeiture, exchange, surrender, or otherwise below the fair market value of common stock (as defined in the Plan) on the date of grant.
Recoupment (Clawback) Policy	Awards granted to our officers and other specified employees under the Plan are subject to recoupment or reduction in accordance with the terms of our policy regarding recoupment or reduction of incentive compensation (sometimes referred to as our “clawback policy”). This clawback policy was supplemented in 2023 (as required by amended listing standards of the Nasdaq Stock Market LLC) to provide for recovery of incentive-based compensation of specified officers in the event an accounting restatement renders such compensation erroneously received.
Independent Administration	The Plan is administered by the Compensation Committee, which is intended to be comprised solely of non-employee directors each of whom meets the additional independence criteria applicable to compensation committee members under the listing standards of the Nasdaq Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Exchange Act.
No “Evergreen” Provision	The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance thereunder can be automatically replenished.
No Tax Gross-ups	The Plan does not provide for any tax gross-ups.

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Key Equity Metrics

The following table summarizes some key metrics relating to the equity component of our compensation program. When evaluating the information below, it is important to keep in mind the 47% increase in the number of our employees over the 2021 – 2023 period and our all-employee equity award strategy encompassing initial equity grants to all new hires as well as a comprehensive annual equity program covering all levels of employees. See “Compensation Discussion and Analysis – Compensation Program Overview — 2023 Compensation Highlights” for more information on our burn rate (which in 2023 was at the lowest level in more than a decade) and headcount growth.

	2023	2022	2021
Unadjusted Burn Rate[1]	2.69%	2.71%	3.14%
Adjusted Burn Rate[1]	4.45%	4.00%	4.53%
Overhang[2]	23.38%	25.01%	26.92%
Dilution[3]	14.45%	15.63%	16.71%
[1]	Calculated by dividing (a) the sum of the number of shares subject to (i) stock options, RSAs, and RSUs granted during the year and (ii) PSUs earned during the year (if any), by (b) the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. For “Adjusted Burn Rate,” a multiplier of 2.5 is applied to RSAs, RSUs, and PSUs.
[2]	Calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year and (ii) the number of shares available for future grants under the Plan at the end of the year, by (b) the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year, (ii) the shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year, and (iii) the number of shares available for future grants under the Plan at the end of the year.
[3]	Calculated by dividing the number of shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year by the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year.

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Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2023.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders[1]	15,941,146[3] shares of common stock	534.13[4]	14,569,917 shares of common stock[5]
Equity compensation plans not approved by security holders[2]	—	—	44,246 shares of Class A stock
Total	15,941,146 shares of common stock	534.13	14,614,163 shares of common stock and Class A stock
[1]	The equity compensation plans approved by the security holders are the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan; the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; and the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan is the only plan currently used by the Company to grant equity awards.
[2]	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan. It was adopted in 1989 and provides for the Compensation Committee of the board of directors to award employees, directors, consultants, and other individuals who render service to the Company the right to purchase Class A stock at a price set by the Compensation Committee. The Plan provides for the vesting of shares as determined by the Compensation Committee; should the Company’s relationship with a Plan participant terminate before all shares are vested, unvested shares will be repurchased by the Company at a price per share equal to the original amount paid by the Plan participant. As of December 31, 2023, there were no unvested shares and 44,246 shares of Class A stock available for future grants under the Plan.
[3]	This amount consists of (i) 14,242,505 shares to be issued upon exercise of outstanding options, (ii) 258,101 shares to be issued upon vesting of outstanding RSUs, and (iii) 1,440,540 shares to be issued upon vesting of outstanding PSUs (assuming, in the case of PSUs, maximum payouts earned).
[4]	The calculation of the weighted-average exercise price does not include the 258,101 shares to be issued upon vesting of RSUs or the 1,440,540 shares to be issued upon vesting of PSUs (assuming, in the case of PSUs, maximum payouts earned), as RSUs and PSUs do not have an exercise price.
[5]	This amount is net of 2,174,498 outstanding RSAs. As these shares are considered issued and outstanding upon grant, they are not included in the amounts reported in column A.

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Proposal No. 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (Say-on-Pay)

The Board of Directors Unanimously Recommends a Vote, on an Advisory Basis, FOR Approval of the Compensation of Our Named Executive Officers as Disclosed in This Proxy Statement.

As required by Section 14A of the Exchange Act, we are seeking, on an advisory basis, shareholder approval of the compensation of our NEOs as disclosed above (“say-on-pay” proposal). Specifically, shareholders are being asked to approve the following advisory resolution:

RESOLVED, that the shareholders of Regeneron Pharmaceuticals, Inc. hereby approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement relating to the Company’s 2024 Annual Meeting (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the related compensation information contained in the Proxy Statement).

In determining to recommend that shareholders approve the say-on-pay proposal, the board of directors considered, among other factors discussed under “Compensation Discussion and Analysis” above, that the Company had achieved its corporate goals in 2023. Information regarding compensation of the relevant NEOs for 2023 is provided in the Summary Compensation Table included in this proxy statement.

The board of directors unanimously recommends a vote FOR approval of the compensation of our Named Executive Officers as disclosed in this proxy statement. As an advisory vote, this proposal is non-binding on the Company. However, the board of directors and the Compensation Committee value your opinion and will review and consider the voting results in connection with their ongoing evaluation of our compensation program.

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Proposal No. 4

Non-Binding Shareholder Proposal Requesting Simple Majority Voting Requirements

The Board of Directors Unanimously Recommends a Vote AGAINST the Shareholder Proposal.

The following shareholder proposal has been submitted to the Company for action at the 2024 Annual Meeting by John Chevedden, a shareholder representing that he beneficially owns 10 shares of the Company’s common stock. The Company is not responsible for any inaccuracies this shareholder proposal may contain. As explained below, the board of directors unanimously recommends a vote AGAINST this proposal. The text of the proposal follows:

Proposal No. 4 — Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Regeneron Pharmaceuticals had not initiated this proposal topic on its own.

Please vote yes:

Simple Majority Vote — Proposal No. 4

Management’s Statement in Opposition

We believe that the change in voting requirements requested by the proposal is unnecessary and against the interests of our company and shareholders. After careful consideration, the board of directors unanimously recommends that shareholders vote AGAINST this shareholder proposal. The reasons for the board’s recommendation include the following:

•	The Company has limited supermajority voting requirements, which are narrowly tailored to protect shareholder interests.

•	Regeneron’s Certificate of Incorporation (the “Certificate”) includes only two limited provisions that require a supermajority vote of shareholders: (1) provisions relating to mandatory conversion of Class A stock to common stock upon a transfer may not be amended without the affirmative vote of holders of the majority of shares of Class

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A stock and holders of two-thirds of the shares of common stock, each voting separately as a class; and (2) directors may be removed only for cause and by an affirmative vote of at least 80% of the outstanding shares of all classes of capital stock entitled to vote in the election of directors.

•	New York law permits companies to adopt supermajority voting requirements, and a number of publicly traded companies have adopted these provisions. These provisions of the Certificate are designed to preserve and maximize long-term value for all shareholders, as supermajority voting requirements on a narrow set of fundamental corporate matters help to protect shareholders against self-interested and potentially abusive actions proposed by one or a few large shareholders who may seek to advance their interests over the interests of the Company’s shareholders generally.

•	Our current governance structure provides and promotes effective board oversight.

•	Our board (which is comprised substantially of independent directors) is committed to effective corporate governance and accountability, and has adopted a wide range of practices that promote effective board oversight and address the proposal’s concerns regarding potential management and board entrenchment. These include:

•	the board is comprised of highly qualified directors who have demonstrated business acumen and an ability to exercise sound judgment;
•	the Corporate Governance and Compliance Committee’s (the “Committee”) board refreshment philosophy prioritizes skills that it considers important and desirable based on Regeneron’s current needs and business priorities, while recognizing that our directors must have predominantly science-based backgrounds to effectively provide robust, independent oversight of management;
•	pursuant to this board refreshment philosophy, Regeneron has added three new directors over the past two years;
•	the Committee oversees a formal annual board and committee self-evaluation, designed to ensure effective performance and to identify opportunities for improvement;
•	the board and management annually seek to engage with shareholders in direct one-on-one discussions collectively representing in excess of 50% of the shares of common stock outstanding (excluding shares held by our directors and executive officers);
•	directors are elected by a majority of the votes cast in uncontested elections; and
•	Regeneron’s shareholders have the right to call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.
•	Consistent with its current practice, the board will continue to evaluate the future implementation of appropriate corporate governance changes. However, for the reasons described above, the board does not believe it is in the best interests of Regeneron or our shareholders to implement the proposal.

The board of directors unanimously recommends a vote AGAINST this shareholder proposal.

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General Information about the Meeting and Other Matters

When is the Annual Meeting?

June 14, 2024

What time is the Annual Meeting?

10:30 a.m., ET

Where is the Annual Meeting?

The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/REGN2024. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.

How can I attend the meeting?

Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/ REGN2024. To vote or submit questions during the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received.

Can I vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 16, 2024, are entitled to vote at the Annual Meeting. As of April 16, 2024, 108,367,357 shares of common stock and 1,818,146 shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share. To vote your shares, you will need the 16-digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received.

What is on the agenda for the meeting?

1	Election of four Class III directors for a three-year term and one Class II director for a two-year term

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024

3	Advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay)

4	Non-binding shareholder proposal requesting simple majority voting requirements, if properly presented

Can I ask a question at the Annual Meeting?

Shareholders who use the 16-digit control number that was furnished to them (either on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received) to log on to the meeting will be able to submit questions during the meeting, as time permits. If you wish to submit a question during the Annual Meeting, log on to the virtual meeting website using the 16-digit control number, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be arranged by topic and substantially similar questions may be answered once. If we run out of time to answer all of the questions submitted, we will provide responses to the questions not addressed on our website at www.regeneron.com on the “Investors & Media” page.

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Will the Annual Meeting be available for replay?

A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at www.virtualshareholdermeeting.com/REGN2024. The replay will be available for one year.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

The “Notice and Access” rules of the SEC permit us to furnish proxy materials, including this proxy statement and our 2023 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders received the Notice and will not receive printed copies of the proxy materials unless they request them. This method reduces the environmental impact of the Annual Meeting. The Notice will be mailed beginning on or about April 25, 2024. The Notice includes instructions on how you may access and review all of our proxy materials and the 2023 Annual Report via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by voting at the meeting.

Why did I receive the Notice?

We sent you the Notice regarding this proxy statement because Regeneron’s board of directors is asking (technically called soliciting) holders of common stock and Class A stock to provide proxies to be voted at our 2024 Annual Meeting of Shareholders or at any adjournment(s) or postponement(s) of the meeting.

How are proxies voted?

If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed. If you submit a proxy, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted in the manner recommended by the board of directors. The board of directors knows of no matter, other than those indicated above under “What is on the agenda for the meeting?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named and designated as proxies will vote your shares in their discretion.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to receive proxy materials by e-mail will not receive the Notice in the mail. Instead, these shareholders should have received an e-mail with links to the proxy materials and the proxy voting website. Shareholders who have previously asked to receive paper copies of the proxy materials and shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan or the Regeneron Ireland Share Participation Plan will receive paper copies of the proxy materials.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

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How can I vote my shares without attending the Annual Meeting?

We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting via the Internet. If you are a shareholder of record, there are three ways to vote by proxy:

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com. You will need the 16-digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received. You may vote via the Internet through 11:59 p.m., Eastern Time, on June 13, 2024.

Via telephone. You may vote by proxy via telephone by calling the toll-free number found on the proxy card or the voting instruction form. You will need the 16-digit control number included on the proxy card or voting instruction form. You may vote via telephone through 11:59 p.m., Eastern Time, on June 13, 2024.

By mail. If you received printed copies of the proxy materials, you may vote by proxy by completing the proxy card or voting instruction form and returning it in the envelope provided.

How can I attend and vote at the Annual Meeting?

You may attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/REGN2024. Shareholders who use the 16-digit control number that was furnished to them (either on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received) to log on to the meeting will be able to vote during the meeting.

What if during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/REGN2024.

If I am a Regeneron employee or former employee, how do I vote shares in the Company Stock Fund in my 401(k) account or in the Regeneron Ireland Share Participation Plan?

If you participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Fidelity Management Trust Company, the plan’s trustee, (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 11, 2024, (2) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 11, 2024, or (3) by returning your completed proxy card by mail. The trustee will vote your shares in accordance with your instructions. If you do not provide timely voting instructions to the trustee, the trustee will vote your shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan.

If you participate and hold shares of common stock in the Regeneron Ireland Share Participation Plan, you may provide voting instructions to Mercer Ireland Limited, who administers the Plan on behalf of Irish Pensions Trust Limited, the trustees of the Plan. You will receive a voting instruction form by mail sent directly to your home address, which you should complete, sign, and return to Mercer by mail using the enclosed pre-paid envelope or as an e-mail attachment in accordance with the instructions provided by Mercer.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised by voting again electronically through the Internet or by telephone, by mailing a new proxy card or voting instruction form, or by attending the Annual Meeting (via the Internet) and voting. If you are a record holder, you may also revoke your proxy by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you vote at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted.

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Who solicits proxies and bears the cost of solicitation?

Solicitation of proxies may be made by mail, in person, or by telephone by officers, directors, and other employees of the Company and by employees of the Company’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), and employees of Broadridge Financial Solutions, Inc. (“Broadridge”). We will reimburse Equiniti, Broadridge, and our banks, brokers, and other custodians, nominees, and fiduciaries for their respective reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $25,000 and the reimbursement of customary disbursements and expenses. We will bear all costs of the solicitation of proxies.

What are the board’s recommendations?

The board of directors recommends that you vote:

FOR election of each of the four nominated Class III directors and one nominated Class II director (Proposal No. 1);
FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 (Proposal No. 2);
FOR approval of the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay) (Proposal No. 3); and
AGAINST approval of a non-binding shareholder proposal (Proposal No. 4).

What vote is required to approve each proposal?

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Annual Meeting:

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*	Broker Discretionary Voting Allowed?+
Proposal No. 1: Election of Directors	Majority of the votes cast. In accordance with our director resignation policy, an incumbent director who fails to receive the required number of votes in an uncontested election will be required to tender his or her resignation to either co-Chair of the board of directors for consideration by the Corporate Governance and Compliance Committee.	No effect – not considered votes cast on this proposal	No – brokers without voting instructions will not be able to vote on this proposal
Proposal No. 2: Ratification of the Appointment of PricewaterhouseCoopers LLP	Majority of the votes cast	No effect – not considered votes cast on this proposal	Yes – brokers without voting instructions will have discretionary authority to vote
Proposal No. 3: Say-on-Pay	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the votes cast	No effect – not considered votes cast on this proposal	No – brokers without voting instructions will not be able to vote on this proposal
Proposal No. 4: Non-Binding Shareholder Proposal	Non-binding proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the votes cast	No effect – not considered votes cast on this proposal	No – brokers without voting instructions will not be able to vote on this proposal
*	As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
+	Only relevant if you are the beneficial owner of shares held in “street name.” If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

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If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting.

When are shareholder proposals and nominations due for the 2025 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2025 Annual Meeting of Shareholders and have the proposal included in our proxy statement must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707 by December 26, 2024, and must satisfy the other conditions established by the SEC.

Under our By-Laws, proposals of shareholders (other than proposals to be included in our proxy statement) and nominations of directors for election at the 2025 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal or nomination to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days’ notice or public disclosure of the date of the 2025 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2025 Annual Meeting is held on June 13, 2025 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2025 Annual Meeting is given or made to shareholders, notice of such proposals or nominations would need to be given no earlier than March 15, 2025 and no later than April 14, 2025. In addition to satisfying the requirements under our By-Laws relating to nominations of directors, including the deadline for written notice, to comply with the SEC’s “universal proxy rules,” shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting in compliance with Rule 14a-19 under the Exchange Act must provide written notice containing the information required by Rule 14a-19 to our Corporate Secretary at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707 no later than April 15, 2025.

What happens if multiple shareholders share an address?

Applicable rules permit brokerage firms and the Company to send one Notice (or one annual report, proxy statement, and Notice in the case of shareholders who have elected to receive paper copies of our proxy materials) to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one copy of the applicable proxy materials to multiple shareholders sharing the same address. If you wish to receive separate copies of the proxy statement for the 2024 Annual Meeting, the 2023 Annual Report, or the Notice, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, or by calling us at 914-847-7000, and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

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How can you receive a printed copy of the Company’s 2023 Annual Report?

Interested shareholders may obtain without charge a copy of our 2023 Annual Report (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2023, required to be filed with the SEC, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 847-7000.

How do you elect to receive future proxy materials electronically?

If you previously requested to receive proxy materials through the mail, or by means of an e-mail with links to the proxy materials and the proxy voting website, your election will remain in effect until you revoke it. Shareholders currently receiving paper copies of our proxy materials, and shareholders who received a paper copy of the Notice, may instead elect to receive all future proxy materials electronically through an e-mail with a link to these documents on the Internet. Receiving these documents online conserves resources, saves the Company the cost of producing and mailing documents to your home or business, and gives you an automatic link to the proxy voting site.

If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

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Appendix A

Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

This proxy statement includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (where applicable, together with its subsidiaries, “Regeneron” or the “Company”), and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others:

•	the nature, timing, and possible success and therapeutic applications of products marketed or otherwise commercialized by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Products”) and product candidates being developed by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Product Candidates”) and research and clinical programs now underway or planned, including without limitation those discussed or referenced in this proxy statement, Regeneron’s and its collaborators’ earlier-stage programs, and the use of human genetics in Regeneron’s research programs;
•	the likelihood and timing of achieving any of Regeneron’s anticipated development and production milestones;
•	safety issues resulting from the administration of Regeneron’s Products and Regeneron’s Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s Products and Regeneron’s Product Candidates in clinical trials;
•	the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron’s Product Candidates and new indications for Regeneron’s Products, including without limitation those discussed or referenced in this proxy statement;
•	the extent to which the results from the research and development programs conducted by Regeneron and/or its collaborators may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval;
•	ongoing regulatory obligations and oversight impacting Regeneron’s Products, research and clinical programs, and business, including those relating to patient privacy;
•	determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron’s ability to continue to develop or commercialize Regeneron’s Products and Regeneron’s Product Candidates;
•	competing drugs and product candidates that may be superior to, or more effective than, Regeneron’s Products and Regeneron’s Product Candidates;
•	uncertainty of the utilization, market acceptance, and commercial success of Regeneron’s Products and Regeneron’s Product Candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary) or recommendations and guidelines from governmental authorities and other third parties on the commercial success of Regeneron’s Products and Regeneron’s Product Candidates;
•	the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates;
•	the ability of Regeneron’s collaborators, licensees, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s Products and Regeneron’s Product Candidates;
•	the availability and extent of reimbursement of Regeneron’s Products from third-party payors, including private payor healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid;
•	coverage and reimbursement determinations by such payors and new policies and procedures adopted by such payors;
•	unanticipated expenses;
•	the costs of developing, producing, and selling products;
•	the ability of Regeneron to meet any of its financial projections or guidance, and changes to the assumptions underlying those projections or guidance;

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•	the potential for any license or collaboration agreement, including Regeneron’s agreements with Sanofi and Bayer (or their respective affiliated companies, as applicable) to be cancelled or terminated;
•	the impact of public health outbreaks, epidemics, or pandemics (such as the COVID-19 pandemic) on Regeneron’s business; and
•	risks associated with intellectual property of other parties and pending or future litigation relating thereto (including without limitation the patent litigation and other related proceedings relating to EYLEA), other litigation and other proceedings and government investigations relating to the Company and/or its operations, the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on Regeneron’s business, prospects, operating results, and financial condition.

A more complete description of these and other material risks can be found in Regeneron’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2023, including in the section thereof captioned “Item 1A. Risk Factors.” Any forward-looking statements are made based on management’s current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise.

This proxy statement uses non-GAAP net income, non-GAAP net income per share, and total revenues excluding RonapreveTM, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the estimated income tax effect of reconciling items. The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company’s control (such as the Company’s stock price on the dates share-based grants are issued) or items that are not associated with normal, recurring operations (such as changes in applicable laws and regulations). Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company’s core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company’s non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company’s historical GAAP to non-GAAP results is included below.

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Reconciliation of GAAP to Non-GAAP Financial Information (Unaudited)

(In millions, except per share data)

Year Ended December 31,
2023
GAAP R&D	$4,439.0
Stock-based compensation expense	488.7
Acquisition and integration costs	31.3
Non-GAAP R&D	$3,919.0
GAAP SG&A	$2,631.3
Stock-based compensation expense	307.1
Acquisition and integration costs	91.8
Non-GAAP SG&A	$2,232.4
GAAP COGS	$932.1
Stock-based compensation expense	89.2
Acquisition and integration costs	2.3
Intangible asset amortization expense	80.9
Charges related to REGEN-COV	(10.0)
Non-GAAP COGS	$769.7
GAAP other income (expense), net	$152.2
(Gains) losses on investments, net	266.4
Non-GAAP other income (expense), net	$418.6
GAAP net income	$3,953.6
Total of GAAP to non-GAAP reconciling items above	1,347.7
Income tax effect of GAAP to non-GAAP reconciling items	(256.8)
Non-GAAP net income	$5,044.5
Non-GAAP net income per share - basic	$47.28
Non-GAAP net income per share - diluted	$43.79
Shares used in calculating:
GAAP net income per share - basic	106.7
GAAP net income per share - diluted	113.7
Non-GAAP net income per share - basic	106.7
Non-GAAP net income per share - diluted	115.2

	Year Ended December 31,
	2023	2022
Revenue reconciliation:
Total revenues	$13,117.2	$12,172.9
Global gross profit payment from Roche in connection with sales of Ronapreve	224.3	627.3
Other	(13.3)	—
Total revenues excluding Ronapreve	$12,906.2	$11,545.6

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Appendix B

Supplemental Information Regarding Outstanding Performance Restricted Stock Unit Awards

This Appendix B provides an update on the performance restricted stock units (“PSUs”) granted to our CEO and CSO in December 2020. Consistent with the board’s commitment to grant no additional equity awards to our CEO or CSO until the Company’s regular year-end grant cycle in December 2025, the Compensation Committee granted no equity awards to our CEO or CSO in 2023 or the prior two years. As a number of investors expressed an interest in receiving an update on performance as it relates to these PSUs, we are supplementally providing the information below.

The PSUs have a primary performance period of five years from the December 2020 grant date. Between 50% and 250% of the target number of PSUs granted to each recipient (248,108 PSUs) may be earned and become eligible to vest in December 2025 (subject to continued service) upon achievement of absolute total shareholder return (“TSR”) goals that were derived from compound five-year annual growth rates (“CAGR”) of 5.6% (threshold) to 19.2% (maximum), as set forth in the schedule below. To the extent any earned PSUs vest in December 2025, they will remain (on an after-tax basis) subject to an additional three-year deferral and holding period until December 2028.

Performance Level	Absolute TSR Goal[1]	TSR CAGR	Price Target[2]	Payout[3]
Maximum	+140.4%	+19.2%	$1,150	250%
As of December 31, 2023, 128.27% of the target number of the 2020 PSUs granted to each recipient (248,108 PSUs), or 318,248 PSUs, had been earned based on the average closing price of the Company’s common stock over the preceding 20 consecutive trading days ($851.06) and are eligible to vest in December 2025, following which they will remain subject to a three-year deferral and holding period until December 2028.

	+125.6%	+17.7%	$1,079	225%
	+112.4%	+16.3%	$1,016	200%
	+99.9%	+14.9%	$956	175%
	+87.7%	+13.4%	$898	150%
	+76.5%	+12.0%	$844	125%
Target	+65.6%	+10.6%	$792	100%
	+47.6%	+8.1%	$706	75%
Threshold	+31.3%	+5.6%	$628	50%
[1]	Starting from $478.30 (the most recent closing price of the Company’s common stock at the time of grant) (the “Initial Share Price”); to be adjusted for any dividends or other shareholder distributions paid during the performance period.
[2]	Determined by applying the five-year TSR CAGR goals to the Initial Share Price; to be adjusted for any dividends or other shareholder distributions paid out during the performance period.
[3]	Payouts are expressed as a percentage of the target number of PSUs awarded to each recipient. Payouts for performance between the levels set forth in this table are determined by interpolation.

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REGENERON

777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591-6707

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REGENERON PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591-6707
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 11, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/REGN2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 13, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 11, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44756-P04717-Z86869

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. N. Anthony Coles, M.D.	☐	☐	☐
1b. Kathryn Guarini, Ph.D.	☐	☐	☐
1c. Arthur F. Ryan	☐	☐	☐
1d. David P. Schenkein, M.D.	☐	☐	☐
1e. George L. Sing	☐	☐	☐
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Proposal to approve, on an advisory basis, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Non-binding shareholder proposal requesting simple majority voting requirements, if properly presented.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V44757-P04717-Z86869

REGENERON PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
June 14, 2024 10:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Leonard S. Schleifer, M.D., Ph.D. and Joseph J. LaRosa, and each of them individually, as lawful proxies, each with full power of substitution, to represent the undersigned, with all powers that the undersigned would possess if personally present, and to vote, as indicated on the reverse side of this card, all of the shares of Common Stock and Class A Stock of REGENERON PHARMACEUTICALS, INC. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 14, 2024 live via webcast at www.virtualshareholdermeeting.com/REGN2024 or at any adjourned or postponed session thereof. This proxy revokes all prior proxies given by the undersigned.

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

Continued and to be signed on reverse side